Exhibit 4.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of November 7, 2018, is by and among LightInTheBox Holding Co., Ltd., an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands (“Purchaser”), Conner Growth Holding Limited (“Holdco1”), ITelite Holding Limited (“Holdco2”), Yuling Holding Limited (“Holdco3”), MyFrank Holding Limited (“Holdco4”), Beathena Holding Limited (“Holdco5”), EZbuy Talents Holding Limited (“Holdco6”), IDG CHINA VENTURE CAPITAL FUND IV L.P. (“IDG Capital”), IDG CHINA IV INVESTORS L.P. (“IDG Investors”), CGC 65 SERVICE LIMITED (“CGC”), FRASER HOLDINGS GROUP LIMITED (“Fraser”), Ventech China III SICAR (“Ventech”), Sky 9 Capital Fund III, L.P. (“Sky9”), Ventec PCC Limited (“Ventec”), Kenneth Vai-Kun Miu and Lynn Yokelin Miu, as Trustees of the Miu Family Trust, dated March 31, 2012 (together with Holdco1, Holdco2, Holdco3, Holdco4, Holdco5, Holdco6, IDG Capital, IDG Investors, CGC, Fraser, Ventech, Sky9, Ventec, , collectively “Sellers”, and each, a “Seller”), He Jian, a Chinese citizen (PRC residential ID number: 430181198007297370), Ke Zicong (PRC residential ID number: 350221198107282511), Xue Bin (Singapore Passport Number: E2780062K), Qiao Lizhi (Singapore Passport Number: E3634962H), Liu Wenyu (Singapore Passport Number: E4819319D) (together with He Jian, Ke Zicong, Xue Bin, Qiao Lizhi, collectively, “Founder Parties”, and each, a “Founder” or “Founder Party”), Ezbuy Holding Co., Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Company”). Each of the foregoing Persons is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS:

(A)                               As at the date hereof, the Sellers own 37,500,000 ordinary shares, 12,500,000 series A preferred shares, 10,000,000 series B preferred shares, 4,387,097 Series B-1 preferred shares and 1,287,742 series B-2 preferred shares of Company, together representing 100% of the total issued share capital of Company (collectively, the “Issued Shares”). As at the date hereof, the Holdco1, IDG Capital, IDG Investors, CGC, Fraser, Sky9, and Ventech own convertible promissory notes of the Company,  amounting to US$3,000,000, which will be converted into 2,558,855 series CB preferred shares of the Company, effective upon the Closing (the “Series CB Preferred Shares”, together with the Issued Shares, the “Sale Shares”). The Sale Shares held by each Seller are as set forth in Exhibit A-1 attached hereto.

(B)                               Each Seller has agreed to sell, and Purchaser has agreed to purchase, all of the Sale Shares in accordance with the terms and conditions of this Agreement, for the purpose of Purchaser acquiring one hundred percent (100%) of ownership and control of the Group Companies (defined below) and the Company Affiliates (defined below) without any encumbrance, lien, or any other third-party rights in any form, including but not limited to any special or preferred shareholder rights arising out of any prior agreements between any Seller and the Group Companies or Company Affiliates.

(C)                               Subsequent to the transaction contemplated hereby, Purchaser’s designated affiliates may purchase any or all affiliates controlled or owned by the Group Companies at nominal prices, i.e. the lowest purchase price permitted under applicable laws, including but not limited to (i) 100% of the equity interest in Qianhai Xuyi Information Technology (Shenzhen) Company Limited (前海煦逸信息技术（深圳）有限公司); (ii) 100% of the equity interest in Chongqing Xuyi E-Commerce Company Limited (重庆煦逸电子商务有限公司); (iii) 100% of the equity interest in Shenzhen Xuyi International Logistics Company Limited (深圳煦逸国际物流有限公司); and (iv) 100% of the equity interest in Jiaxing Xuyang Logistics Company Limited (嘉兴煦扬物流有限公司) (the “Company Affiliates”), or appoint or replace any directors of the board of the Company Affiliates. The relevant parties shall enter into certain equity purchase agreements (the “Affiliates SPAs”) at the sole discretion of Purchaser for the purpose of the said transactions. NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE

Section 1.1                                   Sale and Purchase. Subject to the terms and conditions of this Agreement, each Seller agrees to sell, and Purchaser agrees to purchase, the Sale Shares free from encumbrances with effect from Closing, for a deemed convertible note substantially in the form and substance as attached hereto as Exhibit F,  issued as consideration in the aggregate purchase price equal to US$85,550,000 (the “Purchase Price”). Upon the Closing, the Sellers shall sell 100% of the Sale Shares to the Purchaser in the entirety. Payment of Purchase Price.  Subject to Section 10 and other terms and conditions hereof, Purchaser shall pay the Purchase Price to Seller in the following manner:

(a)                                 if within three hundred and sixty-five (365) days of the Closing (the “Conversion Period”), the trading average price per American Depositary Share of the Purchaser (“ADS”) has been at or above US$3.85 during three (3) consecutive days of trading (the “Calculation Date”) by way of automatic issuance of certain equity of the Purchaser to each Seller as set forth against such Seller’s name in Exhibit A-1 attached hereto for an aggregate of 22,220,779 ADSs (the “Issued ADSs”). (For the avoidance of doubt, based on the Purchaser’s current outstanding ADSs (66,674,771 in total), the newly issued securities shall be equal to approximately 25% of the then outstanding equity of the Purchaser on a fully-diluted basis); or

(b)                                 if the automatic issuance under Section 1.2(a) has not been triggered within the Conversion Period, the Purchase Price shall be payable in the amount equal to: (i) an aggregate of 22,220,779 ADSs by the way of automatic issuance to each Seller as set forth against such Seller’s name in Exhibit A-1, and (ii) the difference between (x) US$85,550,000 and (y) multiplication of 22,220,779 and the average of the ten (10) highest closing prices of the trading days during the Conversion Period (the “Average High Closing Price”) provided, however, the Average High Closing Price shall not be higher than US$3.85, by way of cash or new ADSs, or a combination, as determined by the Board of the Purchaser (if by way of new ADSs, calculated on the basis of the Average High Closing Price) provided, further, however, the number of new ADSs compensated under this Section 1.2(b)(ii) shall not exceed 22,220,779 (the “Compensation”). The Compensation shall be allocated to all Sellers in accordance with the proportion as set forth against such Sellers’ name in Exhibit A-2. Payment of the Purchase Price under either Section 1.2(a) or 1.2(b) is referred to as the “Conversion.”

Section 1.3                                   Procedure of Automatic Issuance of ADSs.

(a)                                 In the event that the automatic issuance under Section 1.2(a) is triggered within the Conversion Period, on the  first day after the last Calculation Date, the Purchaser shall deliver an issuance resolution to its transfer agent and registrar, SLT Corporate Management Limited (“SLT”), approving the issuance of the Issued ADSs. Upon receipt of the issuance resolutions, SLT will update the Company’s Register of Members to include the Sellers and prepare share certificates to be issued in the name of The Bank of New York Mellon, as the depositary of the ADSs (the “Depositary) (on behalf of the Sellers) to be deposited with HSBC in Hong Kong as the custodian for the Depositary. HSBC will notify the Depositary of its receipt of the share certificates and the Depositary will issue the restricted ADSs for deposit at the Depositary. The issuance resolution shall include, without limitation, each Seller’s name, the number of Issued ADSs such Seller is entitled to and the mailing address for each Seller.  The foregoing procedure for delivery of Issued ADSs and any other ADSs under this Agreement shall be defined as the “ADS Issuance Procedure”). The Purchaser shall guarantee the Depositary shall, in its role as depositary of the ADSs, issue and deliver the ADSs to each Seller within seven (7) days after the last Calculation Date.

(b)                                 In the event that the automatic issuance under Section 1.2(a) has not been triggered within the Conversion Period, shall implement the ADS Issuance Procedure to issue the total ADSs as provided under Section 1.2(b) to the Sellers (which shall include 22,220,779 ADSs of the Purchaser and that certain number of additional ADSs calculated pursuant to Section 1.2(b) if the Board of the Purchaser determines to pay such amount under Section 1.2(b) in the form of new securities of the Purchaser). The Purchaser shall guarantee the Depositary shall, in its role as depositary of the ADSs, issue and deliver the ADSs to each Seller within seven (7) days after the Conversion Period. If the Board of Purchaser determines to pay the amount as provided under Section 1.2(b)(ii) in cash, the Purchaser shall, within five (5) trading days (subject to commercially reasonable extension) after the expiry of the Conversion Period.

For the purpose of completing the ADS Issuance Procedure, the Purchaser shall provide and issue all the necessary documents and take all the necessary actions unconditionally.

Section 1.4                                   Registration Rights. Each Seller shall be entitled to certain registration rights set forth under EXHIBIT E.

ARTICLE II

CLOSING

Section 2.1                                   Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place remotely via the exchange of documents and signatures on the date (the “Closing Date”) that is no later than fifteen (15) days after satisfaction or waiver of all the conditions set forth in Article IX (or at such other date as the parties may agree in writing).  All matters at the Closing shall be considered to take place and have taken place simultaneously.

Section 2.2                                   Closing Deliverables.

(a)                                 At the Closing, the Sellers, shall deliver, or cause to be delivered:

(i)                                     to Company, the certified copy of share certificate(s) representing the Sale Shares (such original share certificates to be delivered to the Purchaser within ten (10) days upon Closing, and to be cancelled and reissued by Company to Purchaser) together with executed copies of the instrument of transfer in substantially the form of Exhibit B hereto to effectively transfer title to the Sale Shares to Purchaser;

(ii)                                  to Company, the duly signed resignation letter, by the directors (other than HE Jian) of the Company appointed by Sellers, and the duly signed form of ND4 (Notice of Resignation of Company Secretary and Director), by the directors of  Ezbuy Holdings Limited (“HK Company”) appointed by the Company (other than HE Jian), effective as of the Closing;

(b)                                 At the Closing, the Company, shall deliver, or cause to be delivered:

(i)                                     to Purchaser, a copy of the register of members of Company reflecting Purchaser as the record owner of the Sale Shares as of the Closing Date, certified by the registered agent of Company;

(ii)                                  to Purchaser, a copy of the register of directors of Company and HK Company reflecting the resignation of the directors (other than HE Jian) of such companies appointed by Seller and the appointment of the person designated by Purchaser as the director of such companies as of the Closing Date (if any), certified by the registered agent of such companies; and

(iii)                               to Purchaser, such other instruments and documents, in form and substance reasonably acceptable to Purchaser, as may be reasonably necessary to effect the Closing.

(c)                                  At the Closing and against the delivery pursuant to Section 2.2(a) above, Purchaser shall deliver, or cause to be delivered, a convertible note, reflecting each Seller as the note holder in accordance with Section 1.2.

ARTICLE III

COMPANY ASSETS

STATEMENTS.  THE TABLE IN SCHEDULE I IS A STATEMENT PREPARED BY COMPANY IN ACCORDANCE WITH GAAP CONSISTENTLY APPLIED, EXCEPT AS SPECIFICALLY INDICATED THERETO, AND USING THE SAME ACCOUNTING METHODS, PRACTICES, PRINCIPLES, POLICIES AND PROCEDURES, WHICH SETS FORTH COMPANY’S NET ASSETS RELATED ITEMS OF THE GROUP COMPANIES ON A CONSOLIDATED BASIS (CALCULATED BASED ON THE SELECTED ITEMS SET FORTH THEREIN, THE “NET ASSETS ITEMS”), AS OF 11:59 P.M. (BEIJING TIME) ON AUGUST 31, 2018.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO GROUP COMPANIES

Except as set forth in the section of the disclosure schedule delivered to Purchaser by Warrantors on the date hereof (the “Disclosure Schedule”) that specifically relates to a particular section or subsection of this Article IV or any other section or subsection of this Agreement to the extent that it is reasonably apparent on the face of the disclosure that such information is relevant to such other section or subsection, the Warrantors hereby jointly and severally represent and warrant to Purchaser that the statements contained in this Article IV in all material respects are true, accurate and complete as of the date hereof and as of the Closing Date (unless any representations and warranties expressly relate to another date, in which case as of such other date).

Section 4.1                                   Organization, Good Standing and Qualification.  Each of Company, its Subsidiaries and the PRC Companies (collectively, the “Group Companies” and each, a “Group Company”) is duly incorporated or organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the place of its incorporation or establishment and has all requisite corporate, company or organizational power and authority to own its properties and assets and to carry on its business as now conducted or as proposed to be conducted, and to perform each of its obligations under the Transaction Documents to which it is a party.  Each Group Company is qualified to transact business in each jurisdiction in which it conducts and proposed to conduct business.  Each Group Company that is a PRC entity has a valid business license issued by the SAIC or its local branch or other relevant Governmental Authorities (a true and complete copy of which has been delivered to Purchaser), and has, since its establishment, carried on its business in compliance with the business scope set forth in its business license. There is no pending litigation against any of the Group Companies, and no legal proceedings have been initiated by or against any of the Group Companies for the liquidation, winding-up, striking off or dissolution of any of the Group Companies or for the appointment of a liquidator, receiver, trustee or similar officer of any of the Group Companies or of all or any of its assets, in any jurisdiction.

Section 4.2                                   Capitalization and Voting Rights. Group Company.  The authorized and outstanding share capital or registered capital of each Group Company as of the date hereof and immediately prior to the Closing is set forth in Section 4.2(a) of the Disclosure Schedule.  Section 4.2(a) of the Disclosure Schedule also sets forth a complete and accurate schedule of all of the holders of Equity Securities of Company and the respective numbers of Equity Securities of Company beneficially owned by each such holder.

(b)                                 No Other Securities.  Except as set forth in Section 4.2(a) or Section 4.2(b) of the Disclosure Schedule, (i) there are no and at the Closing there will be no other authorized or outstanding Equity Securities of any Group Company; (ii) no Equity Securities of any Group Company are subject to any preemptive rights, rights of first refusal or other rights to purchase such Equity Securities or any other rights with respect to such Equity Securities; (iii) no Group Company is obligated to issue, sell or transfer any Equity Securities of any Group Company; (iv) no Group Company is obligated to repurchase, redeem or otherwise acquire any Equity Securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such Equity Securities; (v) no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company; (vi) no Group Company has granted any registration rights to any other Person, nor is any Group Company obliged to list, any of the Equity Securities of any Group Company on any securities exchange; (vii) there are no voting or similar agreements which relate to the share capital or registered capital of any Group Company; or (viii) no Group Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of any Group Company on any matter, or any agreements or obligations to issue any such bond, debenture or note.

(c)                                  Issuance and Status.  All presently outstanding Equity Securities of each Group Company were duly and validly issued (or subscribed for) in compliance with all applicable Laws, preemptive rights (or similar requirements) of any Person, and applicable Contracts.  Except as disclosed in Section 4.2(c) of the Disclosure Schedule, all share capital or registered capital, as the case may be, of each Group Company is fully paid, non-assessable and free from any and all Liens. There are no (a) resolutions pending to increase the share capital or registered capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company, nor has any distress, execution or other process been levied against any Group Company, (b) dividends which have accrued or been declared but are unpaid by any Group Company, or (c) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company. All dividends (if any) or distributions (if any) declared, made or paid by each Group Company, and all repurchases and redemptions of Equity Securities of each Group Company (if any), have been declared, made, paid, repurchased or redeemed, as applicable, in accordance with its Charter Documents and all applicable Laws.

Section 4.3                                   Corporate Structure; Subsidiaries.  Section 4.3 of the Disclosure Schedule sets forth a complete structure chart showing each of the Group Companies and the corporate particulars of each Group Company.  No Group Company owns or Controls any Equity Security, interest or share in any other Person or is or was a participant in any joint venture, partnership or similar arrangement.  No Group Company is obligated under any Contract to make any investment in or capital contribution in or on behalf of any other Person. Authorization.  Company has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to carry out and perform its obligations thereunder and to consummate the transactions contemplated thereunder.  All corporate action on the part of Company necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party and the performance of all its obligations thereunder has been taken prior to date hereof.  Each Transaction Document to which Company is a party has been duly executed and delivered by Company and constitute, in the case of this Agreement, and will constitute from and after the Closing, in the case of the other Transaction Documents to which Company is a party, valid, legal and binding obligations of, and enforceable against Company, in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.5                                   No Conflicts.  All Consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents to which Company is a party, and the consummation of the transactions contemplated thereby, in any case on the part of Company, have been duly obtained or completed (as applicable) and are in full force and effect.  None of the execution, delivery and performance of each Transaction Document to which Company is a party by Company, nor the consummation by Company of the transactions contemplated thereby, nor compliance by Company with any of the provisions thereof, will (i) (assuming compliance with the matters referred to in the immediately preceding sentence) result in any violation of, be in conflict with, or constitute a default under, require any Consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any material obligation of any Group Company) or cancellation under, with or without the passage of time or the giving of notice, (A) any Governmental Order, (B) any provision of the Charter Documents of any Group Company, (C) any applicable Laws (including without limitation, the SAFE Rules and Regulations), or (D) any Material Contract, (ii) result in any termination, modification, cancellation, or suspension of any material right of, or any augmentation or acceleration of any material obligation of, any Group Company (including without limitation, any Indebtedness of such Group Company), or (iii) result in the creation of any Lien upon any of the properties or assets of any Group Company other than Permitted Liens.

Section 4.6                                   Compliance with Laws; Consents.

(a)                                 Each Group Company is, and has been, in compliance with all applicable Laws in all material respects.

(b)                                 No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any Group Company of, or a failure on the part of such entity to comply with, any applicable Laws in all material respects, or (b) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. None of the Group Companies has received any notice from any Governmental Authority regarding any of the foregoing.  None of the Group Companies is under investigation with respect to or to the Knowledge of Warrantors, has been threatened to be charged with or given notice of any violation of any applicable Law or Governmental Order.

(c)                                  There is not pending or, to the Knowledge of Warrantors, threatened against any Group Company any Action of any kind in court or Governmental Authority asserting material non-compliance by such Group Company with respect to any applicable Law or Governmental Order.

(d)                                 All Consents from or with the relevant Governmental Authority required in respect of the due and proper establishment and operations of each Group Company as now conducted (collectively, the “Company Required Governmental Consents”) shall have been duly obtained or completed in accordance with all applicable Laws.

(e)                                  (i) no Company Required Governmental Consent contains any burdensome restrictions or conditions, (ii) each Company Required Governmental Consent is in full force and effect and will remain in full force and effect upon the consummation of the transactions contemplated hereby, (iii) none of the Group Companies is in material default under any Company Required Governmental Consent, and (iv) to the Knowledge of Warrantors, there is no Company Required Governmental Consent which is subject to periodic renewal will not be granted or renewed.  None of the Group Companies has received any letter or other written communication from any Governmental Authority threatening or providing notice of revocation of any Company Required Governmental Consent issued to such Group Company or the need for compliance or remedial actions in respect of any activities carried out by such Group Company.

(f)                                   All reporting and/or registration requirements (including filings of amendments to existing registrations) under the SAFE Rules and Regulations have been complied with by holders or beneficial owners of Equity Securities of a Group Company and all requisite Consents required under the SAFE Rules and Regulations in relation thereto have been duly and lawfully obtained and are in full force and effect, and there exist no grounds on which any such Consent may be cancelled or revoked or any Group Company that is incorporated in the PRC or its legal representative may be subject to Liabilities or penalties for misrepresentations or failure to disclose information to the issuing SAFE. Such Person has not received any oral or written inquiries, notifications, orders or any other forms of correspondence from SAFE with respect to any actual or alleged non-compliance with the SAFE Rules and Regulations.

(g)                                  None of the Group Companies or any of their respective directors, officers or employees or, to the Knowledge of Warrantors, any agent or any other person acting for or on behalf of any Group Company has, (i) made any bribe, influence payment, kickback, payoff, or any other type of payment that would be unlawful under any anti-bribery or anticorruption (governmental or commercial) laws applicable to any Group Company, including, without limitation, laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official or commercial entity to obtain a business advantage such as, each to the extent applicable, the Foreign Corrupt Practices Act of 1977, as amended, the PRC Law on Anti-Unfair Competition adopted on September 2, 1993, and the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996 (collectively, “Anticorruption Laws”); (ii) in violation of any Anticorruption Law, offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any Person for the purpose of (v) influencing any act or decision of any officer, employee or any other person acting in an official capacity for any Governmental Authority (including any political party or official thereof), or to any candidate for political office (individually and collectively, a “Government Official”) in his official capacity, (w) inducing a Government Official to do or omit to do any act in relation to his lawful duty, (x) securing any improper advantage, (y) inducing a Government Official to influence or affect any act or decision of any Governmental Authority, or (z) assisting any Group Company, or any agent or any other person acting for or on behalf of any Group Company, in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any contributions, payments, gifts, or expenditures that would be unlawful under any Anticorruption Law.

(h)                                 To the Knowledge of Warrantors, no Government Official (i) holds an ownership or other economic interest, direct or indirect, in any Group Company or in the contractual relationship, or (ii) serves as an officer, director or employee of any Group Company.

(i)                                     None of the Group Companies or, to the Knowledge of Warrantors, any of their respective directors, officers or employees, or any agent or any other person acting for or on behalf of any Group Company has ever been found by a Governmental Authority to have violated any criminal Law related to bribery or any securities Law or is subject to any indictment or any government investigation for bribery.

(j)                                    No Group Company or, to the Knowledge of Warrantors, any of their respective directors, officers or employees, or any agent or any other person acting for or on behalf of any Group Company, is a Prohibited Person, and, to the Knowledge of Warrantors, no Prohibited Person has been given an offer to become an employee, officer, consultant or director of any Group Company.  No Group Company has knowingly conducted or agreed to conduct any business, or knowingly entered into or agreed to enter into any transaction with a Prohibited Person.

Section 4.7                                   Tax Matters.

(a)                                 Each Group Company has properly prepared and duly and timely filed (taking into account any extensions for filing such Tax Return) all Tax Returns that it is required to be filed with the appropriate Taxing Authority, and each such Tax Return was true, complete and correct in all material respects. Each Group Company has fully and timely paid all Taxes payable by or on behalf of such Group Company (whether or not shown as due and payable on such Tax Returns).  All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of each Group Company.

(b)                                 Each of the Group Companies has duly and timely complied with all applicable Laws relating to the collection, withholding and remittance of Taxes.

(c)                                  No deficiencies for any Taxes with respect to any Tax Returns have been asserted by any Tax authority, and no dispute relating to any Tax Returns with any such Tax authority is outstanding, or to the Knowledge of Warrantors, contemplated.

(d)                                 The provisions for Taxes in the Company Financial Statements fully reflect all unpaid Taxes of each Group Company, whether or not assessed or disputed as of the date of the applicable Company Financial Statements.  The unpaid Taxes of any Company Group Company (i) did not, as of the date of the applicable Company Financial Statements, exceed the reserve for Tax liability (which shall not include any reserve established for deferred Taxes to reflect timing differences between book and Tax income) set forth on the face of the applicable Company Financial Statements and (ii) do not exceed that reserve as adjusted for the passage of time through the date of the Closing in accordance with the past practice of each Company Group Company in filing its Tax Returns.

(e)                                  No Tax audits, examinations, proceedings, assessment or other actions by any Governmental Authority with respect to any Group Company relating to the conduct of its business, filing of Tax Returns or the payment or withholding of Taxes is currently in progress, nor has any Group Company received any written notice issued by any Governmental Authority threatening the commencement of the foregoing proceedings.  No assessment of Tax has been proposed in writing against any Group Company or any of their assets or properties.  None of the Group Companies has received from any Governmental Authority (including jurisdictions where such Group Company has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, (iii) claim that Taxes may be due in a jurisdiction where such Group Company has not filed Tax Returns, or (iv) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Authority against such Group Company.

(f)                                   No Group Company is responsible for the Taxes of any other Person by reason of Contract, successor Liability, operation of Law or otherwise.

(g)                                  No Group Company has been or anticipates that it will become a PFIC or a CFC. No Group Company is or has ever been a U.S. real property holding corporation.

(h)                                 Since the Company Statement Date, no Group Company has incurred any material Taxes other than in the ordinary course of business consistent with past practice.  The Group Companies have fulfilled all the material terms, requirements and criteria for the continuance of all applicable Tax incentives, Tax holidays and Tax rulings, including concessional Tax rate, Tax relief, Tax exemption, Tax refund, Tax credit, and other Tax reduction agreement or order available under any applicable Law.  Each such Tax incentives, Tax holidays, Tax rulings and other Tax reduction agreement or order is expected to remain in full effect throughout the current effective period thereof after the Closing and is not subject to reduction, revocation, cancellation or any other changes (including retroactive changes) in the future, and no Group Company has received any notice to the contrary or is aware of any event that may result in repeal, cancellation, revocation, or return of such entitlements.  All exemptions, reductions and rebates of material Taxes granted to any Group Company by a Governmental Authority are in full force and effect and have not been terminated.  The transactions contemplated hereby and by the other Transaction Documents to which any Group Company is a party are not in violation of any applicable Law regarding Tax, and will not result in any Tax exemption, Tax holiday, Tax credit, Tax incentive or Tax refund being revoked, cancelled or terminated or trigger any Tax Liability for any Group Company.

(i)                                     The Group Companies are in compliance with all applicable transfer pricing Laws in all material respects, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Group Companies.  All of the transactions between any Group Company and any Related Party have been effected on an arm’s length basis.  There are no circumstances which have caused or could cause any Governmental Authority to make any transfer pricing adjustment to the profits of any Group Company, or require any such adjustment to be made to the terms on which any such transaction is treated as taking place, and no such adjustment has been made or threatened.

(j)                                    There is no outstanding audit dispute or claim with any Tax authority concerning any material Tax Liability of any Group Company.  None of the Group Companies has agreed to any extension or waiver of the application of the statute of limitations regarding the assessment or collection of any Tax, or agreed to any extension of time with respect to a Tax assessment or deficiency, and no power of attorney has been granted by or with respect to any Group Company with regard to any matters relating to Taxes, which period (after giving effect to such extension or waiver) or power has not expired.  There are no Liens for Taxes upon any shares, securities, equity interests, property or assets of any Group Company except for Permitted Liens.

(k)                                 None of the Group Companies (i) has been a member of an affiliate, combined, consolidated or unitary group for purposes of filing any Tax Return, (ii) is a party or subject to, is bound by, or has any obligation under any Tax allocation, indemnity, sharing or similar agreement, arrangement or understanding that will not be terminated and settled prior to the Closing (other than customary commercial leases, financing agreements or other Contracts containing customary Tax allocation or gross-up provisions entered into in the ordinary course of business that are not primarily related to Taxes) or (iii) has any Liability for the Taxes of any other Person (other than a Group Company) under Treasury Regulation Section 1.1502-6 (or any similar or analogous provision of state, local or non-U.S. Law) or as a transferee or successor, by Contract or otherwise.

(l)                                     No Group Company has entered into: (a) any transaction the sole or main purpose of which was the avoidance or deferral or reduction of Tax by any Group Company or any associated Person or (b) any transaction the objective of which was the exclusion or reduction of the amount of any income, profits, gains, sales, supplies or imports made or enjoyed by any Group Company or any associated Person for any Tax purpose, or the creation or increase of the amount of any deduction, loss, allowance or credit claimed or intended to be claimed by any Group Company or any associated Person for any Tax purpose, that may be challenged, disallowed or investigated by any Governmental Authority.

(m)                             Each Group Company has complied in all material respects with all statutory provisions rules, regulations, orders and directions in respect of any value added or similar Tax on consumption, has promptly submitted accurate returns, maintains full and accurate records, and has never been subject to any material interest, forfeiture, surcharge or penalty.

(n)                                 No Group Company has entered into any concession, agreements (including agreements for the deferred payment of any Tax Liability) or other formal or informal arrangement with any Governmental Authority relating to the Group Companies.

(o)                                 All Taxes required to be withheld by any of the Group Companies in connection with amounts paid to employees, independent contractors, stockholders, creditors and other third Parties have been withheld and have been duly and timely paid to the appropriate Governmental Authority, and all filings required with respect thereto have been properly completed and timely filed.

(p)                                 No Group Company is required to include any item of income or gain in, or exclude any item of deduction, loss or credit from, taxable income for any taxable period as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or a similar or analogous provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date, (ii) a change in method of accounting occurring on or prior to the date of the Closing, (iii) agreement with any Governmental Authority executed on or prior to the date of the Closing, (iv) installment sale or open transaction disposition made on or prior to the Closing Date or (v) prepaid amount received on or prior to the Closing Date. There is no income of any Group Company that will be required under applicable Law to be reported by Purchaser or any of its Affiliates which taxable income was realized (and reflects economic income arising) prior to the Closing Date.

(q)                                 Each Group Company is and at all times has been resident for Tax purposes solely in the country in which it is incorporated.  No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or an office or fixed place of business in a country other than the country in which it is incorporated or organized.

Section 4.8                                   Charter Documents.  The Charter Documents of each Group Company are in the form provided to Purchaser.  Each Group Company has been in compliance in all material respects with its Charter Documents, and none of the Group Companies has violated or breached any of their respective Charter Documents in any material respect.  The register of members, the register of directors and officers and the register of mortgages and charges (if applicable) of each Group Company is correct and current, there has been no notice of any proceedings to rectify any such register, and there are no circumstances which might lead to any application for its rectification.  All documents required to be filed by each Group Company with the applicable Governmental Authority in respect of the relevant jurisdiction in which the relevant Group Company is incorporated have been properly filed.

Section 4.9                                   Financial Statements.

(a)                                 Company has made available to Purchaser true, correct and complete copies of the unaudited consolidated financial statements and company registration records of the Group Companies (i) as of and for the year ended 2016, (ii) as of and for the year ended 2017, and (ii) as of and for the year of 2018 up until August 31, 2018 (the “Company Statement Date”) (collectively, the “Company Financial Statements”) and a copy of which is attached hereto as Schedule II.

(b)                                 Except as disclosed in Section 4.10 (b), the Company Financial Statements (i) have been prepared in accordance with the books and records of the respective Group Company, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented, (iii) are true, correct and complete in all material respects, and (iv) fairly present the financial condition and position of the Group Companies in all material respects on a consolidated basis as of the dates indicated therein and the results of operations and cash flows of the Group Companies on a consolidated basis for the periods indicated therein, except in the case of unaudited financial statements for the omission of notes thereto and normal year-end audit adjustments that are not expected to be material. All of the accounts receivable owing to any of the Group Companies, including without limitation, all accounts receivable set forth in the Company Financial Statements, constitute valid and enforceable claims, and no further goods or services are required to be provided in order to complete the sales and to entitle the applicable Group Company to collect in full in respect of any such receivables. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any accounts receivable of any Group Company.

(c)                                  Each Group Company has maintained accurate books of accounts and records which reflect such Group Company’s assets and liabilities and maintain and have maintained for all periods reflected in the Company Financial Statements, proper and adequate internal accounting controls that provide assurance that (i) transactions are recorded as necessary to permit accurate preparation of its financial statements and to maintain accurate accountability for its assets, (ii) the reporting of its assets is compared with existing assets at regular intervals and appropriate action is taken with respect to any material differences, and (iii) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. To the Knowledge of Warrantors, no auditor, Affiliate, accountant or representative of Company, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, or any material weakness or significant deficiency, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Group Companies, taken as a whole, or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Group Companies have engaged in questionable accounting or auditing practices.

(d)                                 There are no off-balance sheet financing arrangements to which any Group Company is a party.

Section 4.10                            Absence of Changes. Since the Company Statement Date, each Group Company has (i) operated its business in the ordinary course consistent with past practice, (ii) used its commercially reasonable best efforts to preserve business, (iii) collected receivables and paid payables and similar obligations in the ordinary course of business consistent with past practice, and (iv) not engaged in any new line of business or entered into any material agreement, transaction or activity or made any commitment except those in the ordinary course of business consistent with past practice.  Since the Company Statement Date, there has not been any Company Material Adverse Effect, or as contemplated under the Transaction Documents any material change in the way any Group Company conducts its business, and there has not been, occurred or arisen:

(a)                                 any purchase, acquisition, sale, lease, disposal of or other transfer of or changes in any assets, whether tangible or intangible, other than the purchase or sale of assets in the ordinary course of business;

(b)                                 any acquisition (by merger, consolidation or other combination, or acquisition of stock or assets, or otherwise) of any business or other Person or division thereof, or any sale or disposition of any business or division thereof;

(c)                                  any waiver, termination, cancellation, settlement or compromise by a Group Company of a right, debt or claim owed to it with an amount of loss no less than US$100,000 to the extent that such loss is quantifiable;

(d)                                 any incurrence, creation, assumption, repayment, satisfaction, or discharge of (A) any material Lien (other than Permitted Liens) or (B) any Indebtedness or guarantee, or the making of any loan or advance (other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practice), or the making of any investment or capital contribution;

(e)                                  any material amendment to or termination of any Material Contract, any entering of any new Contract that would have been a Material Contract if in effect on the date hereof, or any amendment to or waiver under any Charter Document;

(f)                                   any change in any compensation arrangement or Contract with any employee of any Group Company, or adoption of any new Benefit Plan, or any material change in any existing Benefit Plan;

(g)                                  any declaration, setting aside or payment or other distribution in respect of any Equity Securities of any Group Company, or any issuance, transfer, redemption, purchase or acquisition of any Equity Securities by any Group Company;

(h)                                 any damage, destruction or loss to the properties or assets of any Group Company, whether or not covered by insurance valued at an amount higher than US$100,000;

(i)                                     any material change in accounting methods or practices or any material revaluation of any of its assets;

(j)                                    any change in the approved or registered business scope of any Group Company or any change to any Consent or permits held by such Group Company;

(k)                                 any commencement or settlement of any Action;

(l)                                     any authorization, sale, issuance, transfer, pledge or other disposition of any Equity Securities of any Group Company;

(m)                             any resignation or termination of any Key Employee;

(n)                                 any transaction with any Related Party (other than as previously contracted);

(o)                                 any making, change or revocation of any material Tax election, any entry into any closing agreement or settlement or compromise of any audit, claim, assessment or dispute for Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any Taxes, any change (or request to any Tax authority to change) of any accounting period or method of accounting of any Group Company for Tax purposes;

(p)                                 any adoption of, resolution to approve or petition or similar proceeding or order in relation to, a plan of complete or partial liquidation, bankruptcy, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization or other reorganization of any Group Company;

(q)                                 any receiver, trustee, administrator or other similar Person appointed in relation to the affairs of any Group Company or its property; or

(r)                                    any agreement or commitment to do any of the foregoing.

Section 4.11                            Actions.  Except as disclosed in Section 4.11 of the Disclosure Schedule, (i) there is no Action pending or, to the Knowledge of Warrantors, threatened in writing against or adversely affecting any Group Company or against any of its officers, directors or Key Employees with respect to its businesses or against any officer, director or Key Employee of any Group Company in connection with such Person’s respective relationship with such Group Company, (ii) there are no Actions pending against any of the Group Companies or, to the Knowledge of Warrantors, threatened against any of the Group Companies, relating to the use by any employee or independent contractor of any Group Company of any information, technology or techniques allegedly proprietary or otherwise confidential to any of their former employers, clients or other parties, (iii) there is no judgment or award unsatisfied against any Group Company, nor is there any Governmental Order in effect and binding on any Group Company or their respective assets or properties, (iv) there is no Action pending by any Group Company against any third party nor does any Group Company intend to commence any such Action, and (v) no Governmental Authority has at any time challenged or questioned in writing the legal right of any Group Company to conduct its business as presently being conducted.

Section 4.12                            Undisclosed Liabilities.

(a)                                 Except as disclosed in Section 4.12(a) of the Disclosure Schedule, no Group Company has any Liabilities (whether matured or unmatured, fixed or contingent or otherwise) of a type required to be reflected on or reserved against in a balance sheet of the Group Companies in accordance with GAAP except for (i) Liabilities accrued or reserved for in accordance with GAAP on the Company Financial Statements, and (ii) Liabilities incurred after the Company Statement Date in the ordinary course of business but only to the extent that such Liabilities would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

(b)                                 None of the Group Companies has any Indebtedness that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Group Company has otherwise become directly or indirectly liable, except for any (x) Indebtedness that will be discharged in connection with the consummation of the transactions contemplated hereby, and (y) Indebtedness of any Group Company to any other Group Company.

Section 4.13                            Commitments.

(a)                                 Section 4.13(a) of the Disclosure Schedule contains a complete and accurate list of all Material Contracts as of the date hereof. Company has furnished or made available to Purchaser true and complete copies of all Material Contracts, including any amendments thereto, as of the date hereof.

(b)                                 Each Material Contract is a legal, valid and binding agreement of the Group Company that is a party thereto, the performance of which does not and will not violate any applicable Law or Governmental Order, and is in full force and effect and enforceable against the parties thereto, except (x) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (y) as may be limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.  To the Knowledge of Warrantors, no Material Contract has been terminated or cancelled by the other party thereto. Each Group Company has duly performed all of its obligations under each Material Contract to which it is a party to the extent that such obligations to perform have accrued, and no material breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by such Group Company or, to the Knowledge of Warrantors, any other party or obligor with respect thereto, has occurred, or as a result of the execution, delivery, and performance of the Transaction Documents will occur. No Group Company has given notice (whether written or not) that it intends to terminate a Material Contract or that any other party thereto has breached, violated or defaulted under any Material Contract. No Group Company has received any notice (whether written or not) that it has breached, violated or defaulted under any Material Contract or that any other party thereto intends to terminate such Material Contract.

Section 4.14                            Title; Properties.

(a)                                 Title; Sufficiency. Each Group Company has good and valid title to, or a valid leasehold interest in, all of the properties and assets reflected in the Company Financial Statements (together with all assets acquired thereby since the Company Statement Date, but excluding those that have been disposed of since the Company Statement Date), or if not so included or reflected, that are material to the operations of the business of the Group Companies, taken as a whole, in each case free and clear of all Liens, other than Permitted Liens.  Immediately after the Closing, the foregoing assets collectively represent all the assets and rights (including all rights and properties) necessary for the conduct of the business of each Group Company as conducted by such Group Company as of and immediately prior to Closing.  All leases of real or personal property to which a Group Company is a party are in full force and effect and afford such Group Company valid leasehold possession of the real or personal property that is the subject of the lease.

(b)                                 Real Property.  No Group Company owns or has legal or equitable title or other right or interest in any real property other than as held pursuant to Company Leases. Section 4.14(b) of the Disclosure Schedule sets forth each leasehold interest pursuant to which any Group Company holds any real property (a “Company Lease”), indicating the parties to such Company Lease and the address of the property demised under the Company Lease, the rent payable under the Company Lease and the term of the Company Lease.  The particulars of the Company Leases as set forth in Section 4.14(b) of the Disclosure Schedule are true, correct and complete. Each Company Lease is in compliance with applicable Laws in all material respects, including with respect to the operation of property and conduct of business as now conducted by the applicable Group Company which is a party to such Company Lease. None of the Group Companies has sublet, assigned or hypothecated its leasehold interest under any Company Lease. The leasehold interests under the Company Leases held by each Group Company are adequate for the conduct of the business of such Group Company as currently conducted. With respect to each Company Lease: (i) such Company Lease is legal, valid, binding, enforceable against the parties thereto, and in full force and effect in accordance with its terms, (ii) the possession and quiet enjoyment by the applicable Group Company of any real property under such Company Lease has not been disturbed and, to the Knowledge of Warrantors, there are no material disputes with respect to such Company Lease, (iii) neither the Group Company nor, to the Knowledge of Warrantors, any other party to the Company  Lease is in material breach or default under such Company Lease, and, to the Knowledge of Warrantors, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, modification or acceleration of rent under such Company Lease, (iv) no security deposit or material portion thereof deposited with respect to such Company Lease has been applied in respect of a material breach or default under such Company Lease which has not been redeposited in full, (v) the applicable Group Company does not owe, and will not owe in the future, any brokerage commissions or finder’s fees with respect to such Company Lease, (vi) the applicable Group Company has not collaterally assigned or granted any other security interest in such Company Lease or any interest therein, and (vii) there are no Liens on the estate or interest created by such Company Lease, except in the case of clauses (vi) and (vii) for Permitted Liens.

Section 4.15                            Related Party Transactions.  Except as set forth in Section 4.15 of the Disclosure Schedule or as will be terminated, settled or extinguished, as applicable, in connection with the consummation of the transactions contemplated hereby, (i) no Related Party has any Contract, understanding, or transaction with, or is indebted to, any Group Company or has any direct or indirect interest in any Group Company (other than Equity Securities of such company held by any of its partners, shareholders or members), nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, for the current pay period, reimbursable expenses or other standard employee benefits); (ii) no Related Party has any direct or indirect interest in any Person with which a Group Company is affiliated or with which a Group Company has a material business relationship (including any Person which purchases from or sells, licenses or furnishes to a Group Company any goods, Intellectual Property or other property rights or services), or in any Material Contract to which a Group Company is a party or by which it may be bound or affected, and no Related Party directly or indirectly competes with, or has any interest in any Person that directly or indirectly competes with, any Group Company (other than ownership of less than one percent (1%) of the stock of publicly traded companies); (iii) no Related Party has received any payment or other benefit from any Group Company (except for payments and benefits received in connection with such Person’s employment in the ordinary course on an arm’s length basis); and (iv) no Related Party has filed or, to the Knowledge of Warrantors, intends to file a cause of action or other claim or Action against any Group Company.

Section 4.16                            Intellectual Property Rights.

(a)                                 Company IP. Section 4.16(a) of the Disclosure Schedule sets forth a true, complete and accurate list of all Intellectual Property owned by, or registered or applied for in the name of, or exclusively licensed to any Group Company (“Company IP”), including for each the relevant name or description, registration/certification or application number, and filing, registration or issue date. Except as disclosed in Section 4.16(a) of the Disclosure Schedule, each Group Company owns or otherwise has exclusive rights (including but not limited to the rights of development, maintenance, licensing and sale) to use and otherwise exploit all Company IP without any restrictions.

(b)                                 Intellectual Property Ownership.  Each Company IP is owned exclusively by, registered or applied for solely in the name of a Group Company, or licensed exclusively to the relevant Group Company, and is not subject to any Lien (other than Permitted Liens). All Company IP is valid, enforceable and subsisting and has not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied. No Group Company or any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any Company IP to be invalid, unenforceable or not subsisting.

(c)                                  Sufficiency. The Group Companies own or possess all rights to use and otherwise exploit all Intellectual Property used in or otherwise necessary for the conduct of the Business. The consummation of the transaction contemplated by this Agreement will not result in the loss (including any incremental loss of rights) or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Company’s right to own, use, or hold for use any Company IP as owned, used or held for use (including for defensive purposes) in the conduct of the Business.

(d)                                 Government or University Funding; Standards Participation. No funding or facilities of a Governmental Authority or a university, college, other educational institution or research center was used in the development of any material Company IP. No Group Company is or has been a member or promoter of, or contributor to, any industry standards bodies, patent pooling organizations or similar organizations that could require or obligate a Group Company to grant or offer to any Person any license or right to any Company IP.

(e)                                  Proceedings Affecting IP; Intellectual Property Transfers. No Company IP is subject to any proceeding or outstanding Governmental Order or settlement agreement or stipulation that (i) restricts in any manner the use, transfer or licensing thereof, or the making, using, sale, or offering for sale of any Company Product, by any Group Company, or (ii) may affect the validity, use or enforceability of such Company IP.  No Group Company has (a) transferred or assigned, or granted any options to acquire, any Company IP (or any Intellectual Property that would have constituted Company IP but for such transfer or assignment) to any Person; (b) authorized the joint ownership of, any Company IP; or (c) permitted the rights of any Group Company in any material Company IP to lapse or enter the public domain.

(f)                                   Infringement, Misappropriation and Claims. Except as disclosed in Section 4.16(f) of the Disclosure Schedule, no Group Company has infringed,  misappropriated, or otherwise violated any Intellectual Property of any Person, nor has any Group Company received any notice (written or otherwise) alleging any of the foregoing.  To the Knowledge of Warrantors, no Person has infringed, misappropriated, or otherwise violated any Company IP, and no Group Company has given any notice (written or otherwise) to any other Person alleging any of the foregoing.  No Person has challenged the ownership, validity, enforceability, use or exploitation of any Company IP. No Group Company has agreed to indemnify any Person for any infringement, misappropriation or other violation of any Intellectual Property of any Person.

(g)                                  Assignments and Prior Intellectual Property. All Intellectual Property conceived, developed, or reduced to practice by current or former employees, contractors, consultants and agents of any Group Company (each, including the Founder Parties, a “Contributor”) related to the Business are currently owned exclusively by the Group Companies. None of the Intellectual Property of any of its officers or employees (or any Person it currently intends to hire) made prior to or outside the scope of their employment by such Group Company is being or will be necessary to use or otherwise exploit in the Business or otherwise is or will be necessary to operate the Business. All Contributors who are or were involved in the creation, development, or reduction to practice of any Intellectual Property for such Group Company have executed an assignment of inventions agreement in the form provided to Purchaser that vests in a Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property, to the extent not already provided by Law. None of the Contributors (i) is in violation in any respect of any current or prior confidentiality, non-competition or non-solicitation obligations to such Group Company or to any other Persons, including former employers, or (ii) is obligated under any Contract, or subject to any Governmental Order, that would interfere with the use of his or her best efforts to promote the interests of the Group Companies or that would conflict with the Business.

(h)                                 Licenses.  Section 4.16(h) of the Disclosure Schedule sets forth a true, accurate and complete list of all Contracts pursuant to which (i) any of the Group Companies grants to any other Person any right to use, exploit, or receive any benefit from any Company IP, except for non-exclusive licenses granted to end users or customers of the Company Products pursuant to the Standard Terms; (ii) any Person grants to any of the Group Companies any right to use, exploit, or receive any benefit from the Intellectual Property of any third party, except for non-disclosure agreements, Shrink-wrap Software Licenses and assignments of invention agreements in the form provide to Purchaser executed by Contributors; and (iii) any of the Group Companies grants any other Group Company any right to use, exploit, or receive any benefit from any Intellectual Property ((i), (ii), and (iii) collectively, the “IP Contracts”). The Group Companies have paid all license and royalty fees required to be paid under the IP Contracts.

(i)                                     Public Software.  Except as set forth in Section 4.16(i) of the Disclosure Schedule, no Public Software forms part of any Company Product or was or is used in connection with the development of any Company Product or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any Company Product. No Software included in any Company Product has been or is being distributed, in whole or in part, or was used, or is being used in conjunction with any Public Software in a manner which would require that such Software be disclosed or distributed in source code form or made available at no charge pursuant to the licenses governing such Public Software.

(j)                                    Personal Identifiable Information.  Section 4.16(j) of the Disclosure Schedule identifies all categories of Personally Identifiable Information collected, stored, used, transferred, transmitted, or processed by any of the Group Companies or any Company Product from end users or customers of the Company Products or any other Persons (other than Personally Identifiable Information from Contributors). Each Group Company has not disclosed, licensed, sold or otherwise provided Personally Identifiable Information to any other Person in a manner that violates in any material respect any of such Group Company’s applicable privacy policies. Each Group Company has complied, in all material respects, with all applicable Laws, contractual obligations, and such Group Company’s applicable privacy policies, rules and procedures relating to their collection, storage, use, transfer, transmission, and processing of any Personally Identifiable Information. To the Knowledge of Warrantors, other Persons having authorized access to Personally Identifiable Information maintained on behalf of the Group Companies have collected, stored, used, transferred, transmitted, and processed such information in accordance with applicable Law. Copies of all current and prior privacy policies of the Group Companies that apply to the Business have been provided to Purchaser.

(k)                                 During the past three (3) years, (i) there have been no material security breaches in the information technology systems of the Group Companies or the information technology systems of third Persons to the extent used by or on behalf of the Group Companies, and (ii) there have been no disruptions in any information technology systems that adversely affected the Business in any material respect. The Group Companies have evaluated their disaster recovery and backup needs and have implemented plans and systems that reasonably address their assessment of risk.

(l)                                     Each Group Company has not incorporated into any Company Product any “back door,” “time bomb,” “Trojan Horse,” “worm,” “drop dead device,” “virus” or other Software routines that are designed to permit unauthorized access to or the unauthorized disablement or erasure of any products, services, data or Software of users (“Contaminants”). Each Group Company has taken reasonable steps to prevent the introduction of Contaminants into the Company Products.

(m)                             (i) Except as set forth on Section 4.16(m) of the Disclosure Schedule, there are no Software bugs or errors in any of the currently commercially available Company Products which are causing or reasonably likely to cause a Company Material Adverse Effect, (ii) the Group Companies have not delivered, licensed or made available and the Group Companies have no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available, the source code for any Software used or held for use in the Business (including in the Company Products) to any escrow agent or third Person who is not, as a date of this Agreement, a Contributor to the Group Companies; and (iii) there are no written claims asserted against the Group Companies alleging any material defects, malfunctions or nonconformities, nor have there been any written or, to the Knowledge of Warrantors, oral threats thereof (excluding in each case ordinary course support claims).

(n)                                 Each Group Company takes commercially reasonable measures to protect the confidentiality of its trade secrets, including requiring all Persons having access thereto to execute written non-disclosure agreements. To the Knowledge of Warrantors, there has not been any disclosure of or access to any trade secret of the Group Companies (including any such information of any other Person disclosed in confidence to the Group Companies) to any third Person in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information.

Section 4.17                            Labor and Employee Matters.

(a)                                 Each Group Company has complied with all applicable Laws related to labor or employment in all material respects, including provisions thereof relating to wages, hours, overtime, working conditions, health and safety, benefits, retirement, social welfare, equal opportunity, affirmative action, immigration, plant closures, layoffs and collective bargaining. There is no pending or, to the Knowledge of Warrantors, threatened, and there has not been since the incorporation of each Group Company, any Action relating to the violation or alleged violation of any applicable Laws by such Group Company related to labor or employment, including any charge or complaint filed by an employee or independent contractor with any Governmental Authority or any Group Company.  None of the Group Companies are delinquent in payments to any employees, contractors or former employees or contractors for any services or amounts required to be reimbursed or otherwise paid.

(b)                                 Section 4.17(b) of the Disclosure Schedule contains a true and complete list of each Benefit Plan.  Each Benefit Plan primarily designed to provide compensation and benefits with respect to employees and other individual service providers of any Group Company who perform services outside of the United States is listed on Section 4.17(b) of the Disclosure Schedule (collectively, the “Non-U.S. Plans”), and each Benefit Plan that is not a Non-U.S. Plan is referred to herein as a “U.S. Plan.”

(c)                                  With respect to each Benefit Plan, Company has made available to Purchaser true and complete current copies, to the extent applicable, of (i) each plan document (or, if not written, a written summary of its material terms) and any amendments thereto, (ii) each trust agreement, annuity insurance contract, or other funding arrangement, and any amendments thereto, (iii) the most recent summary plan description (and each summary of material modification thereto) or other material plan summary required to be distributed by any Governmental Authority, (iv) the three most recent annual reports and accompanying schedules required to be filed with any Governmental Authority, (v) the three most recent actuarial reports and financial reports, and (vi) any material correspondence with, and any non-routine filings made with, any Governmental Authority.

(d)                                 Each Benefit Plan is and has been at all times established, administered and operated in in all material respects in accordance with its terms and all applicable Laws (including without limitation, SAFE Rules and Regulations, ERISA and the Code, if applicable). Each trust established in connection with any U.S. Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and, to the Knowledge of Warrantors, there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status of any such U.S. Plan or the exempt status of any such trust.

(e)                                  No U.S. Plan is, and neither any Group Company nor any ERISA Affiliate thereof, sponsors, maintains, contributes to, or has ever sponsored, maintained, contributed to, or has any Liability with respect to: (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (ii) a plan that is subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code, (iii) a “multiple employer plan (within the meaning of Section 413(c) of the Code or (iv) a “multiple employer welfare arrangement” (within the meaning of 3(40) of ERISA.  No Group Company has any liability in respect of, or obligation to provide, any health, life insurance or other welfare benefits to any current or former employee of any Group Company after retirement or other termination of employment or service, whether under a U.S. Plan or otherwise, other than health continuation coverage pursuant to Section 4980B of the Code or similar state or local Law where the full cost thereof is borne entirely by the former employee (or beneficiary thereof).

(f)                                   All contributions to, and payments for each Benefit Plan have been timely made or, to the extent not required to be paid on or before the Closing Date, have been fully reflected on the Company Financial Statements as of the Company Statement Date, and no event, transaction or condition has occurred or exists that would otherwise result in any such Liability to any Group Companies under such Benefit Plan.

(g)                                  Except as would not reasonably be expected to result in a material Liability to any Group Companies, (i) there are no pending or, to the Knowledge of Warrantors, threatened Actions or audits involving any Company Benefit Plan, and (ii) no nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred with respect to any Benefit Plan.

(h)                                 Each Group Company maintains, and has fully funded, each Benefit Plan and any other labor-related plans that it is required by Law or by Contract to maintain and fund.

(i)                                     Each Group Company is in compliance in all material respects with all Laws and Contracts relating to its provision of any form of Social Insurance, and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Laws and Contracts.

(j)                                    Except as disclosed in Section 4.17(j) of the Disclosure Schedule, neither the execution of this Agreement or any other Transaction Document to which Company is a party nor the consummation of the transactions contemplated hereby and thereby, whether alone, or in combination with any other event, will (i) result in any severance or termination pay or any retention, change in control or similar payment or benefit becoming due to any current or former director, officer or employee or other individual service provider of any Group Company; (ii) increase the amount of compensation or benefits due to any current or former director, officer, employee or other individual service provider of any Group Company; or (iii) result in any acceleration of the time of payment or vesting or trigger any payment or funding of any compensation or benefits under any Benefit Plan.

(k)                                 No amount that could be received (whether in cash or property or the vesting of property), either individually or in combination with any other such payment, as a result of the consummation of the transactions contemplated by this Agreement, either alone or in a combination with another event, by any stockholder, director, officer, employee or other individual service provider of any Group Company under any Benefit Plan or otherwise will constitute an “excess parachute payment” under Section 280G of the Code.

(l)                                     Except as disclosed in Section 4.17(l) of the Disclosure Schedule, each Benefit Plan that is subject to Section 409A of the Code has been maintained and administered in compliance with the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including proposed and final regulations, notices and rulings) thereunder.  None of the Group Companies is a party to, or otherwise obligated under, any plan, policy, agreement or arrangement that provides for any indemnity, gross-up or reimbursement for any Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of state or local Law relating to such Taxes).

(m)                             There has not been, and there is not now pending or, to the Knowledge of Warrantors, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage or any unfair labor practice charge or other labor dispute against any Group Company.  No Group Company is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral Contract, commitment or arrangement with any labor union, works council or other employee representative or any collective bargaining agreements, nor does any written or oral Contract, commitment or arrangement with any labor union, works council or other employee representative or any collective bargaining agreement pertain to any employees of any Group Company.  No employees of any Group Company are represented by any labor union, works council or other employee representative.

(n)                                 Each Key Employee is currently devoting substantially all of his or her business time to the conduct of the business of the applicable Group Company.  No employee or contractor of any Group Company is subject to or bound by any covenant or obligation restricting him/her from providing services to any Group Company or currently providing services to or, to the Knowledge of Warrantors, plans to provide services to any other Person that competes with any Group Company, whether or not such individual is or will be compensated by such Person. No employee or contractor of any Group Company is obligated under, or in violation of any term of, any Contract or any Governmental Order relating to the right of any such individual to be employed by, or to contract with or provide services to, such Group Company. No Group Company has received any notice alleging that any such violation has occurred. No such individual has given notice to any Group Company of an intent to terminate his or her employment or services with such Group Company, nor does any Group Company have a present intention to terminate the employment or engagement of any such individual.

(o)                                 Each employee, officer, director and consultant of each of the Group Companies has executed an employment agreement containing confidentiality, non-competition, non-solicitation, and invention assignment provisions which is in full force and effect and binding upon and enforceable against each such Person, requiring such Persons to protect and keep confidential such Group Company’s confidential information and Intellectual Property, prohibiting such Persons from competing with such Group Company for a specified period of time after their termination of employment with such Group Company, and requiring such Persons to assign all ownership rights in their work product to the relevant Group Company. To the best Knowledge of Warrantors, none of the employees, officers, directors or consultants is in violation of such employment agreement. To the Knowledge of Warrantors, none of the Group Companies is aware that any Key Employee intends to terminate his or her employment with such Group Company, nor does any Group Company have a present intention to terminate the employment of any Key Employee.

Section 4.18                            Insolvency.  There has not been commenced against any Group Company an involuntary case under any applicable national, provincial, city, local or foreign bankruptcy, insolvency, receivership or similar laws now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such person or for any substantial part of its property or for the winding up or liquidation of its affairs.

Section 4.19                            Insurance.  Except as would not have a Company Material Adverse Effect, all insurance policies and all self-insurance programs and arrangements relating to the business, assets, liabilities, operations and directors and officers (if any) of each Group Company are in full force and effect, no notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder.  None of the Group Companies has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.  None of the Group Companies has received any written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any of its respective insurance policies, or has been formally denied any insurance coverage which it has sought or for which it has applied.

Section 4.20                            Brokers.  Except as disclosed in Section 4.21, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the transactions contemplated hereby and the other Transaction Documents based upon arrangements made by and on behalf of Company or any of its Affiliates.

Section 4.21                            No Additional Representations.  Except for the representations and warranties made by Warrantors in this Article IV, neither Warrantors nor any of Subsidiaries nor any other Person acting on their behalf makes any other express or implied representation or warranty of any kind or nature in connection with the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO FOUNDER PARTIES, SELLERS, AND SALE SHARES

The Founder Parties severally and jointly represent and warrant to Purchaser the statements contained in this Article V are true, accurate and complete as of the date hereof and as of the Closing Date (unless any representations and warranties expressly relate to another date, in which case as of such other date):

Section 5.1                                   Organization, Good Standing and Qualification.  Each Seller is a corporation duly incorporated or organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite corporate, company or organizational power and authority to own its properties and assets and to carry on its business as now conducted or as proposed to be conducted, and to perform each of its obligations under the Transaction Documents to which it is a party. Each Seller is qualified to transaction business in each jurisdiction in which it conducts and proposed to conduct business. There is no pending litigation against such Seller, and no legal proceedings have been initiated by or against such Seller for the liquidation, winding-up, striking off or dissolution of such Seller or for the appointment of a liquidator, receiver, trustee or similar officer of such Seller or of all or any of its assets.

Section 5.2                                   Authority.  Each Founder Party has all requisite power and authority to execute and deliver the Transaction Documents to which such Founder Party is a party, to carry out and perform its obligations thereunder and to consummate the transactions contemplated thereunder.  All corporate action on the part of Seller necessary for the authorization, execution and delivery of the Transaction Documents to which Seller is a party and the performance of all obligations of Seller thereunder has been taken prior to date hereof.  Each Transaction Document to which a Founder Party is a party have been duly executed and delivered by such Founder Party and constitute, in the case of this Agreement, and will constitute from and after the Closing, in the case of the other Transaction Documents to which such Founder Party is a party, valid, legal and binding agreements of, and enforceable against such Founder Party, in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 5.3                                   Ownership and Transfer of Sale Shares.  Except as disclosed in Section 5.3 of the Disclosure Schedule,  Each Seller is the legal and beneficial owner of the Sale Shares, free and clear of any and all Liens.  Each Seller has the individual or corporate power and authority to sell, transfer, assign and deliver the Sale Shares as provided in this Agreement, and such delivery will convey to Purchaser good, legal and marketable title to Sale Shares, free and clear of any and all Liens.

Section 5.4                                   Consents and Approvals; No Violations.

(a)                                 No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by each Founder Party of this Agreement and the other Transaction Documents to which such Founder Party is a party or the consummation by such Founder Party of the transactions contemplated hereby and thereby, except as would not have, or be reasonably expected to have, individually or in the aggregate, a material adverse effect on such Founder Party’s ability to consummate the transactions contemplated hereby and perform its obligations under the Transaction Documents.

(b)                                 The execution, delivery and performance by each Founder Party of this Agreement and the other Transaction Documents to which it is a party do not, and the consummation by such Founder Party of the transactions contemplated hereby and thereby will not constitute or result in (i) any breach of any provision of any Charter Document of such Founder Party, (ii) a violation or breach of, or (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the creation of any Lien) under, any of the terms, conditions or provisions of any Contract or obligation to which such Founder Party is a party or by which it or any of its properties or assets may be bound, or (iii) violate any Law or Governmental Order applicable to such Founder Party or any of its properties or assets, except, in the case of clauses (ii) and (iii), for such violation, breach or default that would not have, or be reasonably expected to have, individually or in the aggregate, a material adverse effect on such Founder Party’s ability to consummate the transactions contemplated hereby and perform its obligations under the Transaction Documents.

Section 5.5                                   Service Term of HE Jian.  HE Jian shall serve as the chief executive officer of Purchaser from the date of appointment to (i) the date as specified in the employment agreement between the Purchaser and HE Jian or (ii) any date earlier to the date as set forth in Section 5.5 (i) and agreed by the consent of Purchaser with its sole discretion.

Section 5.6                                   No Additional Representations.  Except for the representations and warranties made by Founder Parties in this Article V, neither Founder Parties nor any of Subsidiaries nor any other Person acting on their behalf makes any other express or implied representation or warranty of any kind or nature in connection with the transactions contemplated hereby.

ARTICLE V-1

COMPLIANCE WITH ADDITIONAL REPRESENTATIONS

Each Seller and each Founder Party, severally and not jointly, makes the representations and warranties set forth under Exhibit D as if such representations and warranties were set forth in this Article V-1.  Each Seller and each Founder Party, severally and not jointly, further represent and warrant that the statements contained in Exhibit D are true, accurate and complete as of the date hereof and as of the Closing Date (unless any representations and warranties expressly relate to another date, in which case as of such other date).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASER

Purchaser hereby represents and warrants to Company and Seller that the statements contained in this Article VI are true, accurate and complete as of the date hereof and as of the Closing Date (unless any representations and warranties expressly relate to another date, in which case as of such other date).

Section 6.1                                   Organization, Good Standing and Qualification. Purchaser is duly incorporated or organized, validly existing and in good standing under the Laws of the Cayman Islands.

Section 6.2                                   Authority.  Purchaser has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to carry out and perform its obligations thereunder and to consummate the transactions contemplated thereunder.  All corporate action on the part of Purchaser necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party and the performance of all its obligations thereunder has been taken prior to date hereof.  Each Transaction Document to which Purchaser is a party have been duly and validly executed and delivered by Purchaser and constitute, in the case of this Agreement, and will constitute from and after the Closing, in the case of the other Transaction Documents to which Purchaser is a party, valid, legal and binding agreements of, and enforceable against Purchaser, in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 6.3                                   SEC Reports; Financial Statements;

(a)                                 Purchaser has timely filed or furnished, as applicable, all forms, reports and documents required to be filed or furnished by it with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the forms, reports and documents so filed, furnished or provided and those filed or furnished with the SEC subsequent to the date hereof, including any amendments thereto, collectively, the “Purchaser SEC Reports”). Each of the Purchaser SEC Reports, as of its filing date (and as of the date of any amendment or incorporation by reference) has complied or, if filed or furnished after the date hereof, will comply, comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed or amended, as the case may be. The Purchaser SEC Reports did not contain, when filed or furnished (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                                 The audited and unaudited consolidated financial statements of Purchaser, the unaudited financial data included in the earnings release in the Purchaser SEC Reports, (collectively, “Purchaser Financial Information”) fairly present, or in the case of Purchaser SEC Reports filed or furnished after the date of this Agreement, will fairly present, in all material respects, the consolidated balance sheets of Purchaser and its Subsidiaries as of the dates thereof and their consolidated statements of operations and changes in shareholders equity and comprehensive income for the periods then ended. Such Purchaser Financial Information have been prepared in accordance with GAAP.

(c)                                  Except as previously disclosed to the Sellers and the Founder Parties in written form and as set forth in the Purchaser’s SEC Reports, Purchaser is and has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of The New York Stock Exchange.

Section 6.4                                   Compliance with Laws.

(a)                                 Purchaser and its Subsidiaries are, and have been, in compliance with all applicable Laws, including but not limited to federal and state securities laws of the United States, Laws with respect to tax, employment and labor in the PRC or any other jurisdiction in which any Purchaser and its Subsidiaries have substantial business operations, in all material respects.

(b)                                 There is not pending or, to the Knowledge of Purchaser, threatened against Purchaser and its Subsidiaries any Action of any kind in court or Governmental Authority asserting material non-compliance by Purchaser and its Subsidiaries with respect to any applicable Law or Governmental Order.

Section 6.5                                   No Conflict.  The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party do not, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not constitute or result in any breach of any provision of Purchaser’s Charter Document.

Section 6.6                                   No Additional Representations.  Except for the representations and warranties made by Purchaser in this Article VI, neither Purchaser nor any of its Subsidiaries nor any other Person acting on their behalf makes any other express or implied representation or warranty of any kind or nature in connection with the transactions contemplated hereby.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1                                   Further Action; Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, each Party shall use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated hereby and the other Transaction Documents as promptly as practicable, including preparing, executing and filing, in consultation with the other Parties, promptly all documentation and delivering all necessary notices and obtaining promptly all consents, approvals and authorization from any shareholder or other third parties that are necessary to be obtained in order to consummate the transactions contemplated hereby and the other Transaction Documents.

Section 7.2                                   Public Announcements.  No Warrantor shall issue any press release or make any public statement with respect to the transactions contemplated hereby or the other Transaction Documents prior to obtaining the approval of Purchaser.

Section 7.3                                   Confidentiality.  Each Party hereby agrees that it will, and will cause its respective Affiliates and its and their respective Representatives to hold in strict confidence the terms and conditions of the Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to or in connection with the transactions contemplated hereby and thereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, including their existence, and all non-public records, books, contracts, instruments, computer data and other data and information, whether in written, verbal, graphic, electronic or any other form, provided by Company and its Representatives, on the one hand, to Purchaser and their respective Representatives, on the other hand, and vice versa (except to the extent that such information has been (a) already in such Party’s possession prior to the disclosure or obtained by such Party from a source other than the other Party or its Representatives, provided that, to such Party’s knowledge, such source is not prohibited from disclosing such information to such Party or its Representatives by a contractual, legal or fiduciary obligation to the other Party or its Representatives, (b) in the public domain through no breach of the confidentiality obligations under this Agreement by such Party, or (c) independently developed by such Party or on its behalf) (the “Confidential Information”).  Notwithstanding the foregoing, each Party may disclose the Confidential Information (i) to its shareholders, lenders, credit agencies and Representatives so long as such Persons are under equal nondisclosure obligations, (ii) pursuant to Law (including securities Laws and applicable securities exchanges rules) or requests or requirements from any Governmental Authority or other applicable Governmental Order, or in connection with any enforcement of, or dispute with respect to or arising out of, this Agreement or the Transaction Documents, or (iii) with the prior written consent of the other Party.  In the event that a Party hereto is requested or required by Law, Governmental Authority or other applicable Governmental Order to disclose any Confidential Information, such Party shall, to the extent legally permissible, provide the other Parties with sufficient advance written notice of such request or requirement and, if requested by any other Party (at such other Party’s sole expense) assist such other Party in seeking a protective order, confidential treatment or other appropriate remedy to limit or minimize such disclosure and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

Section 7.4                                   Access.  Subject to applicable Law and Section 7.3, between the date hereof and the Closing, the Group Companies will give Purchaser and its authorized Representatives reasonable access during normal business hours to all employees, officers, agents, Contracts and properties and to all books and records of the Group Companies, will permit Purchaser to make such inspections as Purchaser may reasonably require and will cause each Group Company’s officers and to furnish Purchaser with such financial and operating data and other information with respect to the business, properties and personnel of the Group Companies as Purchaser may from time to time reasonably request; provided that no investigation pursuant to this Section 7.4 shall affect or be deemed to modify any of the representations or warranties made by the Warrantors.

Section 7.5                                   Tax.  The Parties hereby acknowledge, covenant and agree that, (i) Purchaser shall have no obligation to pay any tax of any nature that is required by applicable law to be paid by each Seller or its Affiliates arising out of the transactions contemplated hereby; and (ii) each Seller agrees to bear and pay any tax of any nature that is required by applicable Laws to be paid by it arising out of the transactions contemplated hereby.

Section 7.6                                   Share Restrictions. The Sellers, including the Founder Parties, shall not sell, charge, pledge, mortgage or otherwise encumber shares of capital stock or otherwise dispose of more than one third (1/3) of their respectively Issued ADSs in equal installments during each calendar year after the Conversion (the “Annual Sales Quota.), subject to customary compliance with the limitations on sale under Rule 144 of the Securities Act. For the avoidance of doubt, the Sellers, including the Founder Parties, are entitled to sell, charge, pledge, mortgage or otherwise encumber shares of capital stock or otherwise dispose of Annual Sales Quota from the calendar year the Conversion happened in.

Section 7.7                                   Performance Target. The Founder Parties hereby covenant to the following performance targets for the Group Companies on a consolidated basis under GAAP: (i) no net loss is recorded for the fourth quarter (Q4) of 2018 (the “2018 Performance Target”); and (ii) the revenue growth for the calendar year of 2019 is 10% or higher compared to revenues in calendar year 2018, and the net profits exceed US$1,500,000 during calendar year of 2019 (the “2019 Performance Target”).  If the Group Companies failed to reach the 2018 Performance Target, the Founder Parties shall refrain from exercising any portion of the Annual Sales Quota. If, however, the Group Companies reached the above 2019 Performance Target, regardless whether the Group Companies reached the above 2018 Performance Target, the Founder Parties shall be entitled to exercise the Annual Sales Quota accumulated after the Conversion through the date of confirmation of the 2019 Performance Target. Furthermore, if the Group Companies continued to fail to reach the above 2018 and 2019 Performance Targets, the Founder Parties shall refrain from exercising any portion of the Annual Sales Quota (i.e. 1/3 of the Issued ADSs), unless during the following year (i.e. the calendar year of 2020), the Group Companies see growth in revenue and net profits respectively of at least 10% based on the previous target (which shall mean that the net profits exceeded US$1,650,000) (the “2020 Performance Target”), in which case the Founder Parties shall no longer be subject to any Annual Sales Quota after calendar year 2020. For avoidance of doubt, the Founder Parties are entitled to sell 100% of their ADSs if the 2020 Performance Target is reached, subject to compliance with the limitations on sale under Rule 144 of the Securities Act. If, however, the Group Companies failed to reach the 2020 Performance Target, thereafter the Group Companies shall be subject to a performance target further increased in a similar manner, and the Founder Parties shall continue to refrain from exercising any portion of the Annual Sales Quota.

Section 7.8                                   Options. Within six (6) months of the Conversion, the Purchaser shall cause its main shareholder to facilitate the grant of 1,500,000 ADS options to the management personnel of the Group Companies.  The Board of Directors of the Purchaser shall determine the exercise price, which shall the trading average price of the ADSs during three (3) consecutive months of trading prior to the date of the grant. The vesting conditions to said options shall include reasonable performance requirements determined by the Board of Directors of the Purchaser.

Section 7.9                                   Exclusivity.

(a)                                 From the date hereof until the Closing or the early termination of this Agreement, the Warrantors shall not, and shall cause their respective Affiliates and its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage the submission of any Acquisition Proposal or the making of any proposal or offer that could reasonably be expected to lead to any Acquisition Proposal; (ii) enter into, continue or participate in any negotiations with any Person regarding, or furnish to any Person any nonpublic information with respect to, any Acquisition Proposal; (iii) enter into or engage in discussions with or assist, participate in, facilitate or encourage any effort by, any Person with respect to any Acquisition Proposal; (iv) approve or recommend any Acquisition Proposal; (v) enter into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; or (vi) otherwise knowingly facilitate any effort or attempt by any Person to arrange or consummate an Acquisition Proposal, and shall immediately (w) cease, and cause to be terminated, all existing activities, negotiations and discussions with any Person conducted heretofore with respect to any Acquisition Proposal, (x) revoke or withdraw access of any Person other than Purchaser, its Affiliates and their respective Representatives to any data room (virtual or actual) containing any non-public information with respect to any Group Company or its Affiliates previously furnished and request from such Persons the prompt return or destruction of all such non-public information, (y) immediately notify Purchaser in writing upon receipt of any proposal, approach, offer, request or indication of interest from any third party relating to an Acquisition Proposal, and will provide Purchaser with information regarding the material terms of such Acquisition Proposal which would reasonably be considered to be relevant for Purchaser to be aware of in the context of the transactions contemplated hereby, and (z) take such action as is necessary to enforce any confidentiality or “standstill” provisions or provisions of similar effect to which it is a party or of which it is a beneficiary.

(b)                                 As used in this Agreement, “Acquisition Proposal” means any transaction, proposal, offer, inquiry, indication of interest or other understanding from any Person relating to, or that could reasonably be expected to lead to, any of the following actions: (A) (x) any acquisition, lease, license, purchase, assignment or other transfer, directly or indirectly, in a single transaction or a series of related transactions, of all or substantially all of the assets of any Group Company (other than in the ordinary course of business consistent with past practice), (y) any debt, equity, equity-linked or other securities of any Group Company, including (i) any acquisition or purchase of any Person directly or indirectly holding Equity Securities of any Group Company which has the effect of transferring any control or economic benefit of any such assets or securities to any other Person; and (ii) any acquisition or purchase whether by subscription for new securities or of existing securities of any Group Company; or (B) a non-ordinary course corporate transaction involving any Group Company, including, without limitation, a merger, consolidation, share exchange, tender or exchange offer (including a self-tender offer), business combination, sale of assets (other than in the ordinary course of business consistent with past practice), reorganization, amalgamation, scheme of arrangement, spin-off, investment transaction, recapitalization, liquidation, dissolution or other similar transaction, in each case other than with Purchaser.

Section 7.10                            Non-Disparagement.  Each Warrantor agrees that, from the date hereof, it shall not, and shall cause its Affiliates not to, directly or indirectly, disclose to the public or any other Person, any false or misleading information concerning, or any information that reflects negatively upon or otherwise disparages, any Group Company, any shareholder of any Group Company, and any Affiliate of the foregoing.

Section 7.11                            Non-Compete. Each Warrantor agrees that, from the date hereof, it shall cause each of the Key Employees to (i) devote substantially all of his or her business time to the conduct of the business of the applicable Group Company, and to (ii) refrain from providing services to any other Person that competes with any Group Company, whether or not such individual is or will be compensated by such Person, for two years subsequent to such employee’s termination of services with the applicable Group Company.

ARTICLE VIII

CONDUCT OF BUSINESS PRIOR TO CLOSING

Section 8.1                                   Compliance and Other Actions Prior to Closing.

(a)                                 From the date hereof until the Closing or the early termination of this Agreement, except as set forth in Section 8.1(a) of the Disclosure Schedule, each Group Company shall, and the Warrantors shall cause each Group Company to, conduct its business and affairs in the ordinary course of business consistent with past practice and use its commercially reasonable efforts to preserve substantially intact its present business organization, keep available the services of its current officers, employees, consultants and contractors, and preserve its current material relationships and goodwill with Governmental Authorities, customers and suppliers, licensors, licensees, distributors and any other persons with which the Group Companies have relations. None of the Group Companies shall take any action that would, or that would reasonably be expected to, result in any of the conditions to the Closing set forth in Article IX not being satisfied. In addition (and without limiting the generality of the foregoing), except as contemplated under this Agreement or the other Transaction Documents or expressly consented to by Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned) or as set forth in Section 8.1(a) of the Disclosure Schedule, no Group Company shall and the Warrantors shall not permit any Group Company to:

(i)                                     make any amendment or supplement to, or terminate, any Charter Document of a Group Company, except amendment or supplement to, or terminate, to Charter Document of the Company in connection with (a) issuance of Series CB Preferred Shares as set forth in Recitals (A), and (b) sales of 20% issued and outstanding shares of Avant Logistic Service Pte. Ltd., Ezbuy (Thailand) Company Limited, and PT. EZBUY HOLDING INDONESIA to Yew Tee Global Investment Pte. Ltd. at a nominal prices respectively;

(ii)                                  authorize for issuance, issue, sell, pledge, dispose of, transfer, deliver or agree or commit to issue, sell, pledge, dispose of, transfer or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or other Equity Securities, effect any stock split or otherwise change the capitalization of any Group Company as existed on the date of this Agreement, except (a) issuance of Series CB Preferred Shares as set forth in Recitals (A) and (b) sales of 20% issued and outstanding shares of Avant Logistic Service Pte. Ltd., Ezbuy (Thailand) Company Limited, and PT. EZBUY HOLDING INDONESIA to Yew Tee Global Investment Pte. Ltd. at nominal prices respectively;

(iii)                               declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of the capital stock of the Group Companies;

(iv)                              redeem, purchase or otherwise acquire any shares of the capital stock of the Group Companies, or make any commitment for any such action;

(v)                                 place any Group Company into liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization, redomiciliation or other reorganization;

(vi)                              make any amendment, alteration or change to the powers, designations, preferences, rights, privileges, qualifications, limitations or restrictions of any of the Equity Securities of a Group Company;

(vii)                           alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Group Company;

(viii)                        except to the extent required by any Benefit Plan in effect as of the date of this Agreement or as required by applicable Law, (i) increase in any manner the compensation or benefits payable or to become payable to any current or former directors, officers, employees or other individual service providers of any Group Company (other than (A) increases in base salaries or wages of employees who are not officers or executives made, in the ordinary course of business and consistent with past practice, and (B) the payment of annual bonuses for services provided during Company’s fiscal year ended [*] in a manner that is consistent with Company’s past practice), (ii) grant any new rights to change in control, severance, termination or retention payments or benefits to any current or former directors, officers, employees or other individual service providers of any Group Company, (iii) take any action to accelerate any payment or benefit, the vesting or lapse of restrictions with respect to any equity or equity-based award, or the funding of any payment or benefit provided pursuant to any Benefit Plan, (iv) grant any equity or equity-based awards to any director, officer, employee or other individual service provider of any Group Company, (v) establish, adopt, amend or terminate any Benefit Plan or any plan, program, policy, practice, Contract or arrangement that would be a Benefit Plan if it were in effect on the date of this Agreement (other than to replace or amend any Benefit Plan if the cost of providing benefits thereunder is not increased), or (vi) enter into or amend any employment, severance, change in control, retention, consulting or similar arrangements with any director, officer, employee or other individual service provider of any Group Company; provided that any Group Company may enter into or amend employment and consulting arrangements with employees (other than officers or executives) and individual consultants in connection with promotions and new hires or engagements, in each case, in the ordinary course of business and consistent with past practice, or (vii) terminate, other than for cause, the employment or engagement of any employee or individual consultant;

(ix)                              unless required by applicable Law, (i) modify, extend, or enter into any labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements with any labor union, labor organization, works council or employee representative, or (ii) recognize or certify any labor union, labor organization, works council, or group of employees of any Group Company as the bargaining representative for any employees of any Group Company;

(x)                                 acquire, sell, lease, transfer or otherwise dispose of any asset material to the Group Companies, taken as a whole;

(xi)                              (i) dispose of, license, transfer or grant to any Person any rights to Company IP other than to end users or customers of the Company Products pursuant to the Standard Terms; (ii) abandon, permit to lapse or otherwise dispose of any Company IP; (iii) make any material change in the ownership or right to register any Company IP; or (iv) enter into any Contract with respect to or otherwise binding upon any Company IP other than, in the case of clauses (i) to (iv), in the ordinary course of business consistent with past licensing practice;

(xii)                           except pursuant to a Contract existing on the date of this Agreement (i) incur, modify, renew or assume any Indebtedness or issue any debt securities in excess of $100,000 in the aggregate, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice; (ii) prepay any debt, borrowings or obligations in excess of $100,000 in the aggregate prior to their stated maturity; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to the Group Companies, taken as a whole, except for guarantees of obligations of wholly owned Subsidiaries of Company; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries of Company and for advances for travel and other expenses to officers, directors and employees made in the ordinary course of business consistent with past practice); (v) charge, pledge, mortgage or otherwise encumber shares of capital stock of any Group Company; or (vi) charge, mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon other than Permitted Liens;

(xiii)                        revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by GAAP;

(xiv)                       (i) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein, if such acquisition would be material to the Group Companies, taken as a whole or (ii) authorize any new capital expenditures, other than capital expenditures contemplated by Company’s current plan approved by the board of the Company prior to the date hereof that was made available to Purchaser;

(xv)                          pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

(xvi)                       waive the benefits of, reduce the restriction periods or agree to modify in a manner adverse to any Group Company any non-competition, confidentiality, standstill or similar agreement to which any Group Company is a party;

(xvii)                    settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby (other than responding to takedown notices or other notices or accusations of potential infringement in a manner consistent with past practice in the ordinary course of business);

(xviii)                 (i) cancel, materially modify, terminate or grant a waiver of any rights under any Material Contract in a manner adverse to any Group Company, (ii) enter into a new Contract that contains, unless required by applicable Law, a change of control provision in favor of the other party or parties thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the transactions contemplated hereby or (iii) waive, release, cancel, convey or otherwise assign any material rights or claims in a manner adverse to any Group Company; or

(xix)                       make, change or revoke any material Tax election, enter into any closing agreement or settle or compromise any audit, claim, assessment or dispute for Taxes in an amount higher than US$100,000, change (or request to any Tax authority to change) any accounting period or method of accounting of any Group Company for Tax purposes, consent to any extension or waiver of the limitations period applicable to any claim or assessment for material Taxes, fail to pay any material Taxes as they become due and payable, file a material amended Tax Return, or surrender a right to claim a refund of, offset to or other reduction in material Taxes; or

(xx)                          take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 8.1(a)(i) through Section 8.1(a)(xix).

(b)                                 Advise of Changes.  The Warrantors shall promptly advise Purchaser in writing of any matter or event that is materially adverse to the Business, assets, condition (financial or otherwise), working capital, Liabilities or results of operations of the Group Companies, taken as a whole.

ARTICLE IX

CONDITIONS TO CLOSING

Section 9.1                                   Conditions to the Obligations of Purchaser.  The obligation of Purchaser to consummate the transactions contemplated hereby is subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser to the extent permitted by applicable Law:

(a)                                 Each of the representations and warranties of the Warrantors set forth in Article IV and Article V, shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than any such representations and warranties made as of a specified date, which shall be true and correct only as of such specified date).

(b)                                 The Warrantors shall have performed or complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the time of the Closing.

(c)                                  All Consents of any competent Government Authorities, the then existing shareholder(s) and director(s) of Company prior to the Closing, or any Persons which are required to be obtained by each Warrantor in connection with the consummation of the transactions contemplated under this Agreement and the other Transaction Documents shall have been duly obtained prior to and be effective as of the Closing and evidence thereof shall have been delivered to Purchaser.

(d)                                 Since the date hereof, there shall not have been any Company Material Adverse Effect.

(e)                                  Purchaser’s legal, business and financial due diligence investigation and other investigations on the business of the Group Companies shall have been completed to its satisfaction. Purchaser shall have obtained all necessary internal approvals for the execution of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and such approval shall not have been rescinded, revoked or materially amended. Each Group Company shall have provided designated representatives of Purchaser with access to all such Group Company online banking portals, replaced such Group Company’s authorized signatories on record with its banks or other financial institutions with designated representatives of Purchaser, passwords on record with its banks or other financial institutions to such passwords designated by Purchaser and moved the bank accounts of such Group Company to new online profiles.

(f)                                   The Warrantors shall have executed and delivered to Purchaser a certificate dated as of the Closing (i) stating that the conditions specified in this Section 9.1 have been fulfilled as of the Closing (other than (d) and (e)), and (ii) attaching thereto (a) a certificate of good standing of Company issued by the Registrar of Companies in the Cayman Islands, which shall be issued within no more than twenty (20) business days from the Closing Date, (b) a current certificate of incumbency of Company issued by the registered office provider of Company, and (c) copies of all resolutions approved by all shareholder(s) and director(s) of each Group Company related to the transactions contemplated hereby.

Section 9.2                                   Conditions to the Obligations of Sellers.  The obligation of Sellers to consummate the transactions contemplated hereby is subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part by Seller to the extent permitted by applicable Law:

(a)                                 Each of the representations and warranties of the Purchaser set forth in Article VI, shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than any such representations and warranties made as of a specified date, which shall be true and correct only as of such specified date).

(b)                                 Sellers shall have obtained all necessary internal approvals for the execution of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and such approval shall not have been rescinded, revoked or materially amended.

(c)                                  Appointment of Directors.  The Board of Directors of the Purchaser shall include (i) at least one (1) director that shall be appointed by the Sellers (“Seller Director”), who shall be  LIAN Meng; and (ii) at least one (1) director that shall be appointed by the controlling shareholder of the Purchaser (“Purchaser Director”) , who shall be  HE Jian.

(d)                                 Appointment of chief executive officer.  HE Jian shall be appointed by the Board of Directors of the Purchaser as, and have agreed in writing to the appointment, the chief executive officer of Purchaser.

(e)                                  The Purchaser shall have executed and delivered to Sellers a certificate dated as of the Closing (i) stating that the conditions specified in this Section 9.2 have been fulfilled as of the Closing (other than Section 9.2 (b)), and (ii) attaching thereto (a) an original certificate of incumbency of Company issued by the registered office provider of Purchaser, showing that condition specified in Section 9.2 (c) has been fulfilled, and (b) a copy of resolution approved by Board of Directors of Purchaser related to the transactions contemplated hereby (including but not limited to execution of Transaction Documents, consummation of the transactions under this Agreement and issuance of certain ADSs upon Conversion, and appointment of HE Jian as the Chief Executive Officer).

(f)                                   The Purchaser shall have obtained approval of the NYSE Supplemental Listing Application for the listing of the ADSs that are issuable under Section 1.2 hereof.

ARTICLE X

POST-CLOSING COVENANT

Section 10.1                                                 Affiliates SPAs. Upon the Closing, at Purchasers sole discretion, Purchaser’s designated affiliates may purchase the equity or assets in its entirety of any or all of the Company Affiliates at nominal prices, i.e. the lowest purchase price permitted under applicable laws, or nominate, appoint, terminate, or replace any directors of the board of the Company Affiliates. The relevant parties shall enter into certain equity purchase agreements (the “Affiliates SPAs”) at the sole discretion or satisfaction of Purchaser for the purpose of the said transactions.

Section 10.2                                                 Fiduciary Duty. Upon the Closing, whether as an executive or director of Purchaser, HE Jian shall use his best efforts to act in the interest of Purchaser rather than that of any other parties, and shall be subject to fiduciary duty and the related potential liabilities thereof.

ARTICLE XI

INDEMNIFICATION

Section 11.1                                                 Survival.  The representations and warranties of each Party contained in Article IV, Article V and Article VI of this Agreement shall survive the Closing and shall remain in full force and effect until the date that is twenty-four (24) months from the Closing Date, provided that the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4 and 4.7 shall survive until the expiration of the relevant statute of limitations (the “Statute of Limitations of Fundamental and Tax Reps”). The covenants and agreements of each Party set forth in this Agreement shall survive the Closing until fully discharged in accordance with their terms, except for those covenants and agreements which shall be complied with or discharged prior to the Closing in accordance with the terms of this Agreement. The obligations of the Warrantors or Purchaser to indemnify, respectively, shall terminate upon the expiration of the applicable survival periods set forth in this Section 10.1. The parties agree that the survival periods set forth in this Section 10.1 (other than the Statute of Limitations of Fundamental and Tax Reps) are contractual statutes of limitations and any claim brought by a party pursuant to this Section 10.1 must be brought or filed prior to the expiration of the applicable survival period; provided that any claim asserted in good faith in writing and with reasonable specificity (to the extent known at such time) by notice from the non-breaching party to the breaching party prior to expiration of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such each claim shall survive until finally resolved.

Section 11.2                            Indemnification by the Warrantors.

(a)                                 Effective as of the Closing, the Warrantors shall jointly and severally indemnify and hold harmless Purchaser, its Affiliates (which shall, after the Closing, include each Group Company) and their respective Representatives, successors and assigns (each, a “Purchaser Indemnitee”) against any losses, Liabilities, damages, liens, penalties, costs and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing (collectively, “Losses”) actually incurred or suffered by such Purchaser Indemnitee as a result of, arising out of or in connection with (i) any breach of, or inaccuracy in, any representation or warranty made by any Warrantor contained in this Agreement (for the avoidance of doubt, including any lawsuits based on any conducts prior to this Agreement); and (ii) any breach or violation of, or failure to perform, any covenants or agreements made, and to be performed prior to the Closing, by any Warrantor in this Agreement, provided that, the Warrantors shall not be liable to Purchaser for indemnification under Section 11.2:

(i)                                     until the aggregate amount of all Losses requiring indemnification under Section 11.2(a) exceeds on a cumulative basis an amount equal to US$200,000 (the “Basket”), in which event each Warrantor shall be liable to the full extent of such Losses and not only the excess of the Basket; and

(ii)                                  on an aggregate cumulative basis in excess of the proceeds gained from selling any ADSs by the Warrantors (the “Cap”).

(b)                                 Effective as of the Closing, subject to Cap amount as set forth in Section 11.2(a)(ii), the Warrantors shall jointly and severally indemnify any Purchaser Indemnitee for any Loss suffered by such Purchaser Indemnitee as a result of or arising out of (i) any Group Company’s failure to withhold or pay any Tax in accordance with the applicable Laws for all tax periods ending on or before the Closing Date and the portion through the end of the Closing Date for any tax period that includes (but does not end on) the Closing Date; (ii) the PRC Companies’ failure to comply with any applicable Laws in relation to employment, including without limitation any non-payment or underpayment of Social Insurances before the Closing Date; and (iii) any Group Company’s failure to timely obtain any Consent from any competent Governmental Authority in accordance with applicable Laws before the Closing Date. The indemnification under this Section 11.2(b) shall not be prejudiced by or be otherwise subject to any disclosure (in the Disclosure Schedule or otherwise) and shall apply regardless of whether the Warrantors have any actual or constructive knowledge with respect thereto.

Section 11.3                            Indemnification by the Purchaser.

(a)                                 Effective as of the Closing, the Purchaser shall indemnify and hold harmless Warrantors, Sellers and their respective Representatives, successors and assigns (each, a “Indemnitee”) against any losses, Liabilities, damages, liens, penalties, costs and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing (collectively, “Losses”) actually incurred or suffered by such Indemnitee as a result of, arising out of or in connection with (i) any breach of, or inaccuracy in, any representation or warranty made by Purchaser contained in this Agreement (for the avoidance of doubt, including any lawsuits based on any conducts prior to this Agreement); and (ii) any breach or violation of, or failure to perform, any covenants or agreements made, and to be performed prior to the Closing, by Purchaser in this Agreement, provided that, the Purchaser shall not be liable to Indemnitee  for indemnification under Section 11.3:

(i)                                     until the aggregate amount of all Losses requiring indemnification under Section 11.3(a) exceeds on the Basket, in which event Purchaser shall be liable to the full extent of such Losses and not only the excess of the Basket; and

(ii)                                  on an aggregate cumulative basis in excess of the Purchase Price.

(b)                                 Effective as of the Closing,  the Purchaser shall indemnify any Indemnitee for any Loss suffered by such Indemnitee as a result of or arising out of (i) Purchaser’s and its  subsidiaries’ (through equity control or contractual control) failure to withhold or pay any Tax in accordance with the applicable Laws for all tax periods ending on or before the Closing Date and the portion through the end of the Closing Date for any tax period that includes (but does not end on) the Closing Date; (ii) any of the Purchaser’s PRC subsidiaries’ (through equity control or contractual control) failure to comply with any applicable Laws in relation to employment, including without limitation any non-payment or underpayment of Social Insurances before the Closing Date; and (iii) Purchaser’s and its  subsidiaries’ (through equity control or contractual control) failure to timely obtain any Consent from any competent Governmental Authority in accordance with applicable Laws before the Closing Date. The indemnification under this Section 11.3(b) shall not be prejudiced by or be otherwise subject to any disclosure (in the Disclosure Schedule or otherwise) and shall apply regardless of whether the Indemnitee have any actual or constructive knowledge with respect thereto.

Section 11.4                            Reliance.

(a)                                 Each Warrantor hereto acknowledges and agrees that Purchaser has entered into this Agreement in reliance on the representations and warranties, and covenants and agreements, made by the Warrantors in this Agreement.

Section 11.5                            Investigation.

(a)                                 Except as otherwise provided in this Agreement, the right to indemnification will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or agreement made by a Party hereto or any other matter.  The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification hereunder based on any such representation, warranty, covenant or agreement. No Purchaser Indemnitee shall be required to show reliance on any representation, warranty, covenant or other agreement in order for such Purchaser Indemnitee to be entitled to indemnification hereunder.

Section 11.6                            Procedures.

(a)                                 Any party seeking indemnification under this Article XI (an “Indemnified Person”) shall notify the party from whom indemnification is being sought (an “Indemnifying Person”) in writing of any facts or circumstances (including any action against such Indemnified Person) in respect of which any Indemnifying Person is or may be obligated to provide indemnification hereunder promptly after the receipt of notice or knowledge thereof. Such notice shall set forth in reasonable detail the facts and circumstances giving rise to such claim, the basis for indemnification and the good faith estimated amount of Losses for which indemnification is sought.  The failure of any Indemnified Person to notify any Indemnifying Person shall not relieve any Indemnifying Person from any Liability which it may have to such Indemnified Person under this Article XI, unless and to the extent the failure to so notify materially prejudices the Indemnifying Person.  If the Indemnifying Person has timely disputed its indemnity obligation for any Losses with respect to such claim, the Parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations within thirty (30) days after delivery of the notice by the Indemnifying Person, such dispute shall be resolved by arbitration pursuant to Section 13.4.

(b)                                 In the case of any claim for indemnification under this Article XI that involves a third party (a “Third Party Claim”), the Indemnifying Person will have the right to participate in, and, to the extent the Indemnifying Person so desires, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person.  However, the Indemnified Person will have the right to retain separate counsel and to participate in the defense thereof at its sole cost and expense, except that the reasonable documented fees and expenses of such counsel shall be paid by the Indemnifying Person if representation of such Indemnified Person by the counsel retained by the Indemnifying Person would be, based on the opinion of counsel, inappropriate due to an actual conflict of interest between such Indemnified Person and any other party represented by such counsel in such Action.  To the extent the Indemnified Person is entitled to indemnification hereunder in such matter, the Indemnifying Person will be responsible for the expenses of such defense even if the Indemnifying Person does not elect to assume such defense.  The Indemnifying Person shall not, except with the consent of the Indemnified Person (not to be unreasonably withheld, delayed or conditioned), consent to the entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the Indemnified Person of all liability in respect of such Third Party Claim or litigation.  The Indemnified Person shall not settle or compromise, or offer to settle or compromise any such Third Party Claim without the prior written consent of the Indemnifying Person (not to be unreasonably withheld, delayed or conditioned).  Each Party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

(c)                                  As soon as a claim is ascertained in accordance with this Section 10.5, the Indemnified Person may, at its sole discretion by written notice to any Seller, such Indemnifying Person shall reimburse the Indemnified Person for, with five (5) business days of such claim, any expenses paid or incurred by the Indemnified Person.

ARTICLE XII

TERMINATION

Section 12.1                            Termination by Mutual Agreement.  This Agreement may be terminated at any time prior to the Conversion by mutual written consent of the Parties.

Section 12.2                            Termination by Purchaser.  This Agreement may be terminated at any time prior to the Closing by Purchaser if:

(a)                                 the Closing shall not have occurred within three (3) months after the date hereof (the “Long Stop Date”), unless such failure shall be due to the failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing;

(b)                                 Purchaser is not then in material breach of any provision of this Agreement and there has been a material breach of any representation, warranty, covenant or agreement made by any Warrantor in any material respects in this Agreement, such that the conditions set forth in Sections 9.1 would not then be satisfied, and such breach or condition cannot be cured by the Long Stop Date, or if capable of being cured, shall not have been cured prior to the earlier of (i) thirty (30) days following receipt by Company of written notice of such breach or failure to perform from Purchaser stating Purchaser’s intention to terminate this Agreement pursuant to this Section 12.2(a) and the basis for such termination (or, if earlier, the Long Stop Date) and (ii) the date that is five (5) business days prior to the Long Stop Date; or

any Governmental Authority of competent jurisdiction shall have issued a Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereunder, and such Governmental Order has become final and non-appealable.

Section 12.3                            Termination by Sellers.  This Agreement may be terminated at any time prior to the Closing by any of the Sellers, provided that this Agreement can be terminated only with respect to the terminating Seller and with no effect on other Sellers, if:

(a)                                 the Closing shall not have occurred upon the Long Stop Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them prior to the Closing;

(b)                                 Seller is not then in material breach of any provision of this Agreement and there has been a material breach of any representation, warranty, covenant or agreement made by Purchaser in any material respects in this Agreement, such that the conditions set forth in Sections 9.2 would not then be satisfied, and such breach or condition cannot be cured by the Long Stop Date, or if capable of being cured, shall not have been cured prior to the earlier of (i) thirty (30) days following receipt by Purchaser of written notice of such breach or failure to perform from Sellers  stating Sellers’ intention to terminate this Agreement pursuant to this Section 12.2(a) and the basis for such termination (or, if earlier, the Long Stop Date) and (ii) the date that is five (5) business days prior to the Long Stop Date; or

(c)                                  any Governmental Authority of competent jurisdiction shall have issued a Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereunder, and such Governmental Order has become final and non-appealable.

Section 12.4                            Effect of Termination.  In the event of a valid termination of this Agreement pursuant to this Article XII, written notice thereof shall be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and of no effect with no liability on the part of any Party hereto (or of any of its Representatives); provided, however, that (i) Section 7.2, Section 7.3, this Section 12.4 and Article XIII (in each case, subject to the terms thereof) shall remain in full force and effect and survive termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liabilities for fraud (involving deliberate deception) or any willful and material breach of this Agreement prior to such termination.  No Party claiming that any such breach occurred will have any duty or otherwise be obligated to mitigate any damages arising out of or resulting from such breach in the event that this Agreement is terminated.

ARTICLE XIII

MISCELLANEOUS

Section 13.1                            Entire Agreement.

(a)                                 This Agreement (including the Disclosure Schedule and other exhibits and annexes thereto) and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all other prior drafts, agreements, arrangements, understandings, negotiations and implications of any nature, including any agreements relating to the prior equity or debt financing transactions with respect to the Group Companies, both written and oral, among the Parties with respect to the subject matter hereof and set out the complete legal relationship of the Parties arising from or connected with that subject matter.

(b)                                 In entering into this Agreement and the other Transaction Documents, each Party acknowledges and agrees that:

(i)                                     it is not relying upon any pre-contractual statements which is not expressly set out in this Agreement or another Transaction Document and will not contend to the contrary;

(ii)                                  it shall not have any right of action against any other Party to this Agreement or any other Transaction Document arising out of or in connection with any pre-contractual statements except to the extent that it is repeated in this Agreement or another Transaction Document;

(iii)                               notwithstanding any other provision in this Agreement, it shall not have any claim for innocent or negligent misrepresentation whether made prior to or in this Agreement or any other Transaction Document and each Party waives all and any rights of rescission it may have; and

(iv)                              nothing in this Section 13.1 shall have the effect of excluding or limiting any liability arising from fraud (involving deliberate deception).

(c)                                  For the purposes of this Section 13.1, pre-contractual statements means any draft, agreement, undertaking, representation, warranty, promise, assurance, arrangement or implication of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement or the Transaction Documents made or given by any person at any time prior to the date of this Agreement.

Section 13.2                            Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall, in whole or in part, be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise transferred, be the subject matter of a declaration of trust, declared or in any other way be alienated by any of the Parties without the prior written consent of the other Parties.  Any assignment, transfer, declaration of trust or alienation in violation of the preceding sentence shall be void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 13.3                            Notices.  All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon confirmation of receipt after transmittal by facsimile to such number specified below or another number or numbers as such Person may subsequently specify by proper notice under this Agreement, with a confirmatory copy to the sent by overnight courier, (c) on the next business day when sent by international overnight courier, or (d) when an email is received in the email system of the recipient, in each case to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13.3):

if to Purchaser, to:

Address:                                                 2D No.7 Jiuxianqiao North Road Chaoyang  District. Beijing

Attention:                                         Yuki.Qiu

Tel:                                                                           +86 010 56920099-8092

Email:                                                            qiubing@lightinthebox.com

if to any Warrantor, to:

Address:                                                 Floor 5, Building 2, Yaxin Science and Technology Park, No. 399 Nong, Zhangjiang Shengxia Road, Pudong District, Shanghai (上海市浦东新区张江盛夏路399弄亚芯科技园2号楼5楼)

Attention:                                         Mr HE Jian (何建)

Tel:                                                                           +86 18616892575

Email:                                                            hejian@ezbuy.com

if to IDG CHINA VENTURE CAPITAL FUND IV L.P. and/or IDG CHINA IV INVESTORS L.P.:

Attention: Chi Sing Ho

Address: Unit 5505, 55/F, The Center, 99 Queen’s Road Central, Hong Kong

Fax Number: +852 25291619

With a copy to:

Floor 6, Tower A, COFCO Plaza, 8 Jianguomennei Dajie, Beijing, P.R. China

(中国北京建国门内大街8号 中粮广场A座6层)

Attn: Ms. XIE Yilan (谢一岚)

Fax: 8610-8512 0225

if to CGC 65 SERVICE LIMITED:

Attention: Mr. WANG Daoping (王道平)

Address: Unit 401, Tower 2, China Central Place, Chaoyang District, Beijing

(北京朝阳区华贸中心2座401)

Tel.: +86 18600155925

if to FRASER HOLDINGS GROUP LIMITED:

Attention: Mr. Liang Xin (梁鑫)

Address: Unit 3301, Kerry Parkside Office, 1155 Fangdian Rd, Pudong District, Shanghai

(上海浦东新区芳甸路1155号浦东嘉里城办公楼3301室)

Tel.: 18576777300

if to SKY9 CAPITAL FUND III, L.P.:

Attention: 孙俊

Address: Room 1807, Office Tower 1, Raffles City Changning, No. 1139 Changning Road, Changning District, Shanghai (上海市长宁区长宁路1139号长宁来福士广场一号楼1807室)

Tel.: 18600062195

if to Ventech China III SICAR and/or Ventec PCC Limited (on behalf of Cell 9):

Attention: Qin Chen

Address: Suite 1912, Ruijin Building, 205 Maoming South Road, Shanghai, China 200020

Tel.: +86 21 5419 9001

Email: qin.chen@ventechchina.com

if to Kenneth Vai-Kun Miu and Lynn Yokelin Miu, as Trustees of the Miu Family Trust, dated March 31, 2012:

Attention: Kenneth Vai-Kun Miu

Address: 1702 Via Sombrio Fremont CA USA 94539.

Tel.: 15105094105

Email: kmiu@yahoo.com

Section 13.4                            Governing Law; Dispute Resolution.

(a)                                 This Agreement and any disputes or claims arising out of, relating to or in connection with its subject matter or formation (including non-contractual disputes or claims) are governed by and shall be construed in accordance with the Laws of Hong Kong Special Administration of the PRC.  Except as provided in the prior sentence, any dispute, controversy or claim (each, a “Dispute”) arising out of, relating to or in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, or the interpretation, breach, termination, validity or invalidity hereof or thereof, shall be referred to arbitration upon the demand of any Party to the Dispute with notice to the other.

(b)                                 Any Dispute shall be settled by arbitration in Hong Kong administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Rules (the “HKIAC Rules”) then in force. There shall be three (3) arbitrators. Each of claimant and respondent shall appoint one (1) arbitrator and the third (3rd) arbitrator shall be appointed by the HKIAC Council.

(c)                                  The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 13.4, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 13.4 shall prevail.

(d)                                 Each Party to the arbitration shall cooperate with each other Party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such Party.

(e)                                  The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(f)                                   The Parties agree that the arbitral tribunal shall have the power to award equitable remedies (including specific performance).  Any Party to the Dispute shall be entitled to seek interim measures of protection and emergency relief in aid of arbitration from any court of competent jurisdiction.  Application for such protective or similar emergency interim relief shall not be deemed inconsistent with the agreement to arbitrate or deemed a waiver of the right to arbitrate.

(g)                                  During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in Dispute and under adjudication.

Section 13.5                            Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 13.6                            No Third Party Beneficiaries.  Any Person who is not a party to this Agreement shall have no right by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided that each Purchaser Indemnitee shall have the right to enforce the relevant terms of Section 11.2 by reason of the Contracts (Rights of Third Parties) Act 1999, subject to (i) the rights of the Parties to amend or vary this Agreement without the consent of the Persons referred to above, and (ii) the terms and conditions of this Agreement.

Section 13.7                            Severability.  Each of the provisions of this Agreement is severable.  If any such provision is held to be or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, it shall have no effect in that respect and, (a) the Parties shall use their reasonable efforts to replace such provision with a suitable and equitable provision in order to carry out as closely as is possible, so far as may be valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 13.8                            Specific Performance.  Without affecting any other rights or remedies that they may have, each of the Parties acknowledges and agrees that, in the event of any breach of, or any failure to perform, any specific provision of this Agreement prior to or at the Closing, the non-breaching Party would be irreparably and immediately harmed and monetary damages alone may not necessarily be an adequate remedy.  It is accordingly agreed that each of the Parties shall (i) be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to the remedies of injunction, specific performance and other equitable relief, or any combination of those remedies, in respect of any threatened or actual breach of any specific provision of this Agreement, (ii) waive, in any action against it for specific performance, injunctive relief or any other equitable remedy, the defense of the adequacy of a remedy at law, and (iii) waive any requirement for the securing or posting of any bond in connection with the obtaining of any such specific performance, injunctive relief or other equitable remedy.  For the avoidance of doubt, each of Parties shall be entitled to enforce specifically the terms and provisions of this Agreement to prevent breaches of or enforce compliance with all the agreements and covenants contained in this Agreement, including those agreements and covenants of the other Party or Parties that require the other Party or Parties to use its or their reasonable best efforts to cause the Closing to occur as soon as practicable.  A Party’s pursuit of specific performance, injunctive relief or any other equitable remedy at any time shall not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such Party in the case of a breach of this Agreement.

Section 13.9                            Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of the Parties.

Section 13.10                     Extension; Waiver.  At any time prior to the Closing, each Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other Party with any of the agreements or conditions contained herein.  Any agreement on the part of either Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.  The failure of either Party hereto to exercise, or any delay in exercising, any of its rights, powers or remedies hereunder or provided by law shall not impair or constitute a waiver of such rights, powers or remedies or an impairment of or waiver of other rights, powers or remedies.  No single or partial exercise of a right, power or remedy provided by this Agreement or law prevents further exercise of the right, power or remedy or the exercise of another right, power or remedy.

Section 13.11                     Fees and Expenses.  Whether or not the Closing is consummated, except otherwise explicitly provided hereunder, all expenses and fees incurred in connection with this Agreement and other Transaction Documents, and the transactions contemplated hereby and thereby, shall be paid by the party incurring such expense and fees; provided, that all amounts incurred or otherwise payable under any Benefit Plan or any other severance, change-in-control, retention or similar amount payable, in each case, by any of the Group Companies to any current or former employee(s) or other individual service provider(s) of any of the Group Companies in connection with, or otherwise resulting from, the transactions contemplated hereby and other Transaction Documents (but excluding any severance payable as a result of an involuntary termination of employment or service that occurs after the Closing) and the employer’s portion of any payroll or other employment Taxes attributable to any compensation due in respect of such amounts shall be paid by Company.

Section 13.12                     Interpretation.

(a)                                 The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, consolidated, re-enacted, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by re-enactment, consolidation, adoption or subordinate legislation (including regulations) succession of comparable successor statutes and all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.  All electronic communications from a Person shall be deemed to be “written” for purposes of this Agreement.

(b)                                 The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 13.13                     Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Signatures transmitted by facsimile or other electronic transmission (including PDF) shall be accepted as originals for all purposes of this Agreement.

Section 13.14                     Certain Definitions.

(a)                                 “Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

(b)                                 “Affiliate” means, as to any Person, any other Person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Person.

(c)                                  “Benefit Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, and any other plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, change of control, retention, deferred compensation, bonus, commission, incentive compensation, stock options, performance awards, share or share-related awards or other equity or equity-based compensation, pension, retirement, supplemental retirement, profit sharing, vacation, health or other welfare benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, that is entered into, maintained, sponsored, contributed to or required to be contributed to by any of the Group Companies for the benefit of any current or former employee, director, officer or other individual service provider of any of the Group Companies, or with respect to which any of the Group Companies has or would reasonably be expected to have any Liability, other than any compensation and benefit plans, programs and arrangements which are mandated to be provided by any of the Group Companies and sponsored or maintained by a Governmental Authority.

(d)                                 “business day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York, the Cayman Islands, Hong Kong or China.

(e)                                  “Business” means the businesses of the Group Companies as currently conducted and as currently contemplated to be conducted in the future.

(f)                                   “Cash” means, as of the time in question, all cash and cash equivalents (including marketable securities) of the Group Companies on a consolidated basis determined in accordance with GAAP (except as specifically indicated thereto, excluding, without duplication, (a) Restricted Cash, (b) all cut but uncashed checks issued by the Group Companies, (c) wires and deposits in transit, and (d) received but uncashed checks, and including (other than to the extent constituting the categories of cash or cash equivalents set forth in (a) to (d) above), without duplication, any deposits made by the Group Companies, as of such time).

(g)                                  “CFC” means a controlled foreign corporation as defined in the Code.

(h)                                 “Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing or charter documents, or equivalent documents, of such entity.

(i)                                     “Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and Round Trip Investment via Special Purpose Companies issued by SAFE on July 4, 2014 and as amended and supplemented from time to time.

(j)                                    “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(k)                                 “Company Material Adverse Effect” means any change, circumstance, event, effect or occurrence that, individually or in the aggregate with all other changes, circumstances, events, effects or occurrences, (i) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Group Companies, taken as a whole, or (ii) would or would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated hereby, but excluding any of the foregoing that is cured before completion, arising out of, resulting from, or attributable to:

(i)                                     changes generally affecting the industry in which any Group Company operates, or changes in general economic conditions, financial or capital markets in the PRC or any other jurisdiction in which any Group Company has substantial business operations;

(ii)                                  risks inherent in announcing and effecting the transaction or otherwise arising out of Purchaser’s actions; and

(iii)                               changes in applicable Laws or accounting standards or practices.

provided, however, that any change, circumstance, event, effect or occurrence referred to in clause (i) or (iii) does not adversely affect the Group Companies, taken as a whole, in a materially disproportionate manner as compared to other participants in the industry in which the Group Companies operate.

(l)                                     “Company Products” means all products and services marketed, sold, offered for sale, licensed, imported, exported, under development, provided or distributed by any of the Group Companies currently or at any time in the past.

(m)                             “Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

(n)                                 “Contract” means any agreement, lease, license, contract, note, mortgage, bond, indenture, arrangement or other binding obligation.

(o)                                 “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the voting of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of board of directors of such Person.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

(p)                                 “Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

(q)                                 “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

(r)                                    “ERISA Affiliate” shall mean any entity (whether or not incorporated) that, together with any Group Company, would be treated as a single employer under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

(s)                                   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(t)                                    “GAAP” means United States generally accepted accounting principles, consistently applied.

(u)                                 “Governmental Authority” means any supranational, national, federal, state, provincial, municipal or local court, administrative body or other governmental or quasi-governmental entity or authority with competent jurisdiction exercising legislative, judicial, regulatory or administrative functions of or pertaining to supranational, national, federal, state, municipal or local government, including any department, commission, board, agency, bureau, subdivision, instrumentality or other regulatory, administrative, judicial or arbitral authority, whether domestic or foreign.

(v)                                 “Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

(w)                               “Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized (including capitalized lease obligations), (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations in respect of any interest rate swap, hedge or cap agreement, and (ix) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (viii) above of any other Person, but only to the extent of the Indebtedness guaranteed.

(x)                                 “Intellectual Property” means all intellectual property rights in any and all jurisdictions worldwide, including all (i) Patents, (ii) Trademarks, (iii) works of authorship (including Software), copyrights and mask works, (iii) confidential and proprietary information, including trade secrets and confidential and proprietary know-how, inventions, processes, models and methodologies, (iv) rights of publicity, privacy and rights to personal information, (v) registrations, applications, and renewals for any of the foregoing in (i)-(iv), and (vi) all rights in the foregoing and in other similar intangible assets.

(y)                                 “Key Employee” means the individuals as set forth in Exhibit C attached hereto.

(z)                                  “Knowledge of Warrantors” means the knowledge actually possessed, or should have been possessed after due inquiry, by the Warrantors.

(aa)                          “Law” means any United States federal, state or local, non-United States national, provincial or local, or multinational law, statute or ordinance, common law, or any rule, regulation, directive, treaty provision, governmental guidelines or interpretations having the force of law, permits and orders of any Governmental Authority.

(bb)                          “Liabilities” means, with respect to any Person, all liabilities, obligations, Indebtedness and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

(cc)                            “Lien” means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest, option, charge, restriction, third party right or interest or other encumbrance of any kind in respect of such asset.

(dd)                          “Material Contract” means, collectively, each Contract to which any Group Company or any of their respective properties or assets is bound or currently subject to that:

(i)                                     are not readily to be fulfilled or performed by a Group Company on time or without undue or unusual expenditure of money or efforts or a Group Company does not have the technical and other capabilities or the human and material resources to enable it to fulfill, perform and discharge all its outstanding obligations in the ordinary course of business without realizing a loss on closing of performance;

(ii)                                  involves obligations (contingent or otherwise) or payments in excess of US$100,000;

(iii)                               involves any IP Contract;

(iv)                              materially restricts the ability of any Group Company to compete or to conduct or engage in any business or activity or in any territory;

(v)                                 relates to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Equity Securities of any Group Company;

(vi)                              involves any provisions providing for exclusivity, “change in control”, “most favored nations”, rights of first refusal or first negotiation or similar rights, or grants a power of attorney, agency or similar authority;

(vii)                           is with a Related Party (other than those employment agreements, confidentiality agreements, non-competition agreements or any other agreement of similar nature entered into in the ordinary course of business with employees or technical consultants) with an amount higher than US$100,000;

(viii)                        involves Indebtedness, an extension of credit, a guaranty, surety or assumption of any obligation or any secondary or contingent Liabilities, deed of trust, or the creation of any Lien on any equity interest, properties or assets of any Group Company;

(ix)                              involves the lease, license, sale, use, disposition or acquisition of a business involving payment in excess of US$100,000;

(x)                                 involves the waiver, compromise, or settlement of any dispute, claim, litigation or arbitration;

(xi)                              involves the ownership or lease of, title to, use of, or any leasehold or other interest in, any real or personal property (except for personal property leases in the ordinary course of business and involving payments of less than US$100,000, including the Company Leases;

(xii)                           involves the establishment, contribution to, or operation of a partnership, joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, equity interests or assets of any Person;

(xiii)                        is with a Governmental Authority, state-owned enterprise, or material supplier or material customer (other than utilities);

(xiv)                       is a Benefit Plan, or a collective bargaining agreement or is with any labor union or other representatives of the employees;

(xv)                          is a brokerage or finder’s agreement involving payment of an amount higher than US$100,000;

(xvi)                       is a material sales agency, marketing or distributorship Contract valued at over US$100,000;

(xvii)                    the entering into and termination of which would reasonably likely to have a Company Material Adverse Effect; and

(xviii)                 is otherwise material to any Group Company or is one on which any Group Company is substantially dependent.

(ee)                            “Permitted Liens” means (i) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, except as specifically indicated thereto; (ii) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other Liens or security interests arising or incurred in the ordinary course of business in respect of amounts that are not yet due and payable; (iii) Liens that would be disclosed by a current survey or physical inspection of the real property; (iv) non-exclusive licenses granted under Intellectual Property; and (v) any other Liens that have been incurred or suffered in the ordinary course of business and that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien.

(ff)                              “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(gg)                            “Personally Identifiable Information” means any information relating to an identified natural person, identifiable natural person or identified device, where an “identifiable natural person” is one that can be identified, directly or indirectly, alone or in combination with other information held or otherwise available to the Group Companies, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier, or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of such natural person.

(hh)                          “PFIC” means passive foreign investment company as defined in the Code.

(ii)                                  “PRC” means the People’s Republic of China, excluding, for purpose of this Agreement, the Hong Kong Special Administrative Region, the Macau Administrative Region and Taiwan.

(jj)                                “Prohibited Person” means any Person that is (i) a national or resident of any U.S. embargoed or restricted country, (ii) included on, or Affiliated with any Person on, the United States Commerce Department’s Denied Parties List, Entities and Unverified Lists; the U.S. Department of Treasury’s Specially Designated Nationals, Specifically Designated Narcotics Traffickers or Specially Designated Terrorists, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; UN Sanctions; or (iii) a Person with whom business transactions, including exports and imports, are restricted by a U.S. Governmental Authority, including, in each clause above, any updates or revisions to the foregoing and any newly published rules.

(kk)                          “Public Software” means any Software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (ii) the Artistic License (e.g., PERL), (iii) the Mozilla Public License, (iv) the Netscape Public License, (v) the Sun Community Source License (SCSL), (vi) the Sun Industry Standards License (SISL), (vii) the BSD License, and (viii) the Apache License.

(ll)                                  “Related Party” means with respect to Company, any of its former, current and future Affiliates, and each of their respective former, current and future director or indirect directors, officers, supervisory board members, “principals”, general or limited partners, employees, stockholders, other equity holders, members, managers, agents, assignees, Controlling Persons or representatives, including Founder but excluding any Group Company.

(mm)                  “Representatives” means any Person’s directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.

(nn)                          “Restricted Cash” means, with respect to the Group Companies, as of the time in question, any Cash that is required (i) to be held by a Governmental Authority pursuant to regulatory or contractual requirements, or (b) to secure deposits or obligations of the Group Companies to customers, suppliers or any other Person.

(oo)                          “SAFE Rules and Regulations” means, collectively, the Circular 37 and any other applicable SAFE rules and regulations.

(pp)                          “SAFE” means the State Administration of Foreign Exchange of the PRC.

(qq)                          “SAIC” means the State Administration of Industry and Commerce of the PRC or, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration of Industry and Commerce, any Governmental Authority which is similarly competent to issue such business license or accept such filing or registration under the Laws of the PRC.

(rr)                                “Shrink-wrap Software Licenses” means generally-available “off-the-shelf” shrink-wrap software licenses granted on non-exclusive and non-negotiated terms for a cost of not more than RMB500,000.

(ss)                              “Social Insurance” means any form of social insurance required under applicable Laws, including the PRC national and local contributions for pensions, medical insurance, unemployment insurance, work-related injury insurance, pregnancy benefits, and housing accumulation funds.

(tt)                                “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, including all source code and executable code, whether embodied in software, firmware or otherwise, documentation, development tools and designs; and (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, and all rights therein.

(uu)                          “Standard Terms” means the standard terms and conditions pursuant to which the Group Companies license Company Products to end users or customers, copies of which have been provided to Purchaser.

(vv)                          “Subsidiary” means, with respect to a Person, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such Person, either directly or indirectly, (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner, or (iii) any variable interest entity controlled by such Person or its Subsidiary.

(ww)                      “Tax Returns” means all federal, state, local, provincial and non-United States returns, declarations, statements, claims, reports, schedules, forms and information returns, including any attachment thereto or amendment thereof, required or permitted to be supplied to, or filed with, a Governmental Authority with respect to Taxes.

(xx)                          “Tax” or “Taxes” means all forms of taxes and all other charges, fees, levies, duties, deficiencies or other similar assessments or liabilities in the nature of a tax, whenever created or imposed, and whether of the PRC, the United States or elsewhere, and whether imposed by a local, municipal, governmental, provincial, state, foreign, federal or other Governmental Authority, and shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, sales and use taxes, ad valorem taxes, value added taxes (including business taxes and goods and services taxes), excise taxes, franchise taxes, business license taxes, real property taxes, stamp taxes, transfer taxes, severance taxes, occupation taxes, premium or windfall profit taxes, estate duty, customs and other import or export duties and other obligations of the same or of a similar nature to any of the foregoing including all interest, penalties and additions imposed with respect to such amounts.

(yy)                          “Transaction Documents” means this Agreement and each of the other agreements and documents required to be executed and/or delivered by any Party substantially concurrently or in connection with the execution of any of the foregoing or implementing the transactions contemplated by any of the foregoing.

(zz)                            “US” means the legal currency of the United States of America.

(aaa)                   “Warrantors” means the Group Companies and the Founder Parties.

[Remainder of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PURCHASER:

LightInTheBox Holding Co., Ltd.

By:	/s/ Zhiping QI
Name: Zhiping QI (齐志平)
Title: CEO

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SELLERS:

IDG China Venture Capital Fund IV L.P.

By: IDG China Venture Capital Fund IV
Associates L.P., its General Partner
By: IDG China Venture Capital Fund GP
IV Associates Ltd., its General Partner

By:	/s/ Chi Sing HO
Name: Chi Sing HO
Title: Authorized Signatory

IDG China IV Investors L.P.

By: IDG China Venture Capital Fund GP
IV Associates Ltd., its General Partner

By:	/s/ Chi Sing HO
Name: Chi Sing HO
Title: Authorized Signatory

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SELLERS:

CGC 65 SERVICE LIMITED

By:	/s/ WU Haiyan
Name: WU Haiyan
Title: Director

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SELLERS:

FRASER HOLDINGS GROUP LIMITED

By:	/s/ ZHU Daming
Name: ZHU Daming
Title: Director

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SELLERS:

Ventech China III SICAR

By:	/s/ James Jin
Name: James Jin
Title: Managing Partner

Ventec PCC Limited

By:	/s/ James Jin
Name: James Jin
Title: Authorized Signatory

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SELLERS:

Sky9 Capital Fund III, L.P.
By: Sky9 Capital Fund III GP Ltd.,
its general partner

By:	/s/ Ronald CAO
Name: Ronald CAO
Title: Director

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SELLERS:

Kenneth Vai-Kun Miu and Lynn Yokelin Miu,
as trustees of the Miu Family Trust,
dated March 31, 2012

By:	/s/ Kenneth Vai-Kun Miu
Name: Kenneth Vai-Kun Miu
Title: Trustee

Kenneth Vai-Kun Miu and Lynn Yokelin Miu,
as trustees of the Miu Family Trust,
dated March 31, 2012

By:	/s/ Lynn Yokelin Miu
Name: Lynn Yokelin Miu
Title: Trustee

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

SELLERS:

Conner Growth Holding Limited

By:	/s/ HE Jian
Name: HE Jian
Title: Director

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

GROUP COMPANIES:

Ezbuy Holding Co., Ltd.

By:	/s/ HE Jian
Name: HE Jian
Title: Director

Ezbuy Holdings Limited

By:	/s/ HE Jian
Name: HE Jian
Title: Director

AVANT LOGISTIC SERVICE PTE. LTD.

By:	/s/ HE Jian
Name: HE Jian
Title: Director

AVANT E-COMMERCE SERVICE PTE. LTD.

By:	/s/ HE Jian
Name: HE Jian
Title: Director

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

GROUP COMPANIES:

Ching International Service Pte. Ltd.

By:	/s/ XUE Bin
Name: XUE Bin
Title: Director

Ching International Service (Malaysia) Sdn. Bhd.

By:	/s/ XUE Bin
Name: XUE Bin
Title: Director

D2D EXPRESS PTE. LTD.

By:	/s/ XUE Bin
Name: XUE Bin
Title: Director

EZBUY (THAILAND) COMPANY LIMITED

By:	/s/ XUE Bin
Name: XUE Bin
Title: Director

PT. EZBUY HOLDING INDONESIA

By:	/s/ XUE Bin
Name: XUE Bin
Title: Director

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

GROUP COMPANIES:

AVANT ECOMMERCE MALAYSIA SDN. BHD.

By:	/s/ XUE Bin
Name: XUE Bin

Title: Director

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

GROUP COMPANIES:

前海煦逸信息技术（深圳）有限公司（盖章）

By:	/s/ HE Jian
Name: HE Jian
Title: Legal Representative

重庆煦逸电子商务有限公司（盖章）

By:	/s/ HE Jian
Name: HE Jian
Title: Legal Representative

深圳煦逸国际物流有限公司（盖章）

By:	/s/ HE Jian
Name: HE Jian
Title: Legal Representative

嘉兴煦扬物流有限公司（盖章）

By:	/s/ HE Jian
Name: HE Jian
Title: Legal Representative

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FOUNDER PARTIES:

Conner Growth Holding Limited

By:	/s/ HE Jian
Name: HE Jian
Title: Director

By:	/s/ HE Jian
Name: HE Jian

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FOUNDER PARTIES:

ITelite Holding Limited

By:	/s/ KE Zicong
Name: KE Zicong
Title: Director

By:	/s/ KE Zicong
Name: KE Zicong

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FOUNDER PARTIES:

Yuling Holding Limited

By:	/s/ XUE Bin
Name: XUE Bin
Title: Director

By:	/s/ XUE Bin
Name: XUE Bin

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FOUNDER PARTIES:

MyFrank Holding Limited

By:	/s/ QIAO Lizhi
Name: QIAO Lizhi
Title: Director

By:	/s/ QIAO Lizhi
Name: QIAO Lizhi

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FOUNDER PARTIES:

Beathena Holding Limited

By:	/s/ LIU Wenyu
Name: LIU Wenyu
Title: Director

By:	/s/ LIU Wenyu
Name: LIU Wenyu

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FOUNDER PARTIES:

EZbuy Talents Holding Limited

By:	/s/ HE Jian
Name: HE Jian
Title: Director

Exhibit A-1

Sale Shares Held by Each Seller and ADSs Issued to Each Seller

Shareholders	Number of Shares	Percentage	Number of Issued ADSs
Ordinary Shares
Conner Growth Holding Limited	16,575,000	24.292%	2,271,016
ITelite Holding Limited	1,300,000	1.905%	340,864
Yuling Holding Limited	6,175,000	9.050%	1,144,104
MyFrank Holding Limited	6,175,000	9.050%	1,144,104
Beathena Holding Limited	2,275,000	3.334%	1,121,512
EZbuy Talents Holding Limited	5,000,000	7.328%	926,655
Sub Total	37,500,000	54.958%	6,948,255
Series A Preferred Shares
IDG CHINA VENTURE CAPITAL FUND IV L.P.	6,648,750	9.744%	1,333,386
IDG CHINA IV INVESTORS L.P.	851,250	1.248%	170,715
CGC 65 SERVICE LIMITED	5,000,000	7.328%	1,002,734
Sub Total	12,500,000	18.319%	2,506,835
Series B Preferred Shares
IDG CHINA VENTURE CAPITAL FUND IV L.P.	1,329,750	1.949%	690,992
IDG CHINA IV INVESTORS L.P.	170,250	0.250%	88,469
CGC 65 SERVICE LIMITED	1,000,000	1.466%	519,641
FRASER HOLDINGS GROUP LIMITED	7,500,000	10.992%	4,609,376
Sub Total	10,000,000	14.656%	5,908,478
Series B-1 Preferred Shares
IDG CHINA VENTURE CAPITAL FUND IV L.P.	1,773,000	2.598%	1,599,452
IDG CHINA IV INVESTORS L.P.	227,000	0.333%	204,780
CGC 65 SERVICE LIMITED	438,710	0.643%	395,767
FRASER HOLDINGS GROUP LIMITED	548,387	0.804%	585,096
Ventech China III SICAR	200,000	0.293%	180,423
SKY9 CAPITAL FUND III, L.P.	1,200,000	1.759%	1,082,539
Sub Total	4,387,097	6.430%	4,048,057
Series B-2 Preferred Shares
Ventech China III SICAR	357,706	0.524%	357,356
VenTec PCC Limited (on behalf of Cell 9)	715,412	1.048%	714,712
Kenneth Vai-Kun Miu and Lynn Yokelin Miu, as Trustees of the Miu Family Trust, dated March 31, 2012	178,853	0.262%	205,976
Conner Growth Holding Limited	35,771	0.052%	41,195
Sub Total	1,287,742	1.887%	1,319,239
Series CB Preferred Shares*
Conner Growth Holding Limited	426,476	0.625%	277,143
IDG CHINA VENTURE CAPITAL FUND IV L.P.	741,018	1.086%	417,727
IDG CHINA IV INVESTORS L.P.	94,874	0.139%	53,482
CGC 65 SERVICE LIMITED	494,712	0.725%	278,879
FRASER HOLDINGS GROUP LIMITED	614,125	0.900%	356,902
Ventech China III SICAR	93,825	0.138%	52,891
SKY9 CAPITAL FUND	93,825	0.138%	52,891
Sub Total	2,558,855	3.750%	1,489,915
Total	68,233,694	100.0000%	22,220,779

* The Series CB Preferred Shares will be issued effectively upon the Closing.

Exhibit A-2

Proportion of Compensation to Each Seller

Sellers	Proportion of Compensation
Conner Growth Holding Limited	11.65%
ITelite Holding Limited	1.53%
Yuling Holding Limited	5.15%
MyFrank Holding Limited	5.15%
Beathena Holding Limited	5.05%
EZbuy Talents Holding Limited	4.17%
IDG CHINA VENTURE CAPITAL FUND IV L.P.	18.19%
IDG CHINA IV INVESTORS L.P.	2.33%
CGC 65 SERVICE LIMITED	9.89%
FRASER HOLDINGS GROUP LIMITED	24.98%
Ventech China III SICAR	2.66%
VenTec PCC Limited (on behalf of Cell 9)	3.22%
SKY9 CAPITAL FUND III, L.P.	5.11%
Kenneth Vai-Kun Miu and Lynn Yokelin Miu, as Trustees of the Miu Family Trust, dated March 31, 2012	0.93%

Exhibit B

INSTRUMENT OF SHARE TRANSFER

NAME OF COMPANY :	[ *** ] (the “Company”)
(Company Incorporated in the Cayman Islands)

We, the Transferor	:	[ *** ]
Occupation	:	Corporation
Address	:	[ *** ]

in consideration of the sum of dollars	:	[ *** ]

paid to us by the Transferee	:	[ *** ]
Occupation	:	Corporation
Address	:	[ *** ]
(hereinafter called “the Transferee”)

do hereby transfer to the Transferee the [ *** ] shares, standing in our name in the Register of the Company to hold unto the Transferee, their executors, administrators or assigns, subject to the several conditions upon which we hold the same at the time of execution hereof.

We, the Transferee, do hereby agree to take the said share subject to the same conditions.

Dated:

Witness

Name :	For and on behalf of
[ *** ]
Address :

Authorised Signature(s)

Signature of Witness	[ *** ]

Witness
For and on behalf of
Name :	[ *** ]

Address :

Authorised Signature(s)

Signature of Witness	[ *** ]Transferee

Exhibit C

List of Key Employees

Name	Position (to be expanded in the event of multiple personnel)
He Jian	Founder
Liu Wenyu	Founder
Ke Zicong	Founder
Xue Bin	Founder
Qiao Lizhi	Founder

Exhibit D

1.                                      The undersigned is not a U.S. person (as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), and is not acquiring the Issued ADSs for the account or benefit of any U.S. person.

2.                                      The undersigned understands that the Issued ADSs are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act.  The Issued ADSs have not been and will not be registered under the Securities Act, and, if in the future the undersigned decides to offer, resell, pledge or otherwise transfer the Issued ADSs, such Issued ADSs may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act, (C) pursuant to the resale limitations set forth in Rule 905 of Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (E) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

3.                                      The undersigned acknowledges, agrees and covenants that it will not engage in hedging transactions with regard to the Issued ADSs prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S promulgated under the Act, unless in compliance with the Securities Act. The undersigned agrees that if any transfer of its Issued ADSs or any interest therein is proposed to be made, as a condition precedent to any such transfer, the transferor may be required to deliver to the Purchaser an opinion of counsel satisfactory to the Company.  Absent registration or another exemption from registration, the undersigned agrees that it will not resell the Issued ADSs to U.S. Persons or within the United States.

4.                                      The undersigned acknowledges that prior to the expiration of the distribution compliance period, any transferee of any Issued ADSs or any interest in any Issued ADSs may be required to provide to the Purchaser or its agents certifications and other documentation relating to the non-U.S. person status (as set forth in clause 1 above) of any such transferee, and the undersigned agrees to so inform such transferee prior to any such proposed transfer.

5.                                      The undersigned agrees to, and each subsequent holder is required to, notify any prospective purchaser of any Issued ADSs from it of the restrictions referred to herein, if then applicable.

6.                                      The undersigned understands that if definitive physical certificates are issued representing the Issued ADSs s, that such certificates will bear legends substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (A)(I) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT (INCLUDING CATEGORY 3 OF RULE 903 THEREOF IF THEN STILL APPLICABLE), (II) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACQUISITION OF THE SECURITIES REPRESENTED HEREBY OR OF AN INTEREST IN SUCH SECURITIES, THE ACQUIRER REPRESENTS THAT IT IS EITHER (X) NOT A U.S. PERSON AND IS MAKING ITS ACQUISITION IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT (INCLUDING CATEGORY 3 OF RULE 903 THEREOF IF THEN STILL APPLICABLE), OR (Y) IS A U.S. PERSON AND IS PURCHASING THE SECURITIES IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND AGREES THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE DISPOSE OF ANY SECURITIES OR ANY INTERESTS IN ANY SECURITIES EXCEPT (I)(1) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

7.                                      The undersigned understands that the Issued ADSs may not be eligible for deposit in any depositary facility or with any clearing or settlement system so long as such Issued ADSs are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Exhibit E

REGISTRATION RIGHTS

EXHIBIT E

TERMS OF THE REGISTRATION RIGHTS

All reference in this Exhibit to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Exhibit, unless explicitly stated otherwise.

1.                                      DEFINITIONS.

The following terms used in this Exhibit shall have the meanings ascribed to them as follows:

1.1                               “Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

1.2                               “Company” means, for purposes of this Exhibit E, the Purchaser.

1.3                               “Effective Date” means with respect to a Registration Statement filed pursuant hereto, the earlier of (A) the ninetieth (90th) day following the Filing Date of such Registration Statement (or in the event such Registration Statement receives a “full review” by the Commission, the one hundred twentieth (120th) day following such filing date) or (B) the date which is within five (5) Business Days after the date on which the Commission informs the Company (i) that the Commission will not review such Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of such Registration Statement; provided that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

1.4                               “Effectiveness Period” means, as to any Registration Statement required to be filed pursuant to this Agreement, the period commencing on the Effective Date of such Registration Statement and ending on the earliest to occur of (a) one hundred twenty (120) days after the Effective Date; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, (b) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders of the Registrable Securities included therein, or (c) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders without volume restrictions pursuant to Rule 144, in each case as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders.

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1.5                               “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

1.6                               “Filing Date” means with respect to a Registration Statement under Section 2(a), the date that is the thirtieth (30th) day following the Expiry Date of Company Registration Note; provided, however that if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

1.7                               “Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their transferees that become parties to this Agreement from time to time.

1.8                               “Initiating Holders” means, with respect to a request duly made under Section 2.1 or 2.2 to Register any Registrable Securities, the Holders initiating such request.

1.9                               “Registrable Securities” means (i) the ADSs issued under Section 1.2 of this Agreement, and (ii) any securities of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the ADSs referenced in (i) herein.; provided, however, that following such time as any of the securities described in clauses (i) or (ii) above have been sold by a Holder pursuant to a Registration Statement or Rule 144, then such securities shall cease to be considered “Registrable Securities” for purposes of this Agreement.

1.10                        “Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

1.11                        “Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act , or on any comparable form in connection with registration in a jurisdiction other than the United States.

1.12                        “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

1.13                        “Securities Act” means the United States Securities Act of 1933, as amended.

Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in Section 13.14 of this Agreement.

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2.                                      DEMAND REGISTRATION.

2.1                               Registration.  Subject to the terms of this Agreement, at any time after the issuance of the Registrable Securities, Initiating Holder(s) holding at least thirty percent (30%) or more of the issued and outstanding Registrable Securities may request in writing that the Company effect a Registration for at least 30% of their Registrable Securities (or any lesser percentage if the anticipated gross receipts from the offering exceed US$5,000,000). Upon receipt of such a request, the Company shall within ten (10) Business Days give written notice of the proposed Registration to all other Holders (the “Company Registration Notice”). The other Holders shall notify the Company of their intent to join such Registration within ten (10) Business Days of the Company Registration Notice (the last day of such 10 Business Days, the “Expiry Date of Company Registration Note”).. Thereafter the Company shall have until the Filing Date to file a Registration Statement covering the Registrable Securities with the Commission.  The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Effective Date. The Company shall be obligated to effect no more than two (2) Registrations pursuant to Section 2.1 hereof that are declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1 hereof is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 hereof. .

3.                                      PIGGYBACK REGISTRATIONS.

3.1                               Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. The Holders shall be entitled to an unlimited number of Registrations pursuant to this Section 3.1.

3.2                               Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 hereof prior to the Effective Date of such Registration Statement, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3 hereof.

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3.3                               Exempt Transactions. The Company shall have no obligation to Register any Registrable Securities under Section 3 hereof in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a company share plan registered on a Form S-8, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act or (iii) in an underwritten public offering.

4.                                      REGISTRATION PROCEDURES.

4.1                               Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)                                     Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities by the Filing Date and use its best efforts to cause that Registration Statement to become effective by the Effective Date, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for the Effectiveness Period;;

(ii)                                  Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)                               Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)                              Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with Law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with Law;

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(v)                                 Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration.

4.2                               Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees charged by any share registration and/or depository agent, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company.

5.                                      ASSIGNMENT OF REGISTRATION RIGHTS.

The rights to cause the Company to register Registrable Securities pursuant to this Exhibit may be assigned (but only with all related obligations) by (i) a Holder that is a partnership, to any partner, retired partner or Affiliated fund of such Holder, (ii) a Holder that is a limited liability company, to any member or former member of such Holder, (iii) a Holder who is an individual, to such Holder’s family member or trust for the benefit of such Holder or such Holder’s family member, (iv) a Holder that is a corporation to its shareholders in accordance with their interests in the corporation, (v) a Holder in respect of transfer of all securities held by such Holder, or (vi) to any other Person acquiring at least 100,000 shares (as appropriately adjusted for any share split, dividend, combination or other recapitalization or like transactions) of Registrable Securities; provided (in all cases) (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignments shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

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Exhibit F

FORM OF CONVERTIBLE PROMISSORY NOTE

No. [x]

CONVERTIBLE PROMISSORY NOTE

US$	, 2018

FOR VALUE RECEIVED, LightInTheBox Holding Co., Ltd., an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”), promises to pay to the order of [NOTE HOLDER] or its assigns (the “Holder”), the principal sum of [US$__________], with interest accrued at a rate of zero, in the event that certain ADSs of the Company as defined under the Share Purchase Agreement entered into among the Company and the Holder and other parties on _____, 2018 (the “Agreement”) are issued to the Holder pursuant to the Agreement and this convertible promissory note (this “Note”).  Any capitalized but undefined terms used herein shall have the same meaning as set forth in the Agreement.

1.                                      Certain Definitions.

(a)                                 For purposes of this Note, the following terms shall have the following meanings:

“Conversion Securities” shall mean the equity securities of the Company issued and sold or the underlying securities issued and sold by the Company, including ADSs, pursuant to the Agreement.

“Governmental Approval” shall mean any authorization, consent, approval, license, franchise, concession, lease, ruling, permit, certification, exemption, filing or registration by or with any governmental authority or legal or administrative body material and necessary for the authority of the Company to conduct its business, the execution and delivery of this Note.

“Note Conversion” shall mean the Conversion and relevant mechanism described under the Agreement.

(b)                              The expressions “Company” and “Holder” shall where the context permits include their respective successors and permitted assigns.

2.                                      Note Purchase Agreement.  This Note is issued pursuant to the terms of the Agreement by and among the Company, the Founder Parties (as defined in the Agreement), the Holder and certain other parties thereto. The Note constitutes an obligation of the Company ranking senior to all other indebtedness of the Company. The Company hereby acknowledges that it has fully received the consideration paid by the Holder for the purchase of this Note on the date hereof.

3.                                      Maturity.  Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and any accrued interests (as applicable) thereon shall become fully due and payable on the first anniversary of the Closing (the “Maturity Date”).

4.                                      Payments.  All payments of any indebtedness under this Note (other than payment by way of conversion) shall be paid in ADSs on or prior to the Maturity Date through customary ADS registration as set forth in the Agreement.  This Note shall not be repaid prior to the Note Conversion without the consent by the Holder.

5.                                      Conversion Terms.

(a)                                  Conversion during Conversion Period.  The Holder shall have the right to convert the principal amount under this Note in whole, not in part, into such number of ADSs pursuant to the Agreement.

(b)                                 Effectiveness of Conversion.  Any conversion pursuant to Section 5 shall be subject to the mechanism and procedure as described in the Agreement.  At such time as such Conversion has been effected by receiving certain numbers of ADSs as set forth in the Agreement, the rights of the Holder under this Note, to the extent of the conversion, shall cease, and the Holder shall thereafter be deemed to have become the holder of record of the Conversion Securities issuable upon such conversion.

(c)                                  Issuance Costs.  The issuance of certificates for Conversion Securities issuable upon conversion of this Note shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related share issuance.  Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Conversion Securities issuable with respect to such conversion shall be validly issued, fully paid and non-assessable.

(d)                                 Compliance with Laws and Regulations.  The Company shall take all such actions as may be necessary to assure that all Conversion Securities issued upon conversion may be so issued without violation of any applicable law or governmental regulation.

6.                                      Covenants.  So long as any indebtedness under this Note remains outstanding, the Company shall, and shall cause any other Group Company to:

(a)                                 Compliance with Laws.  Comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include, without limitations, promptly obtaining and maintaining all Governmental Approvals as are necessary for the operation of its business, and paying all taxes, assessments, and governmental charges imposed upon it or upon its property except for good faith contests for which adequate reserves are being maintained.

(b)                                 Continuance of Business.  Maintain its corporate existence, licenses and privileges in good standing under and in compliance with all applicable laws and continue to operate the business currently conducted by the Group Companies.

(c)                                  Notice of Litigation.  Provide to the Holder promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental entity affecting the Group Companies.

(d)                                 Notice of Defaults and Events of Defaults.  Provide to the Holder, as soon as possible and in any event within five (5) days after the occurrence thereof, with written notice of each event which either (i) is an Event of Default, or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, in each case setting forth the details of such event and the action which is proposed to be taken by any Group Company with respect thereto.

2

8.                                      Events of Default.

(a)                                 Definition.  For purposes of this Note, an Event of Default shall be deemed to have occurred if (i) any indebtedness under this Note is not paid when and as the same shall become due and payable at maturity; (ii) material breach of the Agreement by the Company; (iii) bankruptcy of the Company; (iv) a delisting of the Company from the public exchange.

(b)                                 Consequences of Events of Default.  The Holder shall also have rights which the Holder may have been afforded under the Agreement and this Note at any time and any other rights which the Holder may have pursuant to applicable law.

9.                                      Lost, Stolen, Destroyed or Mutilated Note.  In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Note, or in lieu of the Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of the Note.

10.                               Governing Law.  This Note is to be construed in accordance with and governed by the internal laws of the Hong Kong Special Administrative Region of the PRC (“Hong Kong”) without giving effect to any choice of law provisions.  All disputes and controversies arising out of or in connection with this Note shall be resolved by arbitration in Hong Kong under the Hong Kong International Arbitration Center Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration (as defined by the Rules) is submitted in accordance with the Rules.

11.                               Amendment.  Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

12.                               Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with the Agreement.

13.                               Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

LightInTheBox Holding Co., Ltd.

By:
	Name:	[LITB authorized person]
	Title:	Director

RECEIVED AND ACCEPTED BY:

[NOTE HOLDER]

By:
Name: [NOTE HOLDER rep]
Title:

SIGNATURE PAGE TO NOTE

Schedule I

Net Assets Items

Unit (SGD)	2016 (Unaudited, non-GAAP)	2017 (Unaudited, non-GAAP )	2018.8.31 (non-GAAP)
Asset
Cash	9,707,970.12	13,196,455.11	4,079,004.49
Accounts receivable	44,489.49	47,595.11	54,275
Prepaid expenses and other current assets	4,647,081.42	3,458,438.36	4,254,970.82
Bad debt reserves	0	0	0
Net fix asset	4,360,173.18	4,507,600.4	4,631,936.46
Debt
Accrued expenses	7,103,380.24	9,452,231.28	6,879,340.41
Received in advance	3,685,621.19	4,498,864.8	2,834,216.46
Tax payable	45,864.35	111,563.47	83,703.46
Other current liabilities	2,311,975.41	4,823,752.4	7,287,516.32

Schedule II

Part II — Consolidated Company Financial Statements1, Company Structure Chart, and Summary of Company Registration Record2, Disclosure Schedule

1  Including the unaudited, non-GAAP consolidated financial statements of Ezbuy Holdings Co., Ltd. for the year of 2016, 2017, and that of 2018 (until August 31); and the audited, financial statements of Ezbuy Holdings Limited in accordance with Hong Kong Financial Reporting Standards for the year of 2016, 2017, and that (but unaudited) of 2018 (until August 31).

2  Including company name, registration address, company registration number, date of registration, registered capital, directors, and the legal representative.

consol spreadsheet-ezbuy group

2016年12月

Dr./(Cr.)

UNAUDITED NON-GAAP FINANCIAL STATEMENT

			consolidated
	中文科目名称	accounting code	SGD
	流动资产：
1001	库存现金	cash	63,557.33
1002	银行存款	bank accounts	8,370,890.36
1003	网络支付账户	payment accounts	1,273,522.43
1004	其他货币资金	other cash at bank and on hand	0.00
1101	应收票据	notes receivables	0.00
1102	应收账款	accounts receivable	44,489.49
1103	预付账款	payments in advance	698,843.16
1104	应收利息	interests receivable	0.00
1130	应收关联方	Amount due from related parties	0.00
1149	其他应收款	other receivables	2,433,641.01
1150	坏账准备	allowance for doubtful accounts	0.00
1201	商品采购	purchases of goods	(1.41)
1202	库存商品	goods	0.00
1203	发出商品	goods in transit	0.00
1209	存货跌价准备	provision for inventory write-down	0.00
1211	运营耗材采购	purchase of consumables operation	(3,736.97)
1212	运营耗材	consumables operation	122,510.90
1221	低值易耗品采购	purchase of low - value consumables	(61.99)
1222	低值易耗品	low - value consumables	25,359.98
1231	固定资产采购	purchase of fixed assets	727.18
1250	待摊费用	deferred expenses	161,516.95
1251	递延运费	deferred shipping expenses	0.00
1401	公司间往来	intercompany	1,208,282.92

	流动资产合计	total current assets	14,399,541.33

	非流动资产：
1501	长期股权投资	long-term equity investment	(0.00)
1502	长期股权投资减值准备	provison for impairment of long-term equity in	0.00
1601	固定资产	fixed asset	5,702,464.60
1602	累计折旧	accumulated depreciation	(1,342,291.43)
1603	固定资产减值准备	provision for impairment of fixed asset	0.00
1609	固定资产清理	disposal of fixed assets	0.00
1621	无形资产	intangible asset	32,956.58
1622	累计摊销	accumulated amortisation	(930.96)
1623	无形资产减值准备	provision for impairment of intangible asset	0.00
1631	商誉	goodwill	0.00
1651	长期待摊费用	long-term deferred expenses	0.00
1701	递延所得税资产	deferred tax assets	0.00
1899	其他非流动资产	other non-current assets	0.00

	非流动资产合计	total non-current assets	4,392,198.80

	资产合计	total assets	18,791,740.13

	流动负债：
2001	短期借款	short-term loans	0.00
2101	应付票据	notes payable	0.00
2102	应付账款	accounts payable	(5,010,827.49)
2103	预收账款	advance from customers	(3,685,621.19)
2111	应付工资	accrued payroll	(1,186,765.71)
2112	应付福利费	staff welfare payable	(66,839.40)
2121	应交税费	taxes payable	(45,864.35)
2131	应付股利	dividends payable	0.00
2132	应付利息	interests payable	0.00
2190	应付关联方	Amount due to related parties	(39,766.02)
2201	预提费用	accrued expenses	(2,092,552.75)
2202	预计运费	accrued shipping expenses	0.00
2209	其他应付款	other payables	(586,962.64)
2250	递延收益	deferred income	(431,641.65)

	流动负债合计	total current liabilities	(13,146,841.19)

	非流动负债：
2301	长期借款	long-term loans	0.00
2311	长期应付款	long-term payables	(2,233,416.46)
2401	递延所得税负债	deferred tax liability	0.00

	非流动负债合计	total non- current liabilities	(2,233,416.46)

	所有者权益：
4001	实收资本/普通股	paid-in capital/share capital	(705,376.39)
4002	优先股	preferred shares	(3,220.43)
4003	资本公积	capital reserves	(23,101,128.33)
4004	法定盈余公积	statutory reserves	0.00
4101	本年利润	current year earnings	0.00
4102	累计未分配利润	retained earnings	21,089,518.80
4103	本年其他综合利润	current year other comprehensive income	0.00
4104	累计其他综合利润	accumulated other comprehensive income	0.00
	外币报表折算差额	Foreign Currency Translation Diff	(691,276.14)

	所有者权益合计	total equities	(3,411,482.49)

	负债及所有者权益合计	total liabilities and equities	(18,791,740.13)

	检查		(0.00)

	主营业务收入：
5001	商品销售收入	revenue of B2C	0.00
	新加坡	Singapore	(12,742,080.54)
	马来西亚	Malysia	(3,546,362.49)
	澳大利亚	Australia	(56.50)
	印度尼西亚	Indonesia	(70,298.70)
	泰国	Thailand	(1,032,093.46)
5002	商城商品销售收入	revenue of EMALL	(28,819.35)
5003	自助购服务收入	revenue of courier	0.00
	新加坡	Singapore	(735,215.78)
	马来西亚	Malysia	(83,924.20)
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	0.00
	泰国	Thailand	0.00
5004	内部服务费收入	inter-company revenue(agent-fee)	0.00
	软件服务		0.00
	物流辅助服务		0.00
	业务流程管理服务		0.00
	信息服务		0.00
	代理结汇服务		0.00
	服务费（agent fee）		(0.00)

	主营业务收入合计		(18,238,851.02)

	主营业务成本：
6001	商品销售成本	cost of B2C	0.00
	新加坡	Singapore	12,345,599.82
	马来西亚	Malysia	3,280,496.03
	澳大利亚	Australia	153.20
	印度尼西亚	Indonesia	130,933.73
	泰国	Thailand	1,154,983.52
6002	商城商品销售成本	cost of EMALL	15,936.80
6003	自助购服务成本	cost of courier	0.00
	新加坡	Singapore	238,226.44
	马来西亚	Malysia	2,206.03
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	0.00
	泰国	Thailand	0.00
6004	内部服务费成本	inter-company cost(agent-fee)	0.00
	软件服务		0.00
	物流辅助服务		0.00
	业务流程管理服务		0.00
	信息服务		0.00
	代理结汇服务		0.00
	服务费（agent fee）		0.00

	主营业务成本合计		17,168,535.57

6101	营业税金及附加	business tax/GST	428,455.01

	主营业务毛利		(641,860.44)

	费用：
7001	工资	payroll	3,730,597.43
7002	福利	benefits	269,249.26
7003	差旅费	travelling expenses	37,603.70
7004	交通和通讯费	traffic expenses	114,911.72
7006	招待费	entertainment expenses	1,960.08
7008	专项费用	special expenses	167,437.59
7009	市场推广费	marketing and media expenses	505,505.48
7010	租赁费	rental fees	450,419.64
7011	保险费	insurance fees	1,262.51
7012	办公费	consumable and administrative	214,679.20
7013	劳务成本		310,199.84
7050	运营耗材	operation consumables	182,288.82
7101	折旧及摊销	depriciation and amortisation	86,137.75
7102	资产减值损失	impairment loss of assets	0.00

	费用合计		6,072,253.02

	经营利润		5,430,392.58

7201	财务费用	financial expenses	81,090.80
7202	其他收入	other income	(14,114.38)
7203	其他支出	other loss	49,901.63
7204	投资收益	investment income	0.00

	税前利润	profit before tax	5,547,270.63

7301	所得税费用（当期）	income tax(current)	3,041.42
	所得税费用（递延）	income tax(deferred)	0.00

	净利润	profit after tax	5,550,312.06

提取法定公积金	withdrawal statutory reserves	0.00
提取法定公益金	withdrawal statutory welfare funds	0.00
提取储备基金	withdrawal reserve fund	0.00
分配普通股股利	distribution of common stock dividend	0.00
转增实收资本		0.00

本期未分配利润	current profit	5,550,312.06
期初未分配利润	retained profit	15,539,206.75
期末未分配利润	undistributed profit	21,089,518.80

consol spreadsheet-ezbuy group

2017年12月

Dr./(Cr.)

UNAUDITED NON-GAAP FINANCIAL STATEMENT

			consolidated
	中文科目名称	accounting code	SGD
	流动资产：
1001	库存现金	cash	118,980.15
1002	银行存款	bank accounts	10,999,315.50
1003	网络支付账户	payment accounts	2,078,159.45
1004	其他货币资金	other cash at bank and on hand	0.00
1101	应收票据	notes receivables	0.00
1102	应收账款	accounts receivable	47,595.11
1103	预付账款	payments in advance	149,425.53
1104	应收利息	interests receivable	0.00
1130	应收关联方	Amount due from related parties	0.00
1149	其他应收款	other receivables	1,845,578.45
1150	坏账准备	allowance for doubtful accounts	0.00
1201	商品采购	purchases of goods	760.17
1202	库存商品	goods	(0.00)
1203	发出商品	goods in transit	0.00
1209	存货跌价准备	provision for inventory write-down	0.00
1211	运营耗材采购	purchase of consumables operation	(36,003.00)
1212	运营耗材	consumables operation	155,700.97
1221	低值易耗品采购	purchase of low - value consumables	0.00
1222	低值易耗品	low - value consumables	17,245.20
1231	固定资产采购	purchase of fixed assets	535,010.70
1250	待摊费用	deferred expenses	215,750.81
1251	递延运费	deferred shipping expenses	0.00
1401	公司间往来	intercompany	574,969.51

	流动资产合计	total current assets	16,702,488.57

	非流动资产：
1501	长期股权投资	long-term equity investment	0.00
1502	长期股权投资减值准	provison for impairment of long-term equity inve	0.00
1601	固定资产	fixed asset	6,437,783.50
1602	累计折旧	accumulated depreciation	(1,930,183.10)
1603	固定资产减值准备	provision for impairment of fixed asset	0.00
1609	固定资产清理	disposal of fixed assets	0.00
1621	无形资产	intangible asset	23,024.55
1622	累计摊销	accumulated amortisation	(11,522.16)
1623	无形资产减值准备	provision for impairment of intangible asset	0.00
1631	商誉	goodwill	0.00
1651	长期待摊费用	long-term deferred expenses	0.00
1701	递延所得税资产	deferred tax assets	0.00
1899	其他非流动资产	other non-current assets	0.00

	非流动资产合计	total non-current assets	4,519,102.79

	资产合计	total assets	21,221,591.36

	流动负债：
2001	短期借款	short-term loans	0.00
2101	应付票据	notes payable	0.00
2102	应付账款	accounts payable	(8,979,776.97)
2103	预收账款	advance from customers	(4,498,864.80)
2111	应付工资	accrued payroll	(1,535,518.76)
2112	应付福利费	staff welfare payable	(148,399.03)
2121	应交税费	taxes payable	(111,563.47)
2131	应付股利	dividends payable	0.00
2132	应付利息	interests payable	0.00
2190	应付关联方	Amount due to related parties	(304,763.82)
2201	预提费用	accrued expenses	(472,454.30)
2202	预计运费	accrued shipping expenses	0.00
2209	其他应付款	other payables	(750,390.76)
2250	递延收益	deferred income	(2,084,680.03)

	流动负债合计	total current liabilities	(18,886,411.94)

	非流动负债：
2301	长期借款	long-term loans	0.00
2311	长期应付款	long-term payables	(2,431,015.01)
2401	递延所得税负债	deferred tax liability	0.00

	非流动负债合计	total non- current liabilities	(2,431,015.01)

	所有者权益：
4001	实收资本/普通股	paid-in capital/share capital	(972,092.96)
4002	优先股	preferred shares	(8,771.18)
4003	资本公积	capital reserves	(43,521,284.96)
4004	法定盈余公积	statutory reserves	0.00
4101	本年利润	current year earnings	0.00
4102	累计未分配利润	retained earnings	42,239,052.32
4103	本年其他综合利润	current year other comprehensive income	0.00
4104	累计其他综合利润	accumulated other comprehensive income	0.00
	外币报表折算差额	Foreign Currency Translation Diff	2,358,932.36

	所有者权益合计	total equities	95,835.58

	负债及所有者权益	total liabilities and equities	(21,221,591.36)

	检查		(0.00)

	主营业务收入：
	商品销售收入	revenue of B2C	0.00
	新加坡	Singapore	(6,786,403.30)
	马来西亚	Malysia	(1,759,866.14)
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	(5,229.75)
	泰国	Thailand	(676,952.70)
5002	商城商品销售收入	revenue of EMALL	(62,021.24)
5003	自助购服务收入	revenue of courier	0.00
	新加坡	Singapore	(629,024.00)
	马来西亚	Malysia	(53,909.51)
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	0.00
	泰国	Thailand	0.00
5004	内部服务费收入	inter-company revenue(agent-fee)	0.00
	软件服务		0.00
	物流辅助服务		0.00
	业务流程管理服务		0.00
	信息服务		0.00
	代理结汇服务		0.00
	服务费（agent fee）		(0.00)

	主营业务收入合计		(9,973,406.66)

	主营业务成本：
6001	商品销售成本	cost of B2C	0.00
	新加坡	Singapore	7,605,116.25
	马来西亚	Malysia	502,989.45
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	1,267.01
	泰国	Thailand	161,516.25
6002	商城商品销售成本	cost of EMALL	0.00
6003	自助购服务成本	cost of courier	0.00
	新加坡	Singapore	184,018.21
	马来西亚	Malysia	24,245.16
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	0.00
	泰国	Thailand	0.00
6004	内部服务费成本	inter-company cost(agent-fee)	0.00
	软件服务		0.00
	物流辅助服务		0.00
	业务流程管理服务		0.00
	信息服务		0.00
	代理结汇服务		0.00
	服务费（agent fee）		(0.00)

	主营业务成本合计		8,479,152.34

6101	营业税金及附加	business tax/GST	213,597.95

	主营业务毛利		(1,280,656.37)
			12.8%
	费用：
7001	工资	payroll	3,288,825.49
7002	福利	benefits	446,016.10
7003	差旅费	travelling expenses	48,024.54
7004	交通和通讯费	traffic expenses	71,175.70
7006	招待费	entertainment expenses	6,844.87
7008	专项费用	special expenses	44,206.96
7009	市场推广费	marketing and media expenses	175,830.26
7010	租赁费	rental fees	588,339.32
7011	保险费	insurance fees	226.39
7012	办公费	consumable and administrative	237,353.47
7013	劳务成本		95,644.70
7050	运营耗材	operation consumables	127,979.27
7101	折旧及摊销	depriciation and amortisation	91,105.40
7102	资产减值损失	impairment loss of assets	678.71

	费用合计		5,222,251.18

	经营利润		3,941,594.81

7201	财务费用	financial expenses	73,617.26
7202	其他收入	other income	(100,209.24)
7203	其他支出	other loss	1,723.21
7204	投资收益	investment income	0.00

	税前利润	profit before tax	3,916,726.04

7301	所得税费用（当期）	income tax(current)	4,759.09
	所得税费用（递延）	income tax(deferred)	0.00

	净利润	profit after tax	3,921,485.13

提取法定公积金	withdrawal statutory reserves	0.00
提取法定公益金	withdrawal statutory welfare funds	0.00
提取储备基金	withdrawal reserve fund	0.00
分配普通股股利	distribution of common stock dividend	0.00
转增实收资本		0.00

本期未分配利润	current profit	3,921,485.13
期初未分配利润	retained profit	38,317,567.19
期末未分配利润	undistributed profit	42,239,052.32

ezbuy holdings limited

2018年8月

Dr./(Cr.)

UNAUDITED NON-GAAP FINANCIAL STATEMENT

			EZbuy HK
	中文科目名称	accounting code	RMB
	流动资产：
1001	库存现金	cash	0.00
1002	银行存款	bank accounts	2,289,838.77
1003	网络支付账户	payment accounts	822,666.94
1004	其他货币资金	other cash at bank and on hand	0.00
1101	应收票据	notes receivables	0.00
1102	应收账款	accounts receivable	0.00
1103	预付账款	payments in advance	(798,017.42)
	应收利息	interests receivable	0.00
1130	应收关联方	Amount due from related parties
1149	其他应收款	other receivables	2,216,068.45
1150	坏账准备	allowance for doubtful accounts	0.00
1201	商品采购	purchases of goods	17,712.00
1202	库存商品	goods	35,535,242.24
1203	发出商品	goods in transit	0.00
1209	存货跌价准备	provision for inventory write-down	(941,669.69)
1211	运营耗材采购	purchase of consumables operation	(178,074.65)
1212	运营耗材	consumables operation	325,514.19
1221	低值易耗品采购	purchase of low - value consumables	0.00
1222	低值易耗品	low - value consumables	0.00
1231	固定资产采购	purchase of fixed assets	2,342.93
1250	待摊费用	deferred expenses	0.00
1251	递延运费	deferred shipping expenses	0.00
1401	公司间往来	intercompany	(118,725,550.19)

	流动资产合计	total current assets	(79,433,926.43)

	非流动资产：
1501	长期股权投资	long-term equity investment	6,405,609.08
1502	长期股权投资减值准备	provison for impairment of long-term equity investment	0.00
1601	固定资产	fixed asset	3,550,000.00
1602	累计折旧	accumulated depreciation	(84,312.50)
1603	固定资产减值准备	provision for impairment of fixed asset	0.00
1609	固定资产清理	disposal of fixed assets	0.00
1621	无形资产	intangible asset	0.00
1622	累计摊销	accumulated amortisation	0.00
1623	无形资产减值准备	provision for impairment of intangible asset	0.00
1631	商誉	goodwill	0.00
1651	长期待摊费用	long-term deferred expenses	0.00
1701	递延所得税资产	deferred tax assets	0.00
1899	其他非流动资产	other non-current assets	0.00

	非流动资产合计	total non-current assets	9,871,296.58

	资产合计	total assets	(69,562,629.85)

	流动负债：
2001	短期借款	short-term loans	0.00
2101	应付票据	notes payable	0.00
2102	应付账款	accounts payable	(27,454,288.07)
2103	预收账款	advance from customers	(64,194,885.97)
2111	应付工资	accrued payroll	0.00
2112	应付福利费	staff welfare payable	0.00
2121	应交税费	taxes payable	0.00
2131	应付股利	dividends payable	0.00
2132	应付利息	interests payable	0.00
2190	应付关联方	Amount due to related parties	0.00
2201	预提费用	accrued expenses	0.00
2202	预计运费	accrued shipping expenses	0.00
2209	其他应付款	other payables	(63,142.64)
2250	递延收益	deferred income	(5,531,843.86)

	流动负债合计	total current liabilities	(97,244,160.54)

	非流动负债：
2301	长期借款	long-term loans	0.00
2311	长期应付款	long-term payables	0.00
2401	递延所得税负债	deferred tax liability	0.00

	非流动负债合计	total non- current liabilities	0.00

	所有者权益：
4001	实收资本/普通股	paid-in capital/share capital	(7,895.30)
4002	优先股	preferred shares	0.00
4003	资本公积	capital reserves	0.00
4004	法定盈余公积	statutory reserves	0.00
4101	本年利润	current year earnings
4102	累计未分配利润	retained earnings	166,814,685.69
4103	本年其他综合利润	current year other comprehensive income
4104	累计其他综合利润	accumulated other comprehensive income
	外币报表折算差额	Foreign Currency Translation Diff

	所有者权益合计	total equities	166,806,790.39

	负债及所有者权益合计	total liabilities and equities	69,562,629.85

	check		0.00

	主营业务收入：
5001	商品销售收入	revenue of B2C
	新加坡	Singapore	(46,985,109.54)
	马来西亚	Malysia	(9,939,467.07)
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	(37,417.66)
	泰国	Thailand	(3,810,109.25)
	中国台湾	Taiwan China	(18,581.88)
	巴基斯坦	Pakistan	(53,723.42)
5002	商城商品销售收入	revenue of EMALL
5003	自助购服务收入	revenue of courier
	新加坡	Singapore	(2,123,694.88)
	马来西亚	Malysia	(245,858.89)
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	0.00
	泰国	Thailand	0.00
	中国台湾	Taiwan China	0.00
	巴基斯坦	Pakistan	0.00
5004	内部服务费收入	inter-company revenue(agent-fee)	0.00
	软件服务
	物流辅助服务
	业务流程管理服务
	信息服务
	代理结汇服务
	服务费（agent fee）
	国际货运代理
	主营业务收入合计		(63,213,962.59)

	主营业务成本：
6001	商品销售成本	cost of B2C
	新加坡	Singapore	35,198,964.09
	马来西亚	Malysia	6,832,557.80
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	34,225.69
	泰国	Thailand	2,590,502.11
	中国台湾	Taiwan China	11,830.04
	巴基斯坦	Pakistan	19,923.11
6002	商城商品销售成本	cost of EMALL
6003	自助购服务成本	cost of courier
	新加坡	Singapore	402,403.34
	马来西亚	Malysia	77,840.85
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	0.00
	泰国	Thailand	0.00
	中国台湾	Taiwan China	0.00
	巴基斯坦	Pakistan	0.00
6005	内部服务费成本	inter-company cost(agent-fee)
	软件服务		4,618,889.28
	物流辅助服务		3,667,130.56
	业务流程管理服务		464,016.00
	信息服务		0.00
	代理结汇服务		25,743.62
	服务费（agent fee）		7,005,657.34
	国际货运代理		18,174.70
	主营业务成本合计		60,967,858.53

6101	营业税金及附加	business tax/GST	801,275.86

	主营业务毛利		(1,444,828.20)

	费用：
7001	工资	payroll	0.00
7002	福利	benefits	0.00
7003	差旅费	travelling expenses	18,233.42
7004	交通和通讯费	traffic expenses	211,933.74
7006	招待费	entertainment expenses	0.00
7008	专项费用	special expenses	75,373.30
7009	市场推广费	marketing and media expenses	1,072,135.16
7010	租赁费	rental fees	368,308.65
7011	保险费	insurance fees	0.00
7012	办公费	consumable and administrative	122,728.88
7013	劳务成本		0.00
7050	运营耗材	operation consumables	222,592.07
7101	折旧及摊销	depriciation and amortisation	0.00
7102	资产减值损失	impairment loss of assets	0.00

	费用合计		2,091,305.22

	经营利润		646,477.02

7201	财务费用	financial expenses	78,917.66
7202	其他收入	other income	720.77
7203	其他支出	other loss	1,102,967.86
7204	投资收益	investment income	0.00

	税前利润	profit before tax	1,829,083.31

7301	所得税费用（当期）	income tax(current)	0.00
	所得税费用（递延）	income tax(deferred)	0.00

	净利润	profit after tax	1,829,083.31

	提取法定公积金	withdrawal statutory reserves
	提取法定公益金	withdrawal statutory welfare funds
	提取储备基金	withdrawal reserve fund
	分配普通股股利	distribution of common stock dividend
	转增实收资本

	本期未分配利润	current profit	1,829,083.31
	期初未分配利润	retained profit	164,985,602.38
	期末未分配利润	undistributed profit	166,814,685.69

consol spreadsheet - ezbuy Group

2018年8月

Dr./(Cr.)

UNAUDITED NON-GAAP FINANCIAL STATEMENT

			consolidated
	中文科目名称	accounting code	SGD
	流动资产：
1001	库存现金	cash	41,110.49
1002	银行存款	bank accounts	2,624,341.28
1003	网络支付账户	payment accounts	1,413,552.71
1004	其他货币资金	other cash at bank and on hand	0.00
1101	应收票据	notes receivables	0.00
1102	应收账款	accounts receivable	54,275.00
1103	预付账款	payments in advance	222,220.37
	应收利息	interests receivable	0.00
1130	应收关联方	Amount due from related parties	0.00
1149	其他应收款	other receivables	2,026,301.35
1150	坏账准备	allowance for doubtful accounts	0.00
1201	商品采购	purchases of goods	3,545.80
1202	库存商品	goods	0.00
1203	发出商品	goods in transit	0.00
1209	存货跌价准备	provision for inventory write-down	0.00
1211	运营耗材采购	purchase of consumables operation	(35,649.15)
1212	运营耗材	consumables operation	65,165.40
1221	低值易耗品采购	purchase of low - value consumables	0.00
1222	低值易耗品	low - value consumables	9,276.42
1231	固定资产采购	purchase of fixed assets	469.04
1250	待摊费用	deferred expenses	321,431.61
1251	递延运费	deferred shipping expenses	0.00
1401	公司间往来	intercompany	1,642,210.00

	流动资产合计	total current assets	8,388,250.32

	非流动资产：
1501	长期股权投资	long-term equity investment	0.00
1502	长期股权投资减值准	provison for impairment of long-term equity investment	0.00
1601	固定资产	fixed asset	7,294,748.10
1602	累计折旧	accumulated depreciation	(2,662,811.64)
1603	固定资产减值准备	provision for impairment of fixed asset	0.00
1609	固定资产清理	disposal of fixed assets	0.00
1621	无形资产	intangible asset	22,507.85
1622	累计摊销	accumulated amortisation	(13,913.85)
1623	无形资产减值准备	provision for impairment of intangible asset	0.00
1631	商誉	goodwill	0.00
1651	长期待摊费用	long-term deferred expenses	0.00
1701	递延所得税资产	deferred tax assets	0.00
1899	其他非流动资产	other non-current assets	0.00

	非流动资产合计	total non-current assets	4,640,530.46

	资产合计	total assets	13,028,780.78

	流动负债：
2001	短期借款	short-term loans	0.00
2101	应付票据	notes payable	0.00
2102	应付账款	accounts payable	(6,380,418.34)
2103	预收账款	advance from customers	(2,834,216.46)
2111	应付工资	accrued payroll	(1,245,118.64)
2112	应付福利费	staff welfare payable	(221,275.86)
2121	应交税费	taxes payable	(83,703.46)
2131	应付股利	dividends payable	0.00
2132	应付利息	interests payable	0.00
2190	应付关联方	Amount due to related parties	(299,449.02)
2201	预提费用	accrued expenses	(498,922.07)
2202	预计运费	accrued shipping expenses	0.00
2209	其他应付款	other payables	(4,414,240.88)
2250	递延收益	deferred income	(1,107,431.91)

	流动负债合计	total current liabilities	(17,084,776.64)

	非流动负债：
2301	长期借款	long-term loans	0.00
2311	长期应付款	long-term payables	(2,144,709.17)
2401	递延所得税负债	deferred tax liability	0.00

	非流动负债合计	total non- current liabilities	(2,144,709.17)

	所有者权益：
4001	实收资本/普通股	paid-in capital/share capital	(874,554.65)
4002	优先股	preferred shares	(8,771.18)
4003	资本公积	capital reserves	(43,521,284.96)
4004	法定盈余公积	statutory reserves	0.00
4101	本年利润	current year earnings	0.00
4102	累计未分配利润	retained earnings	49,084,432.11
4103	本年其他综合利润	current year other comprehensive income	0.00
4104	累计其他综合利润	accumulated other comprehensive income	0.00
	外币报表折算差额	Foreign Currency Translation Diff	1,520,883.72

	所有者权益合计	total equities	6,200,705.04

	负债及所有者权益合	total liabilities and equities	(13,028,780.77)

	check		0.01

	主营业务收入：
5001	商品销售收入	revenue of B2C	(8,110.21)
	新加坡	Singapore	(9,420,426.80)
	马来西亚	Malysia	(1,992,943.53)
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	(7,502.54)
	泰国	Thailand	(763,957.72)
	中国台湾	Taiwan China	(3,725.82)
	巴基斯坦	Pakistan	(10,771.98)
5002	商城商品销售收入	revenue of EMALL	(13,602.00)
5003	自助购服务收入	revenue of courier	0.00
	新加坡	Singapore	(425,818.00)
	马来西亚	Malysia	(49,296.70)
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	0.00
	泰国	Thailand	0.00
	中国台湾	Taiwan China	0.00
	巴基斯坦	Pakistan	0.00
5004	内部服务费收入	inter-company revenue(agent-fee)	0.00
	软件服务		0.00
	物流辅助服务		0.00
	业务流程管理服务		0.00
	信息服务		0.00
	代理结汇服务		0.00
	服务费（agent fee）		(0.00)
	国际货运代理		0.00
	主营业务收入合计		(12,696,155.29)

	主营业务成本：
6001	商品销售成本	cost of B2C	0.00
	新加坡	Singapore	6,936,695.32
	马来西亚	Malysia	1,681,567.73
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	7,852.22
	泰国	Thailand	655,442.72
	中国台湾	Taiwan China	3,555.57
	巴基斯坦	Pakistan	9,825.92
6002	商城商品销售成本	cost of EMALL	12,056.07
6003	自助购服务成本	cost of courier	0.00
	新加坡	Singapore	80,685.12
	马来西亚	Malysia	15,607.72
	澳大利亚	Australia	0.00
	印度尼西亚	Indonesia	0.00
	泰国	Thailand	0.00
	中国台湾	Taiwan China	0.00
	巴基斯坦	Pakistan	0.00
6005	内部服务费成本	inter-company cost(agent-fee)	0.00
	软件服务		0.00
	物流辅助服务		0.00
	业务流程管理服务		0.00
	信息服务		0.00
	代理结汇服务		0.00
	服务费（agent fee）		(0.00)
	国际货运代理		0.00
	主营业务成本合计		9,403,288.40

6101	营业税金及附加	business tax/GST	214,788.60

	主营业务毛利		(3,078,078.29)
			24.2%
	费用：
7001	工资	payroll	1,707,271.13
7002	福利	benefits	390,286.60
7003	差旅费	travelling expenses	37,577.82
7004	交通和通讯费	traffic expenses	57,860.74
7006	招待费	entertainment expenses	24,169.10
7008	专项费用	special expenses	47,276.76
7009	市场推广费	marketing and media expenses	214,971.77
7010	租赁费	rental fees	453,026.46
7011	保险费	insurance fees	910.91
7012	办公费	consumable and administrative	89,793.39
7013	劳务成本		85,902.08
7050	运营耗材	operation consumables	53,300.26
7101	折旧及摊销	depriciation and amortisation	94,204.39
7102	资产减值损失	impairment loss of assets	(186,397.84)

	费用合计		3,070,153.58

	经营利润		(7,924.72)
7201	财务费用	financial expenses	33,133.05
7202	其他收入	other income	(64,311.05)
7203	其他支出	other loss	(4,788.03)
7204	投资收益	investment income	0.00

	税前利润	profit before tax	(43,890.74)

7301	所得税费用（当期）	income tax(current)	0.00
	所得税费用（递延）	income tax(deferred)	0.00

	净利润	profit after tax	(43,890.74)

	提取法定公积金	withdrawal statutory reserves	0.00
	提取法定公益金	withdrawal statutory welfare funds	0.00
	提取储备基金	withdrawal reserve fund	0.00
	分配普通股股利	distribution of common stock dividend	0.00
	转增实收资本		0.00

	本期未分配利润	current profit	(43,890.74)
	期初未分配利润	retained profit	49,128,322.85
	期末未分配利润	undistributed profit	49,084,432.11

EZBUY HOLDINGS LIMITED

DIRECTORS’ REPORT AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

EZBUY HOLDINGS LIMITED

Contents	Pages

Report of the Directors	1 to 2

Independent Auditor’s Report	3 to 5

Balance Sheet	6

Statement of Comprehensive Loss	7

Statement of Changes in Equity	8

Statement of Cash Flows	9

Notes to the Financial Statements	10 to 26

EZBUY HOLDINGS LIMITED

REPORT OF THE DIRECTORS

The directors should submit their report together with the audited financial statements of EZbuy Holdings Limited (the “Company”) for the year ended 31 December 2016.

Principal activities

The principal activities of the Company are international and cross-border online commerce through offering of products and services on the retail platform for global trade (“EZbuy.com”).

Results and appropriations

The results of the Company for the year are set out in the statement of comprehensive loss on page 6. The Company did not appropriate any dividends during the year.

Share issued in the year

Details of the shares issued during the year are set out in Note 9 to the financial statements.

Directors

The directors during the year and up to the date of this report were:

Mr. He Jian (appointed on 9 December 2014)

Mr. Xue Bin (appointed on 20 May 2015)

Mr. Qiao Lizhi (appointed on 20 May 2015)

Ms. Liu Wenyu (appointed on 20 May 2015)

Mr. Ke Zicong (appointed on 20 May 2015)

Mr. Lian Meng (appointed on 20 May 2015)

Mr. Wang Daoping (appointed on 20 May 2015)

Mr. Wei Zhe (appointed on 8 January 2016)

There being no provision in the Company’s articles of association concerning the annual retirement of directors, all the present directors continue in office for the following year.

Directors’ material interests in transactions, arrangements and contracts that are significant in relation to the Company’s business

No transactions, arrangements and contracts of significance in relation to the Company’s business to which the Company’s subsidiaries, fellow subsidiaries or its parent company was a party and in which a director of the Company had a material interest, whether directly or indirectly, subsisted at the end of the year or at any time during the year.

1

EZBUY HOLDINGS LIMITED

REPORT OF THE DIRECTORS (Continued)

Directors’ interests in the shares and debentures of the Company or any specified undertaking of the Company

At no time during the year was the Company, its subsidiary or its holding companies a party to any arrangement to enable the directors of the Company to hold any interests in the shares or debentures of the Company or its specified undertakings.

Management contracts

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company were entered into or existed during the Period.

Business review

No business review is presented for 2016 as the Company has been able to claim an exemption under section 388(3) of the Companies Ordinance Cap. 622 since it is a wholly owned subsidiary of Ezbuy Holding Co., Ltd.

Permitted indemnity provisions

At no time during the year and up to the date of this Directors’ Report, there was or is, any permitted indemnity provision being in force for the benefit of any of the directors of the Company or an associated company.

Auditors

The financial statements have been audited by PricewaterhouseCoopers who retire and, being eligible, offer themselves for re-appointment.

On behalf of the Board

Director
Hong Kong, 10 August 2017

2

Independent Auditor’s Report

To the Member of EZbuy Holdings Limited

(incorporated in Hong Kong with limited liability)

Opinion

What we have audited

The financial statements of EZbuy Holdings Limited (the “Company”) standing alone set out on pages 6 to 27, which comprise:

•                                          the balance sheet as at 31 December 2016;

•                                          the statement of comprehensive income for the year then ended ;

•                                          the statement of changes in equity for the year then ended ;

•                                          the statement of cash flows for the year then ended ; and

•                                          the notes to the financial statements, which include a summary of significant accounting policies.

Our opinion

In our opinion, the financial statements give a true and fair view of the financial position of the Company standing alone as at 31 December 2016, and of its financial performance and its cash flows for the year then ended in accordance with Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and have been properly prepared in compliance with the Hong Kong Companies Ordinance.

Basis for Opinion

We conducted our audit in accordance with Hong Kong Standards on Auditing (“HKSAs”) issued by the HKICPA. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements of the Company Standing Alone section of our report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Independence

We are independent of the Company in accordance with the HKICPA’s Code of Ethics for Professional Accountants (“the Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code.

Other Information

The directors of the Company are responsible for the other information. The other information comprises the information included in the directors’ report, but does not include the financial statements and our auditor’s report thereon.

PricewaterhouseCoopers, 22/F Prince’s Building, Central, Hong Kong

T: +852 2289 8888, F: +852 2810 9888, www.pwchk.com

3

Independent Auditor’s Report (Continued)

To the Member of EZbuy Holdings Limited

(incorporated in Hong Kong with limited liability)

Other Information (Continued)

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Directors for the Financial Statements of the Company Standing Alone

The directors are responsible for the preparation of the financial statements that give a true and fair view in accordance with HKFRSs issued by the HKICPA. and the Hong Kong Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Financial Statements of the Company Standing Alone

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. We report our opinion solely to you, as a body, in accordance with Section 405 of the Hong Kong Companies Ordinance and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with HKSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

4

Independent Auditor’s Report (Continued)

To the Member of EZbuy Holdings Limited

(incorporated in Hong Kong with limited liability)

Auditor’s Responsibilities for the Audit of the Financial Statements of the Company Standing Alone (Continued)

As part of an audit in accordance with HKSAs, we exercise professional judgment and maintain professional scepticism throughout the audit. We also:

•                                          Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•                                          Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•                                          Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the director.

•                                          Conclude on the appropriateness of the director’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•                                          Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

PricewaterhouseCoopers

Certified Public Accountants

Hong Kong, 10 August 2017

5

EZBUY HOLDINGS LIMITED

BALANCE SHEET AS AT 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

	Note	31 December 2016	31 December 2015
ASSETS
Non-current assets
Investment in a subsidiary	5	6,405,609	2,242,651
		6,405,609	2,242,651
Current assets
Inventories	6	76,257,832	19,506,226
Other receivables	7	8,307,641	2,047,184
Amounts due from related parties	19	73,112,024	30,611,293
Cash and cash equivalents	8	4,684,138	33,196
		162,361,635	52,197,899
Total assets		168,767,244	54,440,550

EQUITY
Capital and reserves attributable to the Company’s equity holder
Share capital	9	7,895	7,895
Accumulated deficit	10	(65,680,600)	(708,033)
Total equity		(65,672,705)	(700,138)
LIABILITIES
Current liabilities
Trade and other payables	11	20,556,461	3,699,219
Advances from customers		109,260,907	32,143,493
Amounts due to related parties	19	100,807,519	18,659,233
Deferred revenue		3,815,062	638,743
		234,439,949	55,140,688
Total liabilities		234,439,949	55,140,688
Total equity and liabilities		168,767,244	54,440,550
Net current assets		(72,078,314)	(2,942,789)
Total assets less current liabilities		(65,672,705)	(700,138)

The financial statements on pages 6 to 27 were approved by the Board of Directors on 10 August 2017 and were signed on its behalf.

Director	Director

6

EZBUY HOLDINGS LIMITED

STATEMENT OF COMPREHENSIVE LOSS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

			Period from
			9 December 2014
			(date of
			incorporation)to
	Note	2016	31 December 2015

Revenues	12	671,572,874	93,313,244
Cost of revenues	13	(577,918,064)	(78,465,289)
Gross profit		93,654,810	14,847,955
Selling and marketing expenses	13	(141,993,364)	(11,481,703)
General and administrative expenses	13	(10,061,867)	(2,735,472)
Other losses, net	14	(4,874,989)	(1,111,512)
Operating loss		(63,275,411)	(480,732)
Finance expenses, net	15	(1,697,157)	(227,301)
Loss before income tax		(64,972,567)	(708,033)
Income tax expenses	16	—	—
Loss for the year/period		(64,972,567)	(708,033)
Other comprehensive loss		—	—
Total comprehensive loss		(64,972,567)	(708,033)

The notes on pages 10 to 27 are an integral part of these financial statements.

7

EZBUY HOLDINGS LIMITED

STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

		Accumulated
Total equity	Share capital	deficit	Total
Loss for the period	—	(708,033)	(708,033)

Transactions with owners in their capacity as owners
- Proceeds from shares issued	7,895	—	7,895
Balance at 31 December 2015	7,895	(708,033)	(700,138)
Loss for the year	—	(64,972,567)	(64,972,567)
Balance at 31 December 2016	7,895	(65,680,600)	(65,672,705)

The notes on pages 10 to 27 are an integral part of these financial statements.

8

EZBUY HOLDINGS LIMITED

STATEMENT OF CASH FLOW

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

			Period from
			9 December 2014
			(date of
			incorporation) to
	Note	2016	31 December 2015
Cash flows from operating activities
Net cash generated from operating activities	18	10,511,204	2,495,491

Cash flows from investing activities
Investment in a subsidiary		(4,162,958)	(2,242,651)

Net cash used in investing activities		(4,162,958)	(2,242,651)

Cash flows from financing activities
Proceeds from issuance of ordinary shares		—	7,895

Net cash received from financing activities		—	7,895

Net increase in cash and cash equivalents		6,348,246	260,735
Cash and cash equivalents at beginning of the year		33,196	—
Exchange loss on cash		(1,697,304)	(227,539)

Cash and cash equivalents at end of the year		4,684,138	33,196

The notes on pages 10 to 27 are an integral part of these financial statements.

9

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

1.                                      General information

EZbuy Holdings Limited (the “Company”) is a limited liability company incorporated in Hong Kong on 9 December 2014. The principal activities of the Company are international and cross-border online commerce through offering of products and services on the retail platform for global trade (“EZbuy.com”).

The Company is a wholly owned subsidiary of Ezbuy Holding Co., Ltd., a Cayman Island company, which is also the immediate holding company of the Company.

These financial statements are presented in Renminbi, unless otherwise stated.

The financial statements have been approved for issue by the Company’s Board of Director on 10 August 2017.

2.                                      Summary of significant accounting policies

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

2.1                               Basis of presentation

For the purposes of compliance with sections 379 and 380 of the Hong Kong Companies Ordinance (Cap. 622), the financial statements of the Company have been prepared to present a true and fair view of the financial position and financial performance of the Company only. Consequently, the financial statements have been prepared in accordance with all applicable Hong Kong Financial Reporting Standards (HKFRSs, which term collectively includes Hong Kong Accounting Standards (HKASs) and Interpretations) issued by the Hong Kong Institute of Certified Public Accountants, accounting principles generally accepted in Hong Kong and the requirements of the Hong Kong Companies Ordinance (Cap. 622) that are relevant to the preparation of company level financial statements by an intermediate parent company.

The Company is a wholly owned subsidiary of Ezbuy Holding Co., Ltd. and it has satisfied the exemption criteria sets out in section 379(3)(a) of the Hong Kong Companies Ordinance (Cap. 622) and therefore it is not required to prepare consolidated financial statements.

Given the above, the financial statements are not prepared for the purposes of compliance with HKFRS 10 “Consolidated financial statements” (HKFRS 10) so far as the preparation of consolidated financial statements is concerned. As a consequence, the financial statements do not give all the information required by HKFRS 10 about the economic activities of the Group of which the Company is the parent. Furthermore, as these financial statements are prepared in respect of the Company only, disclosures required by HKFRS 12 “Disclosures of Interests in Other Entities” have not been made.

The financial statements of the Company have been prepared under the historical cost convention, as modified by the revaluation of available-for-sale financial assets which are carried at fair value.

10

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.1                               Basis of presentation (continued)

2.1.1                     Going concern

At of 31 December 2016, the Company’s current liabilities exceeded its current assets by Renminbi 72,078,314 and the net deficit amounted to Renminbi 65,672,705. The ultimate holding company, Ezbuy Holding Co., Ltd., has confirmed its intention to provide sufficient financial support to the Company so as to enable the Company to meet its liabilities as and when they fall due and to enable the Company to continue its operation for the foreseeable future. The directors believe that the Company will continue as a going concern. Consequently, the directors have prepared the financial statements on a going concern basis.

2.1.2                     Changes in accounting policy and disclosures

(a)                                 New and amended standards adopted by the Company

The following revised amendment to existing standard is either not currently relevant or have no material impact on the Company’s financial statements:

HKFRS 14	Regulatory Deferral Accounts
Amendment to HKFRS 11	Accounting for acquisitions of interests in joint operations
Amendments to HKAS 16 and HKAS 38	Clarification of acceptable methods of depreciation and amortization
Amendments to HKAS 16 and HKAS 41	Agriculture: bearer plants
Amendment to HKAS 27	Equity method in separate financial statements
Annual improvements Project	Annual improvements 2012-2014 Cycle
Amendments to HKFRS 10, HKFRS 12 and HKAS 28	Investment entities: applying the consolidation exception
Amendments to HKAS 1	Disclosure initiative

(b)                                 Standards, amendments and interpretations to existing standards that are not yet effective and have not been early adopted by the Company

HKFRS 9	Financial Instruments[2]
HKFRS 15	Revenue from contracts with customers[2]
HKFRS 16	Leases[3]
Amendments to HKAS 12	Income taxes[1]
Amendments to HKAS 7	Statement of cash flows[1]
Amendments to HKFRS 10 and HKAS 28	Sale or contribution of assets between an investor and its associate or joint venture[4]
HKFRS 5	Non-current assets held for sale and discontinued operations

Notes:

1                                         Effective for annual periods beginning on or after 1 January 2017

2                                         Effective for annual periods beginning on or after 1 January 2018

3                                         Effective for annual periods beginning on or after 1 January 2019

4                                         Effective date not yet determined

11

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.2                               Subsidiaries

A subsidiary is an entity (including a structured entity) over which the Company has control. The Company controls an entity when the Company is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity.

The investments in subsidiaries are accounted for at cost less impairment. Cost includes direct attributable cost of investment. The results of subsidiaries are accounted for by the Company on the basis of dividend and receivable. Consolidated financial statements are not prepared for the Company and its subsidiary (see Note 2.1).

Impairment testing of the investment in a subsidiary is required upon receiving dividends from the investment if the dividend exceeds the total comprehensive income of the subsidiary in the period the dividend is declared or if the carrying amount of the investment in the Company’s financial statements exceeds the carrying amount of the investee’s net assets.

2.3                               Foreign currency translation

(a)                                 Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the Company operates (the “functional currency”). The financial statements are presented in Renminbi, which is the Company’s functional and presentation currency.

(b)                                 Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement, except when deferred in equity as qualifying cash flow hedges and qualifying net investment hedges.

Foreign exchange gains and losses that relate to cash and cash equivalents are presented in the income statement within ‘finance income or cost’. All other foreign exchange gains and losses are presented in the income statement within ‘other losses — net’.

2.4                               Financial assets

(a)                                 Classification

The Company classifies its financial assets as loans and receivables. The classification depends on the purposes for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the balance sheet date. Loans and receivables include ‘other receivables’, ‘amounts from related parties’ and ‘cash and cash equivalents’ in the balance sheet.

12

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.4                               Financial assets (continued)

(b)                                 Recognition and measurement

Loans and receivables are initially recognised at fair value plus transaction costs. Loans and receivables are subsequently carried at amortised cost using the effective interest method. Financial assets are derecognised when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

(c)                                  Impairment of financial assets

The Company assesses at each balance sheet date whether there is objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganization, and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

For loans and receivables category, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognised in the statement of comprehensive income. If a loan or held- to-maturity investment has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract. As a practical expedient, the Company may measure impairment on the basis of an instrument’s fair value using an observable market price.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised (such as an improvement in the debtor’s credit rating), the reversal of the previously recognised impairment loss is recognised in the statement of comprehensive income.

2.5                               Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out (FIFO) method. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

13

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.6                               Other receivables

If collection of other receivables is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets.

Other receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less allowance for impairment.

2.7                               Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less.

2.8                               Share capital

Ordinary shares are classified as equity.

2.9                               Trade and other payables

Trade payables are obligations to pay for services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade and other payables are recognised initially at fair value and subsequently measured at amortized cost using the effective interest method.

2.10                        Provisions

Provisions are recognised when the Company has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognised as interest expense.

2.11                        Current and deferred income tax

The tax expense for the period comprises current and deferred tax. Tax is recognised in the income statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, the tax is also recognised in other comprehensive income or directly in equity, respectively.

14

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.11                        Current and deferred income tax (continued)

(a)                                 Current income tax

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company operates and generates taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

(b)                                 Deferred income tax

Deferred income tax is recognised, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred income tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

(c)                                  Offsetting

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

2.12                        Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable, and represents amounts receivable for goods supplied, stated net of discounts returns and services tax value added tax (“GST”). The Company recognises revenue when the amount of revenue can be reliably measured; when it is probable that future economic benefits will flow to the entity; and when specific criteria have been met for each of the Company’s activities, as described below. The Company bases its estimates of return on historical results, taking into consideration the type of customers, the type of transactions and the specifics of each arrangement.

15

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.12                        Revenue Recognition (continued)

(a)                                 Sales of goods

Sales of goods is recognised when goods are shipped on board or delivered at the customers’ premises which is taken to be the point in time when the customer has accepted the goods and the related risks and rewards of ownership. Revenue is after deduction of any trade discounts and returns.

(b)                                 Sales of services

Sales of service is recognized in the accounting period in which the services are rendered, which consists of shipping and delivery of goods bought by customers. Revenue is after deduction of any trade discounts.

(c)                                  Interest income

Interest income is recognised on a time-proportion basis using the effective interest method.

2.13                        Dividend distribution

Dividend distribution to the Company’s shareholders is recognised as a liability in the Company’s financial statements in the period in which the dividends are approved by the Company’s shareholders.

3.                                      Financial risk management

3.1                               Financial risk factors

The Company’s activities expose it to a variety of financial risks: market risk (including currency risk, fair value interest rate risk, cash flow interest rate risk and price risk), credit risk, and liquidity risk. The Company’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Company’s financial performance.

(a)                                 Market risk

(i)                                     Foreign exchange risk

The Company operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the Singapore Dollar (“SGD”), Malaysia Ringgit (“MYR”) and the US dollar (“USD”). Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations.

The Company has not used any hedging arrangement to hedge its foreign exchange risk exposure. However, the management monitors its foreign exchange exposure by closely monitoring the movement of foreign currency rate and will enter into foreign currency options or forward contract, when and where appropriate.

16

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

3.                                      Financial risk management (continued)

3.1                               Financial risk factors (continued)

(a)                                 Market risk (continued)

(i)                                     Foreign exchange risk (continued)

At 31 December 2016, if RMB had weakened/strengthened by 5% against the relevant foreign currency, SGD, MYR, AUD or USD, with all other variables held constant, profit before tax would have been approximately RMB 1,099,797 lower/higher (31 December 2015: RMB 536,454 lower/higher), mainly as a result of foreign exchange gains/losses on translation of relevant foreign currencies mainly denominated amounts due to/from related parties and parent company.

(ii)                                  Cash flow and fair value interest rate risk

The Company’s income and operating cash flows are substantially independent of changes in market interest rates and the Company has no significant interest-bearing assets except for the cash at banks. The Company is of the opinion that any reasonable changes in interest rates would not result in a significant change in the Company’s results. Accordingly, no sensitivity analysis is presented for interest rate risk.

(b)                                 Credit risk

Credit risk arises from cash and cash equivalents. The carrying amounts of cash and cash equivalents, and short-term investment represent the Company’s maximum exposure to credit risk in relation to financial assets. Cash and cash equivalents are held in financial institutions located in Hong Kong, which management considers being of high credit quality.

(c)                                  Liquidity risk

Prudent liquidity risk management includes maintaining sufficient cash and cash equivalents. Due to the nature of the underlying businesses, the Company aims to maintain flexibility in funding by obtaining continuing financial support from the parent company. The table below analyses the Company’s financial liabilities into relevant maturity categories based on the remaining period at the balance sheet date. The amounts disclosed in the table are the undiscounted cash flows since there are no stated maturity for trade and other payables. Balances due within 12 months equal their carrying balances as the impact of discounting is not significant.

	31 December 2016	31 December 2015
Less than 1 year
Trade and other payable	20,556,461	3,699,219
Advances from customers	109,260,907	32,143,493
Amounts due to related parties	100,807,519	18,659,233
	230,624,887	54,501,945

17

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

3.                                      Financial risk management (continued)

3.2                               Capital risk management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to provide returns for shareholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

3.3                               Fair value estimation

The carrying amounts of the Company’s financial assets and liabilities carried at cost or amortised cost are not materially different from their fair values as at 31 December 2016 and 2015.

4.                                      Critical accounting estimates

Estimates are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates, mainly including impairment assessments on financial and non-financial assets, will by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are outlined below:

(a)                                 Impairment of investment in a subsidiary

The Company assess the recoverable amount of its cost of investments in this subsidiary annually. The estimate of recoverable amount was based on the subsidiary’s fair value less cost to sell. Changes in assumptions of the adopted discount rate and future cash flows could affect the fair value of the investment significantly.

(b)                                 Allowance for impairment of receivable

The measurement of the fair value of the receivables is based on the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. Changes in the assumptions about these factors could affect the fair value of these receivables.

5.                                      Investments in a subsidiary

	31 December 2016	31 December 2015

Investments in a subsidiary, at cost	6,405,609	2,242,651

18

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

5.                                      Investments in a subsidiary (continued)

The following is a list of the subsidiary at 31 December 2016:

	Place of incorporation
	and kind of legal		Registered
Name	entity	Interest held	capital		Principal activities

Qianhai Xuyi Technology (Shenzhen) Co., Ltd.	The People’s Republic of China (the “PRC”), limited liability	100%	US$	2,000,000	Provision of IT consulting and packaging services

On 20 March 2015 and 21 January 2016, the Company injected share capital of US$ 359,940 and 640,140 (Renminbi 2,242,651 and 4,162,958) into Qianhai Xuyi Technology (Shenzhen) Co., Ltd.

The Company is a wholly owned subsidiary of Ezbuy Holding Co., Ltd. and has satisfied the exemption criteria set out in section 379(3)(a) of the Hong Kong Companies Ordinance (Cap. 622), and therefore it is not required to prepare consolidated financial statements (see note 2.1).

6.                                      Inventories

	31 December 2016	31 December 2015

Finished goods	75,649,023	19,217,603
Consumables	608,809	288,623
	76,257,832	19,506,226

The cost of inventories recognised as expense and included in “cost of sales” amounted to 579,321,786 for the year, which included inventory write-down of 1,403,722 for the year.

7.                                      Other receivables

	31 December 2016	31 December 2015

Other receivables, deposits and prepayments	8,307,641	2,047,184

All of the other receivables are expected to be recovered or recognised as expense within one year.

8.                                      Cash and cash equivalents

	31 December 2016	31 December 2015

Cash in bank	4,684,138	33,196

Cash at banks are deposited in savings accounts generating interests at prevailing market rates. As of 31 December 2016, cash in bank was all denominated in USD.

19

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

9.                                      Share capital

The opening and closing balances of each component of the Company’s equity and reconciliation between these accounts are set out in the statement of changes in equity.

Ordinary shares, issued and fully paid:

	Number of shares	Share capital

At 31 December 2015	10,000	7,895
At 31 December 2016	10,000	7,895

10.                               Accumulated deficit

	31 December 2016	31 December 2015

At 31 December 2015	(708,033)	—
Loss for the year	(64,972,567)	(708,033)
At 31 December 2016	(65,680,600)	(708,033)

11.                               Trade and other payables

	31 December 2016	31 December 2015

Trade creditors	18,823,472	3,443,393
Other accrued charges	1,732,989	255,826
	20,556,461	3,699,219

12.                               Revenue

Revenues recognised during the year are as follows:

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

Sales of goods	642,134,935	88,060,366
Services income	29,437,939	5,252,878
	671,572,874	93,313,244

Revenue represents the sales value of goods supplied to customers less returns, discounts and services tax value added tax.

20

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

13.                               Expenses by nature

Expenses included in cost of sales, distribution expense and administrative expenses are analyzed as follows:

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

Cost of Inventory	511,961,003	68,549,742
Shipping expenses and packaging expense	77,763,091	8,897,925
Logistics support expenses	59,374,360	8,138,906
Procurement service	34,012,659	2,810,270
Advertising expenses	29,027,416	1,634,572
Technology expenses	12,037,475	1,924,230
Rental expense	1,673,543	200,441
Consulting expense	295,549	—
Legal expense	536,523	—
Auditor’s remuneration	220,000	200,000
Other expenses	3,071,677	326,378
	729,973,296	92,682,464

14.                               Other loss– net

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

Foreign exchange loss, net	(4,874,989)	(1,111,512)

15.                               Finance cost - net

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

Net foreign exchange losses on cash in bank	(1,697,304)	(227,539)
Interest income	147	238
	(1,697,157)	(227,301)

21

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

16.                               Income tax expense

No Hong Kong profits tax has been provided for as the Company has no assessable profit for the year (2015: nil).

No deferred income tax has been recognized or provided for in the financial statements since the Company has no deferred income tax assets or liabilities as at 31 December 2016 (2015: nil).

17.                               Directors’ emoluments (regarded as key management compensation)

Directors’ remuneration disclosed pursuant to section 383 of the Hong Kong Companies Ordinance (Cap. 622). Key management includes directors (executive and non-executive).

The compensation paid or payable to key management for employee services is shown below:

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

Salaries, commissions and bonus	570,500	248,520
Expenses allowance	—	—
Other emoluments	—	—
	570,500	248,520

No director of the Company had a material interest, directly or indirectly, in any significant transactions, arrangements and contracts in relation to the Company’s business to which the Company was or is a party that subsisted at the end of the year or at any time during the year ended 31 December 2016 (during the period from 9 December 2014 (date of incorporation) to 31 December 2015: nil).

22

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

18.                               Notes to the statement of cash flow

Cash generated from operating activities

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

Loss before income tax	(64,972,567)	(708,033)
Adjustments for:
- Finance expenses	1,697,304	227,539

Changes in working capital
- Inventories	(56,751,606)	(19,506,226)
- Other receivables	(6,260,457)	(2,047,184)
- Amounts due from related parties	(42,500,731)	(30,611,293)
- Trade and other payables	93,974,656	35,842,712
- Deferred revenue	3,176,319	638,743
- Amounts due to related parties	82,148,286	18,659,233

Net cash generated from operating activities	10,511,204	2,495,491

19.                               Related-party transactions

The immediate and ultimate holding company of the Company is Ezbuy Holding Co., Ltd., a Company incorporated in Cayman Island.

The following transactions were carried out with group companies in the normal course of business:

(a)                                 Purchases of services

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

– Purchase of services from a subsidiary	71,411,835	10,063,136
– Purchase of services from fellow subsidiaries	33,972,121	2,810,270
– Purchase of services from a related party (other than fellow subsidiaries)	335,693	38,477
	105,759,649	12,911,883

23

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

19.                               Related-party transactions (continued)

(b)                                 Amounts received by fellow subsidiaries on the behalf of the Company

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

– Amounts received from fellow subsidiaries on the behalf of the Company	760,673,842	—
– Amounts received by fellow subsidiaries on the behalf of the Company	261,285,773	101,031,934
	1,021,959,615	101,031,934

(c)                                  Amounts received from the company on the behalf related partied

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

– Amounts received from the company on the behalf of a fellow subsidiary	431,749	—

(d)                                 Amounts paid on the behalf of related parties

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

– Amounts paid on the behalf of a fellow subsidiary	21,015,420	—
– Amounts paid on the behalf of the ultimate holding company	2,845,772	—
– Amounts paid on the behalf of a subsidiary	387,640	—
– Amounts paid on the behalf of a related party (other than fellow subsidiaries)	—	4,910,947
	24,248,832	4,910,947

24

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

19.                               Related-party transactions (continued)

(e)                                  Amounts paid on the behalf of the company

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

– Amounts paid by a fellow subsidiary on the behalf of the Company	240,273,495	—
– Amounts paid by a related party on the behalf of the Company	85,105,912	—
– Amounts paid by a subsidiary on the behalf of the Company	202,125	—
	325,581,532	—

(f)                                    Investment in a subsidiary

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

– Investment in a subsidiary	4,162,958	2,242,651

(g)                                 Year-end balances

	31 December 2016	31 December 2015

Receivables from related parties:
– Amounts due from related parties (other than fellow subsidiaries)	2,611,721	19,141,290
– Amounts due from fellow subsidiaries	70,500,303	11,470,003
	73,112,024	30,611,293

Payables to related parties:
– Amount due to the ultimate holding company	95,647,470	11,580,146
– Amount due to a subsidiary	2,371,372	2,646,093
– Amount due to a related party (other than fellow subsidiaries)	1,795,341	262,550
– Amounts due to fellow subsidiaries	993,336	4,170,444
	100,807,519	18,659,233

25

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2016

(All amounts in Renminbi unless otherwise stated)

19.                               Related-party transactions (continued)

(g)                                 Year-end balances (continued)

The amounts due from and due to related parties as of 31 December 2016 are not collateralized, interest-free and have no fixed repayment terms (31 December 2015: nil).

20.                               Commitments

(a)                                 Operating lease commitments

The Company leases warehouses under non-cancellable operating lease agreements. The lease expenditure charged to the income statement during the year is disclosed in Note 13.

The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

		Period from
		9 December 2014
		(date of
		incorporation) to
	2016	31 December 2015

No later than 1 year	28,354	33,382
Later than 1 year and no later than 5 years	—	4,371
	28,354	37,753

26

EZBUY HOLDINGS LIMITED

DIRECTORS’ REPORT AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

EZBUY HOLDINGS LIMITED

Contents	Pages

Report of the Directors	l to 2

Independent Auditor’s Report	3 to 5

Balance Sheet	6

Statement of Comprehensive Loss	7

Statement of Changes in Equity	8

Statement of Cash Flow	9

Notes to the Financial Statements	10 to 26

EZBUY HOLDINGS LIMITED

REPORT OF THE DIRECTORS

The directors should submit their report together with the audited financial statements of EZbuy Holdings Limited (the “Company”) for the year ended 31 December 2017.

Principal activities

The principal activities of the Company are international and cross-border online commerce through offering of products and services on the retail platform for global trade (“EZbuy.com”).

Results and appropriations

The results of the Company for the year are set out in the statement of comprehensive loss on page 7. The Company did not appropriate any dividends during the year.

Share issued in the year

Details of the shares issued during the year are set out in Note 10 to the financial statements.

Directors

The directors during the year and up to the date of this report were:

Mr. He Jian (appointed on 9 December 2014)

Mr. Xue Bin (appointed on 20 May 2015)

Mr. Qiao Lizhi (appointed on 20 May 2015)

Ms. Liu Wenyu (appointed on 20 May 2015)

Mr. Ke Zicong (appointed on 20 May 2015)

Mr. Lian Meng (appointed on 20 May 2015)

Mr. Wang Daoping (appointed on 20 May 2015)

Mr. Wei Zhe (appointed on 8 January 2016)

There being no provision in the Company’s articles of association concerning the annual retirement of directors, all the present directors continue in office for the following year.

Directors’ material interests in transactions, arrangements and contracts that are significant in relation to the Company’s business

No transactions, arrangements and contracts of significance in relation to the Company’s business to which the Company’s subsidiaries, fellow subsidiaries or its parent company was a party and in which a director of the Company had a material interest, whether directly or indirectly, subsisted at the end of the year or at any time during the year.

1

EZBUY HOLDINGS LIMITED

REPORT OF THE DIRECTORS (Continued)

Directors’ interests in the shares and debentures of the Company or any specified undertaking of the Company

At no time during the year was the Company, its subsidiary or its holding companies a party to any arrangement to enable the directors of the Company to hold any interests in the shares or debentures of the Company or its specified undertakings.

Management contracts

No contracts concerning the management and administration of the whole or any substantial part of the business of the Company were entered into or existed during the Period.

Business review

No business review is presented for 2017 as the Company has been able to claim an exemption under section 388(3) of the Companies Ordinance Cap. 622 since it is a wholly owned subsidiary of EZbuy Holding Co., Ltd.

Permitted indemnity provisions

At no time during the year and up to the date of this Directors’ Report, there was or is, any permitted indemnity provision being in force for the benefit of any of the directors of the Company or an associated company.

Auditors

The financial statements have been audited by PricewaterhouseCoopers who retire and, being eligible, offer themselves for re-appointment.

On behalf of the Board

Director
Hong Kong, 25 April 2018

2

Independent Auditor’s Report

To the Member of EZbuy Holdings Limited

(incorporated in Hong Kong with limited liability)

Opinion

What we have audited

The financial statements of EZbuy Holdings Limited (the “Company”) standing alone set out on pages 6 to 27, which comprise:

•                                          the balance sheet as at 31 December 2017;

•                                          the statement of comprehensive loss for the year then ended ;

•                                          the statement of changes in equity for the year then ended ;

•                                          the statement of cash flow for the year then ended ; and

•                                          the notes to the financial statements, which include a summary of significant accounting policies.

Our opinion

In our opinion, the financial statements give a true and fair view of the financial position of the Company standing alone as at 31 December 2017, and of its financial performance and its cash flows for the year then ended in accordance with Hong Kong Financial Reporting Standards (“HKFRSs”) issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and have been properly prepared in compliance with the Hong Kong Companies Ordinance.

Basis for Opinion

We conducted our audit in accordance with Hong Kong Standards on Auditing (“HKSAs”) issued by the HKICPA. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements of the Company Standing Alone section of our report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Independence

We are independent of the Company in accordance with the HKICPA’s Code of Ethics for Professional Accountants (“the Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code.

Other Information

The directors of the Company are responsible for the other information. The other information comprises the information included in the directors’ report, but does not include the financial statements and our auditor’s report thereon.

PricewaterhouseCoopers, 22/F Prince’s Building, Central, Hong Kong

T: +852 2289 8888, F: +852 2810 9888, www.pwchk.com

3

Independent Auditor’s Report (Continued)

To the Member of EZbuy Holdings Limited

(incorporated in Hong Kong with limited liability)

Other Information (Continued)

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Directors for the Financial Statements of the Company Standing Alone

The directors are responsible for the preparation of the financial statements that give a true and fair view in accordance with HKFRSs issued by the HKICPA and the Hong Kong Companies Ordinance, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Company or to cease operations, or have no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Financial Statements of the Company Standing Alone

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. We report our opinion solely to you, as a body, in accordance with Section 405 of the Hong Kong Companies Ordinance and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with HKSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

4

Independent Auditor’s Report (Continued)

To the Member of EZbuy Holdings Limited

(incorporated in Hong Kong with limited liability)

Auditor’s Responsibilities for the Audit of the Financial Statements of the Company Standing Alone (Continued)

As part of an audit in accordance with HKSAs, we exercise professional judgment and maintain professional scepticism throughout the audit. We also:

•                                          Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•                                          Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•                                          Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the director.

•                                          Conclude on the appropriateness of the director’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•                                          Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

PricewaterhouseCoopers
Certified Public Accountants

Hong Kong, 25 April 2018

5

EZBUY HOLDINGS LIMITED

BALANCE SHEET AS AT 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

	Note	31 December 2017	31 December 2016
ASSETS
Non-current assets
Property, plant and equipment	5	3,465,688	—
Investment in a subsidiary	6	6,405,609	6,405,609
		9,871,297	6,405,609
Current assets
Inventories	7	35,198,120	76,257,832
Other receivables	8	9,545,780	8,307,641
Amounts due from related parties	20	245,100,678	73,112,024
Cash and cash equivalents	9	20,854,273	4,684,138
		310,698,851	162,361,635
Total assets		320,570,148	168,767,244

EQUITY
Capital and reserves attributable to the Company’s equity holder
Share capital	10	7,895	7,895
Accumulated deficit	11	(127,560,290)	(65,680,600)
Total equity		(127,552,395)	(65,672,705)

LIABILITIES
Current liabilities
Trade and other payables	12	32,348,622	20,556,461
Advances from customers		72,477,936	109,260,907
Amounts due to related parties	20	335,501,851	100,807,519
Deferred revenue		7,794,134	3,815,062
Total current liabilities		448,122,543	234,439,949
Total liabilities		448,122,543	234,439,949
Total equity and liabilities		320,570,148	168,767,244
Net current assets		(137,423,692)	(72,078,314)
Total assets less current liabilities		(127,552,395)	(65,672,705)

The financial statements on pages 6 to 27 were approved by the Board of Directors on 25 April 2018 and were signed on its behalf.

Director	Director

6

EZBUY HOLDINGS LIMITED

STATEMENT OF COMPREHENSIVE LOSS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

	Note	2017	2016

Revenues	13	1,053,824,206	671,572,874
Cost of revenues	14	(874,802,887)	(577,918,064)
Gross profit		179,021,319	93,654,810

Selling and marketing expenses	14	(205,852,032)	(141,993,364)
General and administrative expenses	14	(40,085,541)	(10,061,867)
Other gains/(losses), net	15	5,034,780	(4,874,989)
Operating loss		(61,881,474)	(63,275,410)
Finance expenses, net	16	1,784	(1,697,157)
Loss before income tax		(61,879,690)	(64,972,567)
Income tax expense	17	—	—
Loss for the year		(61,879,690)	(64,972,567)
Other comprehensive loss		—	—
Total comprehensive loss		(61,879,690)	(64,972,567)

The notes on pages 10 to 27 are an integral part of these financial statements.

7

EZBUY HOLDINGS LIMITED

STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

		Accumulated
Total equity	Share capital	deficit	Total

Balance at 31 December 2016	7,895	(65,680,600)	(65,672,705)
Loss for the year	—	(61,879,690)	(61,879,690)
Balance at 31 December 2017	7,895	(127,560,290)	(127,552,395)

The notes on pages 10 to 27 are an integral part of these financial statements.

8

EZBUY HOLDINGS LIMITED

STATEMENT OF CASH FLOW

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

	Note	2017	2016

Cash flows from operating activities
Net cash generated from operating activities	19	16,168,351	10,511,204
Cash flows from investing activities
Investment in a subsidiary		—	(4,162,958)
Net cash used in investing activities		—	(4,162,958)
Cash flows from financing activities
Net cash received from financing activities		—	—
Net increase in cash and cash equivalents		16,168,351	6,348,246
Cash and cash equivalents at beginning of the year		4,684,138	33,196
Exchange gains/(losses) on cash		1,784	(1,697,304)
Cash and cash equivalents at end of the year		20,854,273	4,684,138

The notes on pages 10 to 27 are an integral part of these financial statements.

9

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

1.                                      General information

EZbuy Holdings Limited (the “Company”) is a limited liability company incorporated in Hong Kong on 9 December 2014. The principal activities of the Company are international and cross-border online commerce through offering of products and services on the retail platform for global trade (“EZbuy.com”).

The Company is a wholly owned subsidiary of Ezbuy Holding Co., Ltd., a Cayman Island company, which is also the immediate holding company of the Company.

These financial statements are presented in Renminbi, unless otherwise stated.

The financial statements have been approved for issue by the Company’s Board of Director on 25 April 2018.

2.                                      Summary of significant accounting policies

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

2.1                               Basis of presentation

For the purposes of compliance with sections 379 and 380 of the Hong Kong Companies Ordinance (Cap. 622), the financial statements of the Company have been prepared to present a true and fair view of the financial position and financial performance of the Company only. Consequently, the financial statements have been prepared in accordance with all applicable Hong Kong Financial Reporting Standards (HKFRSs, which term collectively includes Hong Kong Accounting Standards (HKASs) and Interpretations) issued by the Hong Kong Institute of Certified Public Accountants, accounting principles generally accepted in Hong Kong and the requirements of the Hong Kong Companies Ordinance (Cap. 622) that are relevant to the preparation of company level financial statements by an intermediate parent company.

The Company is a wholly owned subsidiary of Ezbuy Holding Co., Ltd. and it has satisfied the exemption criteria sets out in section 379(3)(a) of the Hong Kong Companies Ordinance (Cap. 622) and therefore it is not required to prepare consolidated financial statements.

Given the above, the financial statements are not prepared for the purposes of compliance with HKFRS 10 “Consolidated financial statements” (HKFRS 10) so far as the preparation of consolidated financial statements is concerned. As a consequence, the financial statements do not give all the information required by HKFRS 10 about the economic activities of the Group of which the Company is the parent. Furthermore, as these financial statements are prepared in respect of the Company only, disclosures required by HKFRS 12 “Disclosures of Interests in Other Entities” have not been made.

The financial statements of the Company have been prepared under the historical cost convention, as modified by the revaluation of available-for-sale financial assets which are carried at fair value.

10

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.1                               Basis of presentation (continued)

2.1.1                     Going concern

At of 31 December 2017, the Company’s current liabilities exceeded its current assets by Renminbi 137,879,348 and the net deficit amounted to Renminbi 62,335,347. The ultimate holding company, Ezbuy Holding Co., Ltd., has confirmed its intention to provide sufficient financial support to the Company so as to enable the Company to meet its liabilities as and when they fall due and to enable the Company to continue its operation for the foreseeable future. The directors believe that the Company will continue as a going concern. Consequently, the directors have prepared the financial statements on a going concern basis.

2.1.2                     Changes in accounting policy and disclosures

(a)                                 New and amended standards adopted by the Company

The following revised amendment to existing standard is either not currently relevant or have no material impact on the Company’s financial statements:

Amendments to HKAS 12	Recognition of Deferred Tax Assets for Unrealised Losses
Amendments to HKAS 7	Disclosure initiative
Amendments to HKFRS 2	Classification and Measurement of Share-based Payment Transactions
Amendments to HKAS 40	Transfers of Investment Property
Annual improvements Project	Annual Improvements to HKFRS Standards 2014-2016 Cycle,

(b)                                 Standards, amendments and interpretations to existing standards that are not yet effective and have not been early adopted by the Company

HKFRS 9	Financial Instruments[1]
HKFRS 15	Revenue from contracts with customers[2]
HKFRS 16	Leases[3]
Amendments to HKFRS 10 and HKAS 28	Sale or contribution of assets between an investor and its associate or joint venture[4]

Notes:

1                                         Effective for annual periods beginning on or after 1 January 2018

2                                         Effective for annual periods beginning on or after 1 January 2018

3                                         Effective for annual periods beginning on or after 1 January 2019

4                                         Effective date not yet determined

11

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.2                               Subsidiaries

A subsidiary is an entity (including a structured entity) over which the Company has control. The Company controls an entity when the Company is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity.

The investments in subsidiaries are accounted for at cost less impairment. Cost includes direct attributable cost of investment. The results of subsidiaries are accounted for by the Company on the basis of dividend and receivable. Consolidated financial statements are not prepared for the Company and its subsidiary (see Note 2.1).

Impairment testing of the investment in a subsidiary is required upon receiving dividends from the investment if the dividend exceeds the total comprehensive income of the subsidiary in the period the dividend is declared or if the carrying amount of the investment in the Company’s financial statements exceeds the carrying amount of the investee’s net assets.

2.3                               Foreign currency translation

(a)                                 Functional and presentation currency

Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the Company operates (the “functional currency”). The financial statements are presented in Renminbi, which is the Company’s functional and presentation currency.

(b)                                 Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates are generally recognized in profit or loss. They are deferred in equity if they relate to qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation.

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other income or other expenses.

2.4                               Property, plant and equipment

All other property, plant and equipment are stated at historical cost less depreciation. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Cost may also include transfers from equity of any gains or losses on qualifying cash flow hedges of foreign currency purchases of property, plant and equipment.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.

12

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.4                               Property, plant and equipment(continued)

Depreciation is calculated using the straight-line method to allocate their cost or revalued amounts, net of their residual values, over their estimated useful lives or, in the case of leasehold improvements and certain leased plant and equipment, the shorter lease term as follows:

•     Machinery                                                                                                                                                                                                                10 years

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized within ‘Other gains — net’ in the statement of profit or loss.

2.5                               Financial assets

(a)                                 Classification

The Company classifies its financial assets as loans and receivables. The classification depends on the purposes for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the balance sheet date. Loans and receivables include ‘other receivables’, ‘amounts from related parties’ and ‘cash and cash equivalents’ in the balance sheet.

(b)                                 Recognition and measurement

Loans and receivables are initially recognised at fair value plus transaction costs. Loans and receivables are subsequently carried at amortised cost using the effective interest method. Financial assets are derecognised when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

13

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.5                               Financial assets (continued)

(c)                                  Impairment of financial assets

The Company assesses at each balance sheet date whether there is objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

Evidence of impairment may include indications that the debtors or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganization, and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

For loans and receivables category, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The carrying amount of the asset is reduced and the amount of the loss is recognised in the statement of comprehensive income. If a loan or held- to-maturity investment has a variable interest rate, the discount rate for measuring any impairment loss is the current effective interest rate determined under the contract. As a practical expedient, the Company may measure impairment on the basis of an instrument’s fair value using an observable market price.

If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised (such as an improvement in the debtor’s credit rating), the reversal of the previously recognised impairment loss is recognised in the statement of comprehensive income.

2.6                               Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out (FIFO) method. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

14

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.7                               Other receivables

If collection of other receivables is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets.

Other receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less allowance for impairment.

2.8                               Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less.

2.9                               Share capital

Ordinary shares are classified as equity.

2.10                        Trade and other payables

Trade payables are obligations to pay for services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade and other payables are recognised initially at fair value and subsequently measured at amortized cost using the effective interest method.

2.11                        Provisions

Provisions are recognised when the Company has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognised as interest expense.

2.12                        Current and deferred income tax

The tax expense for the period comprises current and deferred tax. Tax is recognised in the income statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, the tax is also recognised in other comprehensive income or directly in equity, respectively.

15

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

2.                                      Summary of significant accounting policies (continued)

2.13                        Revenue Recognition (continued)

(a)                                 Sales of goods

Sales of goods is recognised when goods are shipped on board or delivered at the customers’ premises which is taken to be the point in time when the customer has accepted the goods and the related risks and rewards of ownership. Revenue is after deduction of any trade discounts and returns.

(b)                                 Sales of services

Sales of service is recognized in the accounting period in which the services are rendered, which consists of shipping and delivery of goods bought by customers. Revenue is after deduction of any trade discounts.

(c)                                  Interest income

Interest income is recognised on a time-proportion basis using the effective interest method.

2.14                        Dividend distribution

Dividend distribution to the Company’s shareholders is recognised as a liability in the Company’s financial statements in the period in which the dividends are approved by the Company’s shareholders.

3.                                      Financial risk management

3.1                               Financial risk factors

The Company’s activities expose it to a variety of financial risks: market risk (including currency risk, fair value interest rate risk, cash flow interest rate risk and price risk), credit risk, and liquidity risk. The Company’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Company’s financial performance.

(a)                                 Market risk

(i)                                     Foreign exchange risk

The Company operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the Singapore Dollar (“SGD”), Malaysia Ringgit (“MYR”) and the US dollar (“USD”). Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations.

The Company has not used any hedging arrangement to hedge its foreign exchange risk exposure. However, the management monitors its foreign exchange exposure by closely monitoring the movement of foreign currency rate and will enter into foreign currency options or forward contract, when and where appropriate.

16

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

3.                                      Financial risk management (continued)

3.1                               Financial risk factors (continued)

(a)                                 Market risk (continued)

(i)                                     Foreign exchange risk (continued)

At 31 December 2017, if RMB had weakened/strengthened by 5% against the relevant foreign currency, SGD, MYR, AUD or USD, with all other variables held constant, profit before tax would have been approximately RMB 6,353,319.09 lower/higher (31 December 2016: RMB 1,099,797 lower/higher), mainly as a result of foreign exchange gains/losses on translation of relevant foreign currencies mainly denominated amounts due to/from related parties and parent company.

(ii)                                  Cash flow and fair value interest rate risk

The Company’s income and operating cash flows are substantially independent of changes in market interest rates and the Company has no significant interest-bearing assets except for the cash at banks. The Company is of the opinion that any reasonable changes in interest rates would not result in a significant change in the Company’s results. Accordingly, no sensitivity analysis is presented for interest rate risk.

(b)                                 Credit risk

Credit risk arises from cash and cash equivalents. The carrying amounts of cash and cash equivalents, and short-term investment represent the Company’s maximum exposure to credit risk in relation to financial assets. Cash and cash equivalents are held in financial institutions located in Hong Kong, which management considers being of high credit quality.

(c)                                  Liquidity risk

Prudent liquidity risk management includes maintaining sufficient cash and cash equivalents. Due to the nature of the underlying businesses, the Company aims to maintain flexibility in funding by obtaining continuing financial support from the parent company. The table below analyses the Company’s financial liabilities into relevant maturity categories based on the remaining period at the balance sheet date. The amounts disclosed in the table are the undiscounted cash flows since there are no stated maturity for trade and other payables. Balances due within 12 months equal their carrying balances as the impact of discounting is not significant.

	31 December 2017	31 December 2016

Less than 1 year
Trade and other payable	32,348,622	20,556,461
Advances from customers	72,477,936	109,260,907
Amounts due to related parties	335,501,851	100,807,519
	440,328,409	230,624,887

17

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

3.                                      Financial risk management (continued)

3.2                               Capital risk management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to provide returns for shareholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

3.3                               Fair value estimation

The carrying amounts of the Company’s financial assets and liabilities carried at cost or amortised cost are not materially different from their fair values as at 31 December 2017 and 2016.

4.                                      Critical accounting estimates

Estimates are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The Company makes estimates and assumptions concerning the future. The resulting accounting estimates, mainly including impairment assessments on financial and non-financial assets, will by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are outlined below:

(a)                                 Impairment of investment in a subsidiary

The Company assess the recoverable amount of its cost of investments in this subsidiary annually. The estimate of recoverable amount was based on the subsidiary’s fair value less cost to sell. Changes in assumptions of the adopted discount rate and future cash flows could affect the fair value of the investment significantly.

(b)                                 Allowance for impairment of receivable

The measurement of the fair value of the receivables is based on the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. Changes in the assumptions about these factors could affect the fair value of these receivables.

(c)                                  Net realisable value of inventories

Net realisable value of inventories is the estimated selling price in the ordinary course of business, less estimated selling expenses. These estimates are based on the current market condition and historical experience of selling products of similar nature. Management reassesses the estimates at each balance sheet date.

18

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

5.                                      Property, plant and equipment

Machine

At 1 January 2017
Cost	—
Accumulated depreciation	—
Net book amount	—

Year ended 31 December 2017
Opening net book amount	—
Additions	3,550,000
Depreciation charge	(84,312)
Closing net book amount	3,465,688

At 31 December 2017
Cost	3,550,000
Accumulated depreciation	(84,312)
Net book amount	3,465,688

6.                                      Investment in a subsidiary

	31 December 2017	31 December 2016

Investment in a subsidiary, at cost	6,405,609	6,405,609

The following is a list of the subsidiary at 31 December 2017:

	Place of incorporation
	and kind of legal		Registered
Name	entity	Interest held	capital		Principal activities

Qianhai Xuyi Technology (Shenzhen) Co., Ltd.	The People’s Republic of China (the “PRC”), limited liability	100%	US$	2,000,000	Provision of IT consulting and packaging services

On 20 March 2015 and 21 January 2016, the Company injected share capital of US$ 359,940 and US$ 640,140 (equivalent to Renminbi 2,242,651 and 4,162,958) into Qianhai Xuyi Technology (Shenzhen) Co., Ltd.

The Company is a wholly owned subsidiary of Ezbuy Holding Co., Ltd. and has satisfied the exemption criteria set out in section 379(3)(a) of the Hong Kong Companies Ordinance (Cap. 622), and therefore it is not required to prepare consolidated financial statements (see note 2.1).

19

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

7.                                      Inventories

	31 December 2017	31 December 2016

Finished goods	34,611,280	75,649,023
Consumables	586,840	608,809
	35,198,120	76,257,832

The cost of inventories recognized as expense and included in “cost of sales” amounted to 794,589,710 for the year, which included inventory write-down of 941,670 for the year.

8.                                      Other receivables

	31 December 2017	31 December 2016

Other receivables, deposits and prepayments	9,545,780	8,307,641

All of the other receivables are expected to be recovered or recognized as expense within one year.

9.                                      Cash and cash equivalents

	31 December 2017	31 December 2016

Cash in bank	20,854,273	4,684,138

Cash at banks are deposited in savings accounts generating interests at prevailing market rates. As of 31 December 2017, cash in bank was all denominated in RMB.

10.                               Share capital

The opening and closing balances of each component of the Company’s equity and reconciliation between these accounts are set out in the statement of changes in equity.

Ordinary shares, issued and fully paid:

	Number of shares	Share capital

At 31 December 2016	10,000	7,895
At 31 December 2017	10,000	7,895

20

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

11.                               Accumulated deficit

	31 December 2017	31 December 2016

At 31 December 2016	(65,680,600)	(708,033)
Loss for the year	(61,879,690)	(64,972,567)
At 31 December 2017	(127,560,290)	(65,680,600)

12.                               Trade and other payables

	31 December 2017	31 December 2016

Trade creditors	29,834,699	18,823,472
Other accrued charges	2,513,923	1,732,989
	32,348,622	20,556,461

13.                               Revenue

Revenues recognized during the year are as follows:

	2017	2016

Sales of goods	1,022,830,599	642,134,935
Services income	30,993,607	29,437,939
	1,053,824,206	671,572,874

Revenue represents the sales value of goods supplied to customers less returns, discounts and services tax value added tax.

21

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

14.                               Expenses by nature

Expenses included in cost of sales, distribution expense and administrative expenses are analyzed as follows:

	2017	2016

Cost of Inventory	794,589,710	511,961,003
Shipping expenses and packaging expense	117,229,518	77,763,091
Procurement service	77,512,019	34,012,659
Logistics support expenses	70,271,047	59,374,360
Technology expenses	32,725,391	12,037,475
Advertising expenses	20,110,954	29,027,416
Rental expense	1,890,690	1,673,543
Consulting expense	315,176	295,549
Auditor’s remuneration	290,090	220,000
Legal expense	119,835	536,523
Other expenses	5,686,030	3,071,677
	1,120,740,460	729,973,296

15.                               Other gains/(losses) — net

	2017	2016

Foreign exchange loss, net	5,034,780	(4,874,989)

16.                               Finance expense - net

	2017	2016

Net foreign exchange losses on cash in bank	(1,784)	(1,697,304)
Interest income	—	147
	(1,784)	(1,697,157)

17.                               Income tax expense

No Hong Kong profits tax has been provided for as the Company has no assessable profit for the year (2016: nil).

No deferred income tax has been recognized or provided for in the financial statements since the Company has no deferred income tax assets or liabilities as at 31 December 2017 (2016: nil).

22

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

18.                               Directors’ emoluments (regarded as key management compensation)

Directors’ remuneration disclosed pursuant to section 383 of the Hong Kong Companies Ordinance (Cap. 622). Key management includes directors (executive and non-executive).

The compensation paid or payable to key management for employee services is shown below:

	2017	2016

Salaries, commissions and bonus	834,400	570,500
Expenses allowance	—	—
Other emoluments	—	—
	834,400	570,500

No director of the Company had a material interest, directly or indirectly, in any significant transactions, arrangements and contracts in relation to the Company’s business to which the Company was or is a party that subsisted at the end of the year or at any time during the year ended 31 December 2017 (31 December 2016: nil).

19.                               Notes to the statement of cash flow

Cash generated from operating activities

	2017	2016

Loss before income tax	(61,879,690)	(64,972,567)
Adjustments for:
- Finance expenses	(1,784)	1,697,304

Changes in working capital
- Inventories	41,059,712	(56,751,606)
- Property, plant and equipment	(3,465,688)	—
- Other receivables	(1,238,139)	(6,260,457)
- Amounts due from related parties	(171,988,654)	(42,500,731)
- Trade and other payables	(24,990,810)	93,974,656
- Deferred revenue	3,979,072	3,176,319
- Amounts due to related parties	234,694,332	82,148,286

Net cash generated from operating activities	16,168,351	10,511,204

20.                               Related-party transactions

The immediate and ultimate holding company of the Company is EZbuy Holding Co., Ltd., a Company incorporated in Cayman Island.

The following transactions were carried out with group companies in the normal course of business:

23

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

20.                               Related-party transactions(continued)

(a)                                 Purchases of services

	2017	2016

– Purchase of services from a subsidiary	91,515,607	71,411,835
– Purchase of services from fellow subsidiaries	27,599,715	33,972,121
– Purchase of services from a related party (other than fellow subsidiaries)	12,316,825	335,693
	131,432,147	105,759,649

(b)                                 Amounts received from fellow subsidiaries on behalf of the Company

	2017	2016

– Amounts received from fellow subsidiaries on behalf of the Company	910,297,164	760,673,842
– Amounts received from related party on behalf of the Company	773,362,813	261,285,773
– Amounts received from a subsidiary on behalf of the company	476,606	—
	1,684,136,584	1,021,959,615

(c)                                  Amounts received from the company on behalf related partied

	2017	2016

– Amounts received from the company on behalf of a fellow subsidiary	1,146,736	431,749

24

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

20.                               Related-party transactions (continued)

(d)                                 Amounts paid on behalf of related parties

	2017	2016

– Amounts paid on behalf of a fellow subsidiary	4,278,569	21,015,420
– Amounts paid on behalf of the ultimate holding company	1,581,562	2,845,772
– Amounts paid on behalf of a subsidiary	—	387,640
	5,860,131	24,248,832

(e)                                  Amounts paid on behalf of the company

	2017	2016

–Amounts paid by a fellow subsidiary on behalf of the Company	124,579,829	240,273,495
–Amounts paid by a related party on behalf of the Company	80,263,208	85,105,912
–Amounts paid by a subsidiary on behalf of the Company	32,622	202,125
	204,875,659	325,581,532

(f)                                    Investment in a subsidiary

	2017	2016

–Investment in a subsidiary	—	4,162,958

25

EZBUY HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2017

(All amounts in Renminbi unless otherwise stated)

20.                               Related-party transactions (continued)

(g)                                 Year-end balances

	31 December 2017	31 December 2016

Receivables from related parties:
– Amounts due from related parties (other than fellow subsidiaries)	79,194,375	2,611,721
– Amounts due from fellow subsidiaries	165,906,302	70,500,303
	245,100,678	73,112,024

Payables to related parties:
– Amount due to the ultimate holding company	175,928,535	95,647,470
– Amount due to a subsidiary	65,855,159	2,371,372
– Amount due to a related party (other than fellow subsidiaries)	1,795,341	1,795,341
– Amounts due to fellow subsidiaries	91,922,815	993,336
	335,501,851	100,807,519

The amounts due from and due to related parties as of 31 December 2017 are not collateralized, interest-free and have no fixed repayment terms (31 December 2016: nil).

21.                               Commitments

(a)                                 Operating lease commitments

The Company leases warehouses under non-cancellable operating lease agreements. The lease expenditure charged to the income statement during the year is disclosed in Note 14.

The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

	2017	2016

No later than 1 year	51,509	33,382
Later than 1 year and no later than 5 years	21,462	4,371
	72,971	37,753

26

Schedule II

Company Structure Chart

*After the (a) issuance of Series CB Preferred Shares, effectively upon Closing and (b) completion of share transfer of 20% of issued and outstanding shares of AVANT (L), Ezbuy (TH), Ezbuy（ID）to Yew Tee Global Investment Pte. Ltd., effectively upon Closing.

EZBUY HK	ezbuy holdings limited
CHING (C )	CHING INTERNATIONAL SERVICE PTE. LTD.
D2D	D2D EXPRESS PTE.LTD.
AVANT(E)	AVANT E-COMMERCE SERVICE PTE.LTD.
AVANT (L)	AVANT LOGISTIC SERVICE PTE.LTD.
CHING (M)	CHING INTERNATIONAL SERVICE (MALAYSIA) SDN. BHD.
AVANT (ME)	AVANT ECOMMERCE MALAYSIA SDN. BHD.
EZBUY( TH)	EZBUY (THAILAND) CO., LTD.
EZBUY (ID)	PT EZBUY HOLDINGS INDONESIA
前海煦逸WOFE	前海煦逸信息技术（深圳）有限公司
上海分公司	前海煦逸信息技术（深圳）有限公司上海分公司
广州分公司	前海煦逸信息技术（深圳）有限公司广州分公司
湖南分公司	前海煦逸信息技术（深圳）有限公司湖南分公司
东莞分公司	前海煦逸信息技术（深圳）有限公司东莞分公司
深圳煦逸	深圳煦逸国际物流有限公司
重庆煦逸	重庆煦逸电子商务有限公司
嘉兴煦扬	嘉兴煦扬物流有限公司

Schedule II

Summary of Company Registration Record

Company Name	Company Registration Number	Date of Registration	Currency	Share/Registered capital	Issued Shares	Shareholder	Director	Legal Representative
Ezbuy holding Co., LTD	294006	2014-11-25	USD	50,000	500,000,000	refer to organization chart	何建，Xue Bin, Liu Wenyu, Qiao Lizhi, 柯自聪, 连萌，王道平，卫哲	NA
Ezbuy holdings limited	2178699	2014-12-09	HKD	10,000	10,000	Ezbuy holding Co., LTD	何建，Xue Bin, Liu Wenyu, Qiao Lizhi，柯自聪, 连萌，王道平，卫哲	NA
CHING INTERNATIONAL SERVICE PTE. LTD.	200909419G	2009-05-28	SGD	300,000	300,000	Ezbuy holding Co., LTD	Xue Bin Qiao Lizhi	NA
D2D EXPRESS PTE.LTD.	201132017D	2011-10-31	SGD	150,000	150,000	Ezbuy holding Co., LTD	Xue Bin Qiao Lizhi	NA
AVANT E-COMMERCE SERVICE PTE.LTD.	201227316D	2012-11-06	SGD	150,000	150,000	Ezbuy holding Co., LTD	He Jian Xue Bin Qiao Lizhi	NA
AVANT LOGISTIC SERVICE PTE.LTD.	201330976N	2013-11-15	SGD	100,000	80,000	Ezbuy holding Co., LTD	HE Jian Xue Bin	NA
					20,000	Yew Tee Global Investment Pte. Ltd.[1]	Qiao Lizhi

CHING INTERNATIONAL SERVICE (MALAYSIA) SDN. BHD.	1046039-K	2013-05-15	MYR	400,000	100,000	Ezbuy holding Co., LTD	Xue Bin Qiao Lizhi	NA
AVANT ECOMMERCE MALAYSIA SDN. BHD.	1212501-V	2016-12-15	MYR	100	100	Ezbuy holding Co., LTD	Xue Bin	NA
			THB		23,998	Ezbuy holding Co., LTD
			THB		1	CHING INTERNATIONAL SERVICE PTE. LTD.
EZBUY (THAILAND) CO., LTD.	0105559073376	2016-05-12	THB	3,000,000	1	CHING INTERNATIONAL SERVICE (MALAYSIA) SDN. BHD.	Xue Bin	NA
			THB		6,000	Yew Tee Global Investment Pte. Ltd.[2]

1  Ezbuy holding Co., LTD will transfer 20,000 issued and outstanding shares, representing 20% of AVANT LOGISTIC SERVICE PTE.LTD.’s share capital, to Yew Tee Global Investment Pte. Ltd. at nominal price, which will be effectively upon Closing and be completed after Closing.

2 Ezbuy holding Co., LTD will transfer 6,000 issued and outstanding shares, representing 20% of EZBUY (THAILAND) CO., LTD.’s share capital, to Yew Tee Global Investment Pte. Ltd. at nominal price, which will be effectively upon Closing and be completed after Closing.

PT EZBUY HOLDINGS INDONESIA	4016090631100718	2016-09-06	IDR	11,000	8.690.000.000,00	Ezbuy holding Co., LTD	Xue Bin Qiao Lizhi	NA
			IDR		110.000.000,00	CHING INTERNATIONAL SERVICE PTE. LTD.
			IDR		2.200.000.000,00	Yew Tee Global Investment Pte. Ltd.[3]
前海煦逸信息技术（深圳）有限公司	914403003295908274	2015-03-20	USD	2,000,000	NA	Ezbuy holdings limited	何建	何建
前海煦逸信息技术（深圳）有限公司上海分公司	91310115351138319W	2015-08-05	人民币	NA	NA	NA	NA	NA
前海煦逸信息技术（深圳）有限公司广州分公司	91440101340256539F	2015-05-18	人民币	NA	NA	NA	NA	NA
前海煦逸信息技术（深圳）有限公司湖南分公司	914301003383755397	2015-05-07	人民币	NA	NA	NA	NA	NA
前海煦逸信息技术（深圳）有限公司东莞分公司	91441900MA4W3FGY0B	2016-12-21	人民币	NA	NA	NA	NA	NA
深圳煦逸国际物流有限公司	914403003196002192	2014-11-11	人民币	5,000,000	NA	何建、柯自聪	何建	何建
重庆煦逸电子商务有限公司	91500000327751834K	2014-11-26	人民币	1,000,000	NA	何建、柯自聪	何建	何建
嘉兴煦扬物流有限公司	91330401MA29FQM60W	2017-05-23	人民币	500,000	NA	何建、朱静	何建	何建

3  Ezbuy holding Co., LTD will transfer 2.200.000.000,00 issued and outstanding shares, representing 20% of PT EZBUY HOLDINGS INDONESIA’s share capital, to Yew Tee Global Investment Pte. Ltd. at nominal price, which will be effectively upon Closing and be completed after Closing.

DISCLOSURE SCHEDULE

This Disclosure Schedule has been prepared by the Warrantors to modify and relate to the Representations and Warranties with respect to Group Companies made in the Article IV and other related articles of the Share Purchase Agreement (the “Share Purchase Agreement”) dated November 8, 2018 by and among Ezbuy Holding Co., Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Company”), LightInTheBox Holding Co., Ltd., an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands (“Purchaser”) and other parties including Sellers and Founders. Unless otherwise stated, all statements made herein are made as of the signing of the Share Purchase Agreement. This Disclosure Schedule is incorporated by this reference to the Share Purchase Agreement and should be considered an integral part of the Share Purchase Agreement. The numbers set forth below correspond to the enumerated sections and subsections of the Share Purchase Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Share Purchase Agreement. Unless required by the provisions of a particular representation or warranty in the Share Purchase Agreement, the inclusion of any item hereunder shall not be deemed to be an admission of any obligation or liability to any third party.

Section 4.2 (a) Group Company.

company name	currency	share/registered capital	issued shares	shareholder	shorthand
ezbuy holding Co., LTD	USD	50,000	500,000,000	refer to organization chart	EZBUY CAYMAN
ezbuy holdings limited	HKD	10,000	10,000	ezbuy holding Co., LTD	EZBUY HK
CHING INTERNATIONAL SERVICE PTE. LTD.	SGD	300,000	300,000	ezbuy holding Co., LTD	CHING (C )
D2D EXPRESS PTE.LTD.	SGD	150,000	150,000	ezbuy holding Co., LTD	D2D
AVANT E-COMMERCE SERVICE PTE.LTD.	SGD	150,000	150,000	ezbuy holding Co., LTD	AVANT（E)
AVANT LOGISTIC SERVICE PTE.LTD.	SGD	100,000	80,000	ezbuy holding Co., LTD	AVANT (L)

	SGD		20,000	Yew Tee Global Investment Pte. Ltd.[1]
CHING INTERNATIONAL SERVICE (MALAYSIA) SDN. BHD.	MYR	400,000	100,000	ezbuy holding Co., LTD	CHING (M)
AVANT ECOMMERCE MALAYSIA SDN. BHD.	MYR	100	100	ezbuy holding Co., LTD	AVANT (ME)
EZBUY (THAILAND) CO., LTD.	THB	3,000,000	23,998	ezbuy holding Co., LTD	EZBUY (TH)

	THB		1	CHING INTERNATIONAL SERVICE PTE. LTD.

	THB		1	CHING INTERNATIONAL SERVICE (MALAYSIA) SDN. BHD.

	THB		6,000	Yew Tee Global Investment Pte. Ltd.[2]
PT EZBUY HOLDINGS INDONESIA	IDR	11,000	8.690.000.000,00	ezbuy holding Co., LTD	EZBUY (ID)

	IDR		110.000.000,00	CHING INTERNATIONAL SERVICE PTE. LTD.

	IDR		2.200.000.000,00	Yew Tee Global Investment Pte. Ltd.[3]
前海煦逸信息技术（深圳）有限公司	USD	2,000,000	NA	ezbuy holdings limited	前海煦逸WOFE
前海煦逸信息技术（深圳）有限公司上海分公司	人民币	NA	NA	NA	上海分公司
前海煦逸信息技术（深圳）有限公司广州分公司	人民币	NA	NA	NA	广州分公司
前海煦逸信息技术（深圳）有限公司湖南分公司	人民币	NA	NA	NA	湖南分公司
前海煦逸信息技术（深圳）有限公司东莞分公司	人民币	NA	NA	NA	东莞分公司
深圳煦逸国际物流有限公司	人民币	5,000,000	NA	何建、柯自聪	深圳煦逸
重庆煦逸电子商务有限公司	人民币	1,000,000	NA	何建、柯自聪	重庆煦逸
嘉兴煦扬物流有限公司	人民币	500,000	NA	何建、朱静	嘉兴煦扬

1  Ezbuy holding Co., LTD will transfer 20,000 issued and outstanding shares to Yew Tee Global Investment Pte. Ltd. at nominal price, which will be completed after Closing.

2 Ezbuy holding Co., LTD will transfer 6,000 issued and outstanding shares to Yew Tee Global Investment Pte. Ltd. at nominal price, which will be completed after Closing.

3  Ezbuy holding Co., LTD will transfer 2.200.000.000,00 issued and outstanding shares to Yew Tee Global Investment Pte. Ltd. at nominal price, which will be completed after Closing.

Section 4.2 (b) No Other Securities.

The Company issued certain convertible promissory notes to the following investors dated April 23, 2018, which will be converted to certain number of Series CB Preferred Shares effectively upon Closing.

Investors	Principle Amount (US$)
Conner Growth Holding Limited	500,000
IDG CHINA VENTURE CAPITAL FUND IV L.P.	868,770
IDG CHINA IV INVESTORS L.P.	111,230
CGC 65 SERVICE LIMITED	580,000
FRASER HOLDINGS GROUP LIMITED	720,000
VENTECH CHINA III SICAR	110,000
SKY9 CAPITAL FUND III, L.P.	110,000

Section 4.2 (c) Issuance and Status.

Section 4.2 (c) shows the Group Company whose registered capital has not fully paid, and the Group Company is under the process of dissolution.

company name	currency	registered capital	paid-in capital	shareholder
前海煦逸信息技术（深圳）有限公司	USD	2,000,000	1,000,080	ezbuy holdings limited
深圳煦逸国际物流有限公司	RMB	5,000,000	300,000	何建、柯自聪
嘉兴煦扬物流有限公司	RMB	500,000	—	何建、朱静

前海煦逸信息技术（深圳）有限公司广州分公司正在申请注销，清算组已成立。

Section 4.3 Corporate Structure; Subsidiaries.

*After the (a) issuance of Series CB Preferred Shares, effectively upon Closing and (b) completion of share transfer of 20% of issued and outstanding shares of AVANT (L), Ezbuy (TH), Ezbuy（ID）to Yew Tee Global Investment Pte. Ltd., effectively upon Closing.

EZBUY HK	ezbuy holdings limited

CHING (C )	CHING INTERNATIONAL SERVICE PTE. LTD.

D2D	D2D EXPRESS PTE.LTD.

AVANT(E)	AVANT E-COMMERCE SERVICE PTE.LTD.

AVANT (L)	AVANT LOGISTIC SERVICE PTE.LTD.

CHING (M)	CHING INTERNATIONAL SERVICE (MALAYSIA) SDN. BHD.

AVANT (ME)	AVANT ECOMMERCE MALAYSIA SDN. BHD.

EZBUY( TH)	EZBUY (THAILAND) CO., LTD.

EZBUY (ID)	PT EZBUY HOLDINGS INDONESIA

前海煦逸WOFE	前海煦逸信息技术（深圳）有限公司

上海分公司	前海煦逸信息技术（深圳）有限公司上海分公司

广州分公司	前海煦逸信息技术（深圳）有限公司广州分公司

湖南分公司	前海煦逸信息技术（深圳）有限公司湖南分公司

东莞分公司	前海煦逸信息技术（深圳）有限公司东莞分公司

深圳煦逸	深圳煦逸国际物流有限公司

重庆煦逸	重庆煦逸电子商务有限公司

嘉兴煦扬	嘉兴煦扬物流有限公司

Section 4.7 Compliance with Laws; Consents.

Each Group Company is, and has been, in compliance with all applicable Laws in all material respects.

中国国内公司在2018年以前存在没有按员工实际工资为基数缴纳社保公积金，从2018年按实际工资缴纳社保公积金。

Section 4.9 Financial Statement

The Company and the other group companies’ Financial Statements have not been prepared in accordance with GAAP.

Section 4.11 Actions.

None.

Section 4.13 (a) Commitments

Section 4.13 (a) of the Disclosure Schedule contains a complete and accurate list of all Material Contracts as of the date hereof. Company has furnished or made available to Purchaser true and complete copies of all Material Contracts, including any amendments thereto, as of the date hereof.

序号	合同编号	合同名称	我方公司	对方公司	有效期至
1	HK20180628002	物流服务合同	EZbuy Holdings Limited	义乌市贸腾国际货运代理有限公司	2018.12.31
2	HK20180628004	物流服务合同	EZbuy Holdings Limited	苏州百福东方国际物流有限公司	2018.12.31
3	HK20180718006	物流服务合同	EZbuy Holdings Limited	深圳市中马航国际物流有限公司	2019.03.31
4	HK20180718003	物流服务合同	EZbuy Holdings Limited	深圳凌润物流有限公司	2018.12.31
5	HK20180719001	物流服务合同	EZbuy Holdings Limited	深圳市涵文国际货运代理有限公司	2018.12.31
6	HK20180719003	物流服务合同	EZbuy Holdings Limited	深圳德威国际货运代理有限公司	2018.12.31
7		跨境包裹物流服务协议	EZbuy Holdings Limited	上海圆通国际货物运输代理有限公司	2019.9.9
8	HK20180723001	跨境物流服务合同	EZbuy Holdings Limited	上海鑫庆货运代理有限公司	2019.04.30

9	HK20180628005	物流服务合同	EZbuy Holdings Limited	上海世双国际货物运输代理有限公司	2018.12.31
10	HK20180628003	物流服务合同	EZbuy Holdings Limited	上海敏亚国际物流有限公司	2018.12.31
11	HK20180718005	物流服务合同	EZbuy Holdings Limited	深圳市美时美刻国际物流有限公司	2019.03.31
12	HK20180702002	货物装卸合同	EZbuy Holdings Limited	嘉兴鹏壹物流有限公司	2019.01.15
13	HK20180628006	物流服务合同	EZbuy Holdings Limited	杭州瑞升国际货运代理有限公司	2018.12.31
14	HK20180718004	物流服务合同	EZbuy Holdings Limited	广州曼科斯国际货运代理有限公司	2018.12.31
15	HK20180925001	物流服务合同	EZbuy Holdings Limited	泛远船务有限公司	2019.04.30
16	SZ20180419005	物流服务合同	前海煦逸信息技术（深圳）有限公司	香港倍通供应链股份有限公司	2019.02.28
17	DGFT20180401001	物流服务合同	前海煦逸信息技术（深圳）有限公司	深圳市富通盛国际货运代理有限公司	2019.03.31
18	HK20180816002	房屋租赁合同	前海煦逸信息技术（深圳）有限公司东莞分公司	朗昇实业投资（东莞）有限公司	2021.05.31
19	HK20180425001	商家入驻协议	EZbuy Holdings Limited	杭州富阳彩黛妃电子商务有限公司	2019.04.25

20	HK20180507001	合作返佣协议书	EZbuy Holdings Limited	香港洛特娜电子商务有限公司	2019.05.15
21	HK20180423005	商家入驻协议	EZbuy Holdings Limited	深圳市亿配网络科技有限公司	2019.04.23
22	HK20180326001	采购服务协议	EZbuy Holdings Limited	杭州泛泛网络科技有限公司	2019.09.31
23		房屋租赁合同	前海煦逸信息技术（深圳）有限公司	亚芯电子科技（上海）有限公司	2020.2.20
24		房屋租赁合同	前海煦逸信息技术（深圳）有限公司湖南分公司	严建彪	2019.3.31
25		房屋租赁合同	前海煦逸信息技术（深圳）有限公司东莞分公司	朗昇实业投资（东莞）有限公司	2021.5.31
26		房屋租赁合同	嘉兴煦扬物流有限公司	嘉兴万瑞电气有限公司	2019.8.11
27		房屋租赁合同	CHING INTERNATIONAL SERVICE PTE. LTD.		2019.10.11
28		房屋租赁合同	AVANT LOGISTIC SERVICE PTE.LTD.		2019.8.31
29		房屋租赁合同	AVANT LOGISTIC SERVICE PTE.LTD.		2018.12.31
30		房屋租赁合同	CHING INTERNATIONAL SERVICE (MALAYSIA) SDN. BHD.		2020.8.14
31		房屋租赁合同	ezbuy （Thailand） Co., LTD		2020.9.30

Section 4.14 (b) Real Property.

Section 4.15 (b) of the Disclosure Schedule sets forth each leasehold interest pursuant to which any Group Company holds any real property (a “Company Lease”), indicating the parties to such Company Lease and the address of the property demised under the Company Lease, the rent payable under the Company Lease and the term of the Company Lease.

租赁方	地址	货币单位	租金/月	合同有效期
前海煦逸信息技术（深圳）有限公司	上海市浦东新区盛夏路399号2号楼5楼	RMB	236,289	01/03/2017—20/02/2020
前海煦逸信息技术（深圳）有限公司湖南分公司	长沙市芙蓉区潘后街36号湘域城邦家园东栋3210室	RMB	33,965	30/03/2018—31/03/2019
前海煦逸信息技术（深圳）有限公司东莞分公司	广东省 东莞市 京山工业区地块编号DN-10和DN-12	RMB	272,568	01/10/2018—31/05/2021
嘉兴煦扬物流有限公司	浙江省嘉兴市南湖区朝晖路356号2栋	RMB	249,106	12/08/2017—11/08/2019
CHING INTERNATIONAL SERVICE PTE. LTD.	136 Joo Seng Road #06-01&02, Singapore 368360	SGD	20,505	11/11/2016—10/11/2019
AVANT LOGISTIC SERVICE PTE.LTD.	1 Greenwich Drive, #03-01&02 and #04-01, Singapore 533865	SGD	72,730	01/07/2016—31/08/2019
AVANT LOGISTIC SERVICE PTE.LTD.	Unit Module 3 at 47A Jalan Buroh, Singapore 619492	SGD	46,500	11/04/2017—31/12/2018
CHING INTERNATIONAL SERVICE (MALAYSIA) SDN. BHD.	V05-06-09,Singnature office,Lingkaran SV,Sunway Velocity,55100 Kuala Lumpur, Malaysia	MYR	13,014	15/09/2018—14/08/2020

ezbuy （Thailand） Co., LTD	15 Floor, unit 1513, No. 54 Sukhumvit 21 (Asoke) Road, Khlong Toei Nuea Sub-district, Wattana District, Bangkok,	THB	124,800	01/10/2018—30/09/2020

Section 4.16 Related Party Transactions.

关联方	关联交易内容	2018年累计发生额（RMB)	余额(RMB)
上海致颉电子商务有限公司	软件服务费	1,248,000
上海致颉电子商务有限公司	借款	710,000	710,000

注：

1、上海致颉公司的法定代表人是公司员工朱静，主要是用于公司IT员工落户积分办理等特殊情况；

2、致颉公司银行外汇结汇还未办理下来，未能结汇ezbuy hk应付的服务费，ezbuy Hk以借款方式暂付给上海致颉公司，现已经办理下来，正在结汇归还ezbuy hk借款

Section 4.16 (a)

1.      Domain Name

No.	Registrant	Domain Name	Expiration Date

1	EZBUY HOLDINGS LIMITED	65corporate.com	2023/9/12

2	EZBUY HOLDINGS LIMITED	65daigou.cn	2019/6/26

3	EZBUY HOLDINGS LIMITED	65daigou.com	2020/11/14

4	EZBUY HOLDINGS LIMITED	65daigou.com.cn	2019/2/8

5	EZBUY HOLDINGS LIMITED	65daigou.com.sg	Expired, Available to Public

6	EZBUY HOLDINGS LIMITED	65daigou.sg	Expired, Available to Public

7	EZBUY HOLDINGS LIMITED	65daigou.tw	2020/6/24

8	EZBUY HOLDINGS LIMITED	65delivery.com	2023/9/12

9	EZBUY HOLDINGS LIMITED	65dg.me	2019/3/5

10	EZBUY HOLDINGS LIMITED	65eday.com	2022/5/22

11	EZBUY HOLDINGS LIMITED	65eday.sg	2019/5/22

12	EZBUY HOLDINGS LIMITED	65emall.com	2020/5/11

13	EZBUY HOLDINGS LIMITED	65global.com	2023/9/12

14	EZBUY HOLDINGS LIMITED	65globalsourcing.com	2019/12/4

15	EZBUY HOLDINGS LIMITED	65group.cn	2019/2/8

16	EZBUY HOLDINGS LIMITED	65group.com.cn	2019/2/8

17	EZBUY HOLDINGS LIMITED	65group.net	2019/2/8

18	EZBUY HOLDINGS LIMITED	65logistic.com	2023/9/21

19	EZBUY HOLDINGS LIMITED	65o2o.com	2021/5/22

20	EZBUY HOLDINGS LIMITED	65sale.com	2021/5/22

21	EZBUY HOLDINGS LIMITED	65service.com	2023/9/12

22	EZBUY HOLDINGS LIMITED	65SIGNATURE.COM	2019/8/19自动续费

23	EZBUY HOLDINGS LIMITED	65sourcing.com	2019/12/4

24	EZBUY HOLDINGS LIMITED	65space.com	2023/9/12

25	EZBUY HOLDINGS LIMITED	65uae.com	2019/10/14

26	INSTRA CORPORATION PTE. LTD	daigou.com.sg	Expired, Available to Public

27	LIZHI QIAO	daigou.sg	Expired, Available to Public

28	EZBUY HOLDINGS LIMITED	ezbuy.com	2022/11/20

29	CHING INTERNATIONAL SERVICE PTE. LTD	ezbuy.com.sg	2019/7/17

30	AVANT E-COMMERCE SERVICE PTE. LTD.	ezbuy.sg	2019/2/21

31	EZBUY HOLDINGS LIMITED	inmycart.com	2020/8/17

32	EZBUY HOLDINGS LIMITED	xtoc.com	2020/5/9

33	LEE KAH MENG	ezbuy.my	2019/4/26

34	Reg. Name: Yulius Agus Prasetiyanto Reg. Org: PT. EZBUY HOLDINGS Indonesia	ezbuy.co.id	2020/10/19
35	Ezbuy (Thailand) Co., Ltd. (บริษัท อีแซดบาย (ประเทศไทย) จำกัด)	ezbuy.co.th	2021/5/18

2.      Trade Mark

trademark	classes	registrant	Expiration Date

	35	CHING INTERNATIONAL SERVICE PTE LTD

	42	Shenzhen Xuyi International Logistic Co., Ltd.	11/01/2028

Section 4.16 (f) Infringement, Misappropriation and Claims.

None.

Section 4.16 (i) Public Software.

None.

Section 4.16 (j) Personal Identifiable Information.

None.

Section 4.16 (m)

None.

Section 4.17 (b)

Benefit Plan is included and subject to the employee manual of the Company and each Group Company.

Section 4.17 (j)

None.

Section 4.17 (l)

None.

Section 5.3 Ownership and Transfer of Sale Shares.

Mr HE Jian is the sole shareholder of EZbuy Talents Holding Limited which holds 5,000,000 ordinary shares of ezbuy holding Co., Ltd for employee share incentive plan.

Section 8.1 (a)

None.